   As filed with the Securities and Exchange Commission on March 7, 2001

                                                 Registration No. 333-55694
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                               AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                        THE SECURITIES ACT OF 1933

                                ---------------

                               LEVI STRAUSS & CO.
             (Exact Name of Registrant as Specified in Its Charter)

      Delaware                        2325                   94-0905160
  (State or Other         (Primary Standard Industrial    (I.R.S. Employer
  Jurisdiction of         Classification Code Number)   Identification No.)
  Incorporation or
   Organization)

                                ---------------

      1155 Battery Street, San Francisco, California 94111 (415) 501-6000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------

                                           Copies to:
  Albert F. Moreno, Esq.           Patricia A. Vlahakis, Esq.           Jay A. Mitchell, Esq.
  Senior Vice President,         Wachtell, Lipton, Rosen & Katz         Chief Counsel--Corporate
     General Counsel                   51 West 52nd Street                Levi Strauss & Co.
 And Assistant Secretary             New York, New York 10019            1155 Battery Street
    Levi Strauss & Co.                    (212) 403-1000            San Francisco, California 94111
   1155 Battery Street                                                      (415) 501-1372
San Francisco, California
          94111
      (415) 501-6284

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Prospectus

                               LEVI STRAUSS & CO.

                               Offer to Exchange

           all outstanding 11 5/8% Dollar-denominated Notes due 2008
                        ($380,000,000 principal amount)

                                      for

                   11 5/8% Dollar-denominated Notes due 2008
                        ($380,000,000 principal amount)
          which have been registered under the Securities Act of 1933

                                      and

            all outstanding 11 5/8% Euro-denominated Notes due 2008
                      ((Euro)125,000,000 principal amount)

                                      for

                    11 5/8% Euro-denominated Notes due 2008
                      ((Euro)125,000,000 principal amount)
          which have been registered under the Securities Act of 1933

  The exchange offer will expire at 5:00 p.m., New York City time, on April 6,
                          2001, unless extended.

                                 ------------

   SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE TENDERING YOUR OLD NOTES.

                                 ------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ------------

               The date of this prospectus is March 8, 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 (the "Securities Act") relating to the exchange offer that incorporates important business and financial information about us that is not included in or delivered with this prospectus. This prospectus does not contain all of the information included in the registration statement. This information is available from us without charge to holders of the notes as specified below. If we have made references in this prospectus to any contracts, agreements or other documents and also filed any of those contracts, agreements or documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or matter involved.

   We are required to file periodic reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"). Information that we file with the Securities and Exchange Commission after the date of this prospectus will automatically supersede the information in this prospectus and any earlier filed incorporated information. We are also incorporating any future filings made with the Securities and Exchange Commission under sections 13(a), 13(e), 14, or 15(d) of the Exchange Act until the termination of the exchange offer.

   You may read and copy the registration statement, including the attached exhibits, and any report, statements or other information that we file at the Securities and Exchange Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings will also be available to the public from commercial document retrieval services and at the Securities and Exchange Commission's Internet site at http://www.sec.gov.

   You may request a copy of any of our filings with the Securities and Exchange Commission, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

   Levi Strauss & Co.
   1155 Battery Street
   San Francisco, California 94111
   Attention: Treasurer
   Telephone: (415) 501-3869 or (415) 501-6000

   To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than five business days before the expiration date of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time on April 6, 2001. The exchange offer can be extended by us in our sole discretion. See the caption "The Exchange Offer" for more detailed information.

   You should rely only on the information provided in this prospectus. No person has been authorized to provide you with different information. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

   Any notes not tendered and accepted in the exchange offer will remain outstanding. To the extent any notes are tendered and accepted in the exchange offer, a holder's ability to sell untendered notes could be adversely affected. Following consummation of the exchange offer, the holders of notes will continue to be subject to the existing restrictions upon transfer thereof and we will have fulfilled one of our obligations under the registration rights agreements. Holders of notes who do not tender their notes generally will not have any further registration rights under the registration rights agreements or otherwise.

   Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 180 days after the Expiration Date, that we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                      (i)

                               TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
Where You Can Find More Information....................................................  (i)
Summary................................................................................    1
Risk Factors...........................................................................   12
Forward-Looking Statements.............................................................   21
The Exchange Offer.....................................................................   22
Use of Proceeds........................................................................   32
Capitalization.........................................................................   32
Selected Historical Consolidated Financial Data........................................   33
Management's Discussion and Analysis of Financial Condition and Results of Operations..   35
Business...............................................................................   50
Management.............................................................................   62
Principal Stockholders.................................................................   70
Material Relationships and Related Party Transactions..................................   74
Description of Other Indebtedness......................................................   74
Description of Exchange Notes..........................................................   78
Important Federal Income Tax Considerations............................................  124
Plan of Distribution...................................................................  128
Experts................................................................................  128
Legal Matters..........................................................................  128
General Listing Information............................................................  129
Index to Financial Statements..........................................................  F-1

                                      (ii)

                                    SUMMARY

   The following information summarizes the detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all of the information that you should consider before exchanging your old notes for exchange notes, and you are encouraged to read this prospectus carefully and in its entirety. Unless otherwise indicated or the context otherwise requires, data in this prospectus that refer to a particular year (e.g., 2000) refer to the fiscal year ended in November of that year. This prospectus contains the specific terms of the exchange notes we are offering, as well as a discussion of risk factors and the financial statements that we have included.

                                  Our Company

   We are one of the world's leading branded apparel companies with sales in more than 80 countries. We design and market jeans and jeans-related pants, casual and dress pants, shirts, jackets and related accessories for men, women and children under our Levi's(R), Dockers(R) and Slates(R) brands. Our products are distributed in the United States primarily through chain retailers and department stores and abroad primarily through department stores and specialty retailers. We also maintain a network of approximately 750 franchised or independently owned stores dedicated to our products outside the United States and operate a small number of company-owned stores.

                     Levi's(R) Brand        Dockers(R) Brand       Slates(R) Brand
                     ---------------        ----------------       ---------------
Products:            Men's, women's and     Men's, women's and     Men's and women's --
                     kids' -- jeans,        boys' -- casual        dress pants, skirts,
                     jeans-related          pants, shorts,         tops, jackets,
                     products, knits and    skirts, knit and       outerwear and
                     woven tops, outerwear  woven tops, outerwear  accessories
                     and accessories        and accessories

Geographic Markets:  Men's and women's --   Men's and women's --   Men's and women's --
                     global Kids' --        global Boys' -- U.S.   U.S. only
                     primarily U.S.         only

Percentage of 2000
Net Sales:           75%                    23%                    2%

   Our business is currently organized into three geographic divisions: the Americas, consisting of the United States, Canada and Latin America; Europe, including the Middle East and Africa; and Asia Pacific. Our operations in the United States are conducted primarily through Levi Strauss & Co., while our operations outside the United States are conducted primarily through foreign subsidiaries owned directly or indirectly by Levi Strauss & Co. In 2000, we had net sales of $4.6 billion, of which the Americas, Europe and Asia Pacific accounted for 68%, 24% and 8%, respectively. In 1999, we had net sales of $5.1 billion.

                             Our Business Strategy

   Our primary strategic goals are to continue stabilizing our business and position it for profitable growth. We believe achievement of these objectives will help us increase our financial strength and flexibility and meet our goal of regaining investment grade ratings on our debt securities. To achieve these goals, we have several key business strategies.

Reinvigorate our brands through better product innovation and increased consumer and channel relevance.

   We believe that an integrated presentation of new and innovative products and marketing programs targeted to specific consumer and retail segments is crucial to generating consumer demand and increasing sales for our products. We intend to:

  . focus on continually updating our core products and creating new products;

  . design and market sub-brands and products that are relevant to our various consumer segments;

  . take advantage of consumer recognition of our brands and market opportunities by expanding our product offerings in women's apparel, tops and licensed merchandise;

  .  capitalize on our global brand recognition and marketing capabilities;

  .  target our product offerings to specific distribution channels; and

  . develop product-focused marketing programs using both traditional and non-traditional vehicles.

Achieve operational excellence.

   We are implementing strategies and processes for more effectively anticipating and fulfilling product demand and replenishing core products. We intend to:

  . improve the coordination of our design, merchandising, forecasting, sourcing and logistics processes to reduce product lead times, ensure product availability and improve fill rates;

  . improve the linkage of product supply to consumer demand and our ability to ship product orders in a timely manner;

  . focus on working capital control through improved forecasting, inventory management and product mix;

  . improve our product sourcing and operating efficiencies to further reduce product costs and control operating expenses;

  . focus on working capital control through improved forecasting, inventory management and product mix; and

  . improve our product sourcing and operating efficiencies to further reduce product costs and control operating expenses.

Improve our relationships with our customers and upgrade the presentation of our product at retail.

   We distribute our products in a wide variety of retail formats around the world including chain and department stores, franchise stores dedicated to our brands and specialty retailers. Through better relationships and collaborative business planning with our customers, we must ensure that the right products are available and in-stock at retail and are presented in ways that enhance brand appeal and attract consumers. We intend to:

  . engage in more collaborative planning and performance monitoring processes with our retail customers to achieve better product presentation, assortment and inventory management;

  . improve the presentation of our product at retail through new retailing formats, better fixturing and visual merchandising, on-floor merchandising services and other sales-area upgrade programs;

  . implement an outlet strategy through new accounts and expanded product offerings without incurring capital expenditures; and

  . increase the number of franchised or other retail formats dedicated to our Dockers(R) brand products outside the United States in order to present the brand in a focused, image-enhancing environment.

                       Failure to Exchange Your Old Notes

   The old notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. Therefore, you may only transfer or resell them in a transaction registered under or exempt from the Securities Act and applicable state securities laws. We will issue the exchange notes in exchange for the old notes under the exchange offer only following the satisfaction of the procedures and conditions described in the caption "The Exchange Offer".

   Because we anticipate that most holders of the old notes will elect to exchange their old notes, we expect that the liquidity of the markets, if any, for any old notes remaining after the completion of the exchange offer will be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount outstanding of the old notes.

                               The Exchange Offer

   On January 18, 2001, we completed the private offering of the unregistered 11 5/8% dollar notes due 2008 and the unregistered 11 5/8% euro notes due 2008, which we refer to in this prospectus as the old notes. In this exchange offer, we are offering to exchange, for your old notes, exchange notes which are identical in all material respects to the old notes except that the exchange notes have been registered under the Securities Act.

 Registration Rights Agreements.. We sold the old notes on January 18, 2001 to the initial purchasers--Salomon Smith Barney
                                  Inc., Banc of America Securities LLC, Scotia
                                  Capital (USA) Inc., Chase Securities Inc. and
                                  Banc One Capital Markets, Inc. Simultaneously with the sale of the old notes, we entered into two registration rights agreements, one agreement for the notes issued in dollars and one for the notes issued in euros, each of which provides for the exchange offer.

                                  You may exchange your old notes for exchange notes, which have substantially identical terms. The exchange offer satisfies your rights under the registration rights agreements. After the exchange offer is over, you will not be entitled to any exchange or registration rights with respect to your old notes, except under limited circumstances.

 The Exchange Offer.............. We are offering to exchange:

                                  . up to $380.0 million aggregate principal amount of 11 5/8% dollar-denominated old notes due 2008 for up to $380.0 million aggregate principal amount of 11 5/8% dollar-denominated exchange notes due
                                     2008; and

                                  .  up to (Euro)125.0 million aggregate
                                     principal amount of 11 5/8% euro-
                                     denominated old notes due 2008 for up to
                                     (Euro)125.0 million aggregate principal
                                     amount of 11 5/8% euro-denominated
                                     exchange notes due 2008.

                                  You may exchange dollar-denominated old notes only in integral multiples of $1,000 principal amount and euro-denominated old notes only in integral multiples of
                                  (Euro)1,000 principal amount.

 Purpose and Effect.............. The purpose of the exchange offer is to give you the opportunity to exchange your old
                                  notes for exchange notes that have been
                                  registered under the Securities Act. We are
                                  subject to the informational requirements of
                                  the Exchange Act and file reports and other
                                  information with the Securities and Exchange
                                  Commission to which each holder of old notes,
                                  if any are outstanding after the exchange
                                  offer, and exchange notes will have access.

 Resale.......................... We believe that the exchange notes issued pursuant to the exchange offer in exchange
                                  for old notes may be offered for resale,
                                  resold and otherwise transferred by you
                                  (unless you are an "affiliate" of us within
                                  the meaning of Rule 405 under the Securities
                                  Act) without compliance with the registration
                                  and prospectus delivery provisions of the
                                  Securities Act, so long as you are acquiring
                                  the exchange notes in the ordinary course of
                                  your business and you have not engaged in, do
                                  not intend to engage in, and have no
                                  arrangement or understanding with any person
                                  to participate in, a distribution of the
                                  exchange notes.

                                    Each participating broker-dealer that
                                    receives exchange notes for its own account under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See the caption "Plan of Distribution".

                                    Any holder of old notes who:

                                    .  is our affiliate;

                                    .  does not acquire exchange notes in the
                                       ordinary course of its business; or

                                    .  exchanges old notes in the exchange
                                       offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes must, in the absence of an exemption,
                                    comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

 Expiration of the Exchange Offer;
  Withdrawal of Tender............. The exchange offer will expire at 5:00
                                    p.m., New York City time, on April 6, 2001,
                                    or a later date and time to which we may
                                    extend it. We do not currently intend to
                                    extend the expiration of the exchange
                                    offer. You may withdraw your tender of old
                                    notes pursuant to the exchange offer at any
                                    time before expiration of the exchange
                                    offer. Any old notes not accepted for
                                    exchange for any reason will be returned
                                    without expense to you promptly after the
                                    expiration or termination of the exchange
                                    offer.

 Conditions to the Exchange Offer.. The exchange offer is subject to customary conditions, which we may waive. Please read the caption "The Exchange Offer--
                                    Conditions" for more information regarding the conditions to the exchange offer.

 Procedures for Tendering Old
  Notes............................ To tender book-entry interests in old dollar notes in the exchange offer, the
                                    holder must transfer your old dollar notes
                                    into the exchange agent's account in
                                    accordance with DTC's Automated Tender
                                    Offer Program, or ATOP, system. In lieu of
                                    delivering a letter of transmittal to the
                                    exchange agent, a computer-generated
                                    message, in which the holder of the old
                                    dollar notes acknowledges and agrees to be
                                    bound by the terms of the letter of
                                    transmittal, must be transmitted by DTC on
                                    behalf of a holder and received by the
                                    exchange agent before 5:00 p.m., New York
                                    City time, on the expiration date. In all
                                    other cases, a letter of transmittal must
                                    be manually executed and received by the
                                    exchange agent before 5:00 p.m., New York
                                    City time, on the expiration date.

                                    To tender book-entry interests in old euro notes in the exchange offer, the holder of the old euro notes on the records of Euroclear or Clearstream, Luxembourg must contact either Euroclear or Clearstream,
                                    Luxembourg to arrange to block your account with the

                                   old euro notes. In lieu of delivering a
                                   letter of transmittal to the exchange agent, you must notify Euroclear or Clearstream, Luxembourg, as the case may be, to deliver to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, a computer-generated message, in which the holder of the old euro notes acknowledges and agrees to be bound by the terms of the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

                                   By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

                                   .  you acquired your old notes in the
                                      ordinary course of your business;

                                   . you have no arrangement or understanding with any person or entity to participate in a distribution of the exchange notes;

                                   .  if you are a broker-dealer that will
                                      receive exchange notes for your own
                                      account in exchange for old notes that
                                      were acquired as a result of market-
                                      making activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes; and

                                   . you are not an "affiliate", as defined in Rule 405 of the Securities Act, of us or, if you are an affiliate, that you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

 Special Procedures for Beneficial
  Owners.......................... If you are a beneficial owner of old notes that are registered in the name of a broker,
                                   dealer, commercial bank, trust company or
                                   other nominee, and you want to tender old
                                   notes in the exchange offer, you should
                                   contact the registered holder promptly and
                                   instruct the registered holder to tender on
                                   your behalf. If you wish to tender on your
                                   own behalf, you must, before completing and
                                   executing the letter of transmittal and
                                   delivering your old notes, either make
                                   appropriate arrangements to register
                                   ownership of the old notes in your name or
                                   obtain a properly completed bond power from
                                   the registered holder. The transfer of
                                   registered ownership may take considerable
                                   time and may not be able to be completed
                                   before expiration of the exchange offer.

 Guaranteed Delivery Procedures... If you wish to tender your old dollar notes, and time will not permit your required
                                   documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time or certificates for registered notes cannot be delivered on time, you may tender your old dollar notes under the procedures described in "The Exchange Offer--Guaranteed
                                   Delivery Procedures". Guaranteed delivery procedures are not applicable to the old euro notes.

 Effect on Holders of Old Notes.. If you are a holder of old notes and you do not tender your old notes in the exchange offer, you will continue to hold your old notes and will be entitled to all the rights and subject to all the limitations applicable to the old notes in the indentures.

                                  The trading market for old notes could be adversely affected if some but not all of the old notes are tendered and accepted in the exchange offer.

 Consequences of Failure to
  Exchange....................... All untendered old notes will remain subject to the restrictions on transfer provided for
                                  in the old notes and in the indentures.
                                  Generally, the old notes that are not
                                  exchanged for exchange notes pursuant to the
                                  exchange offer will remain restricted
                                  securities and may not be offered or sold,
                                  unless registered under the Securities Act,
                                  except pursuant to an exemption from, or in a
                                  transaction not subject to, the Securities
                                  Act and applicable state securities laws.
                                  Other than in connection with the exchange
                                  offer, we do not currently anticipate that we
                                  will register the old notes under the
                                  Securities Act.

 Important Federal Income Tax
  Considerations................. The exchange of old notes for exchange notes in the exchange offer will not be a taxable
                                  event for U.S. federal income tax purposes.
                                  See the caption "Federal Income Tax
                                  Considerations" for a more detailed
                                  description of the tax consequences of the
                                  exchange.

 Use of Proceeds................. We will not receive any cash proceeds from the issuance of exchange notes pursuant to
                                  the exchange offer.

 Exchange Agent.................. Citibank, N.A., London branch, is the exchange agent for the exchange offer. The
                                  address and telephone number of the exchange
                                  agent are set forth under the caption "The
                                  Exchange Offer--Exchange Agent".

                               The Exchange Notes

 Issuer.......................... Levi Strauss & Co., a Delaware corporation.

 Securities Offered.............. $380.0 million aggregate principal amount of
                                  11 5/8% senior exchange notes due 2008 and
                                  registered under the Securities Act.
                                  (Euro)125.0 million aggregate principal
                                  amount of 11 5/8% senior exchange notes due
                                  2008 and registered under the Securities Act.

 Maturity........................ January 15, 2008.

 Interest Payment Dates.......... January 15 and July 15 of each year.

 Ranking......................... The exchange notes will be senior unsecured obligations of Levi Strauss & Co. and will
                                  rank equally with all of Levi Strauss & Co.'s
                                  other existing and future unsecured and
                                  unsubordinated debt. The exchange notes are
                                  effectively subordinated to all of our
                                  secured debt to the extent of the value of
                                  the assets securing that debt. As of November
                                  26, 2000, after giving effect to the offering
                                  of the old notes, the application of the net
                                  proceeds from the offering of the old notes
                                  to

                                 reduce debt outstanding under our then-
                                 current bank credit facilities and our entry into a new senior secured credit facility on February 1, 2001, we had approximately $667.2 million of debt that was secured by most of our assets, including our trademarks and the assets and stock of our material U.S.
                                 subsidiaries. That secured debt will have priority over the exchange notes with respect to those assets. Holders of the exchange notes will only be creditors of Levi Strauss
                                 & Co., and not of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the exchange notes. For more information on the ranking of the exchange notes, see
                                 "Description of Other Indebtedness--Bank
                                 Credit Facilities".

 Optional Redemption............ Generally, we may not redeem the exchange notes at our option prior to January 15,
                                 2005. Starting on that date, we may redeem
                                 all or any portion of the exchange notes, at
                                 once or over time, at redemption prices set
                                 forth under "Description of Exchange Notes--
                                 Optional Redemption", after giving the
                                 required notice under the indentures
                                 governing the exchange notes. At any time and
                                 from time to time, prior to January 15, 2004,
                                 we may redeem up to a maximum of 33 1/3% of
                                 the original aggregate principal amount of
                                 each of the dollar exchange notes and the
                                 euro exchange notes with the proceeds of one
                                 or more public equity offerings at a
                                 redemption price of 111 5/8% of the principal
                                 amount plus accrued and unpaid interest, if
                                 any, to the date of redemption.

 Change in Control.............. If we experience a change in control, we will be required to make an offer to repurchase
                                 the exchange notes at a price equal to 101%
                                 of the principal amount plus accrued and
                                 unpaid interest, if any, to the date of
                                 repurchase. For more detailed information,
                                 see "Description of Exchange Notes--
                                 Repurchase at the Option of Holders Upon a
                                 Change of Control".

 Restrictive Covenants.......... The indentures contain covenants that limit our ability and the ability of our restricted
                                 subsidiaries to, among other things:

                                 .  incur additional debt;

                                 .  pay dividends or make other restricted
                                    payments;

                                 .  consummate specified asset sales;

                                 .  enter into transactions with affiliates;

                                 .  incur liens;

                                 .  impose restrictions on the ability of a
                                    subsidiary to pay dividends or make
                                    payments to us and our restricted
                                    subsidiaries;

                                 .  merge or consolidate with any other
                                    person; or

                                 . sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets or the assets of our restricted subsidiaries.

                                  If the exchange notes receive and maintain an investment grade rating by both Standard and Poor's Ratings Service and Moody's Investors
                                  Service and we and our restricted
                                  subsidiaries are and remain in compliance with the indentures governing the exchange notes, we and our restricted subsidiaries will not be required to comply with particular covenants contained in the indentures. For more detailed information on covenants contained in the indentures, see
                                  "Description of Exchange Notes--Material
                                  Covenants".

 Listing; Absence of Established
  Market for the Exchange Notes.. We have applied to list the exchange notes on the Luxembourg Stock Exchange in accordance with the rules of the Luxembourg Stock
                                  Exchange. The exchange notes will constitute new classes of securities with no established trading markets. For more detailed information, see "Plan of Distribution".

                                  ------------

                                  Risk Factors

   See "Risk Factors", which begins on page 12, for a discussion of certain factors that should be considered by prospective investors in evaluating an investment in the exchange notes.

                                  ------------

   Our executive offices are located at Levi's Plaza, 1155 Battery Street, San Francisco, California 94111. Our telephone number is (415) 501-6000. We maintain a website at www.levistrauss.com. Information contained on this website, or on any other website referred to therein, does not constitute part of this prospectus and is not incorporated by reference in this prospectus. We were incorporated in Delaware in 1971.

                 Summary Historical Consolidated Financial Data

   The following table sets forth our summary historical consolidated financial data. The following selected statements of income data and cash flow data for fiscal years 2000, 1999, 1998, 1997 and 1996 and the consolidated statement of balance sheet data of such periods are derived from our financial statements that have been audited by Arthur Andersen LLP, independent public accountants.

   The financial data set forth below should be read in conjunction with, and is qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations", our consolidated financial statements and the related notes to those financial statements, included elsewhere in this prospectus. Certain prior year amounts have been reclassified to conform to the 2000 presentation.

                                                         Year Ended
                              ----------------------------------------------------------------
                              November 26, November 28, November 29, November 30, November 24,
                                  2000         1999         1998         1997         1996
                              ------------ ------------ ------------ ------------ ------------
                                                   (Dollars in Thousands)
Statement of Income Data:
Net sales...................   $4,645,126   $5,139,458   $5,958,635   $6,861,482   $7,136,304
Cost of goods sold..........    2,690,170    3,180,845    3,433,081    3,962,719    4,159,371
                               ----------   ----------   ----------   ----------   ----------
Gross profit................    1,954,956    1,958,613    2,525,554    2,898,763    2,976,933
Marketing, general and
 administrative expenses....    1,481,718    1,629,845    1,834,058    2,045,938    2,029,138
Other operating income......      (32,380)     (24,387)     (25,310)     (26,769)     (28,328)
Excess
 capacity/restructuring(1)..      (33,144)     497,683      250,658      386,792          --
Global Success Sharing
 Plan(2)....................          --      (343,873)      90,564      114,833      138,963
Special Compensation
 Charge(3)..................          --           --           --           --        76,983
                               ----------   ----------   ----------   ----------   ----------
Operating income............      538,762      199,345      375,584      377,969      760,177
Interest expense............      234,098      182,978      178,035      212,358      145,234
Other (income) expense,
 net........................      (39,016)       7,868       34,849      (18,670)      (4,963)
                               ----------   ----------   ----------   ----------   ----------
Income before taxes.........      343,680        8,499      162,700      184,281      619,906
Income tax expense..........      120,288        3,144       60,198       46,070      154,977
                               ----------   ----------   ----------   ----------   ----------
Net income..................   $  223,392   $    5,355   $  102,502   $  138,211   $  464,929
                               ==========   ==========   ==========   ==========   ==========
Other Financial Data:
EBITDA(4)...................   $  629,743   $  319,447   $  504,357   $  516,863   $  889,714
Adjusted EBITDA(5)..........      596,599      473,257      845,579    1,018,488    1,105,660
Capital expenditures........       27,955       61,062      116,531      121,595      210,466
Ratio of adjusted EBITDA to
 interest expense...........         2.5x         2.6x         4.7x         4.8x         7.6x
Ratio of earnings to fixed
 charges(6).................         2.0x         1.0x         1.6x         1.6x         3.8x
Statement of Cash Flow Data:
Cash flows from operating
 activities.................   $  305,926   $ (173,772)  $  223,769   $  573,890   $  494,138
Cash flows from investing
 activities.................      154,223       62,357      (82,707)     (76,895)    (242,781)
Cash flows from financing
 activities.................     (527,062)     224,219     (194,489)    (530,302)  (1,136,300)
Balance Sheet Data:
Cash and cash equivalents...   $  117,058   $  192,816   $   84,565   $  144,484   $  195,852
Working capital.............      555,062      770,130      637,801      701,535    1,059,940
Total assets................    3,205,728    3,670,014    3,867,757    4,012,314    4,167,696
Total debt..................    2,126,430    2,664,609    2,415,330    2,631,696    3,225,512
Stockholders' deficit(3)....   (1,098,573)  (1,288,562)  (1,313,747)  (1,370,262)  (1,481,577)

--------
(1) We reduced overhead expenses and eliminated excess manufacturing capacity through extensive restructuring initiatives executed during recent years, including closing 29 of our owned and operated production and finishing facilities in North America and Europe.
(2) Our Global Success Sharing Plan, adopted in 1996, provides for cash payments to our employees in 2002 if we achieve pre-established financial targets. We recognized and accrued expenses in 1998, 1997 and 1996 for our Global Success Sharing Plan. During 1999, we concluded that, based on our financial performance, the targets under the plan would not be achieved and that the probability of a payment in 2002 is highly unlikely. As a result, in 1999 we reversed into income $343.9 million of accrued expenses, less miscellaneous expenses, previously recorded in connection with the Global Success Sharing Plan.
(3) The special compensation charge and stockholders' deficit resulted from a 1996 transaction in which our stockholders created new long-term governance arrangements for us, including the voting trust and stockholders agreement. In the 1996 transaction, a group of stockholders of our former parent, Levi Strauss Associates Inc., established a new company, LSAI Holding Corp., to which they contributed approximately 70% of the outstanding shares of Levi Strauss Associates Inc. Levi Strauss Associates Inc. was then merged with a subsidiary of LSAI Holding Corp. In the merger, shares of Levi Strauss Associates Inc. not contributed to LSAI Holding Corp., including shares held under several employee benefit and compensation plans, were converted into the right to receive cash, thereby making Levi Strauss Associates Inc. a wholly-owned subsidiary of LSAI Holding Corp. Funding for the cash payments in the merger was provided in part by cash on hand and in part from proceeds of approximately $3.3 billion of borrowings under bank credit facilities. The special compensation charge resulted from the impact of the transaction on various employee plans. In October 1996, Levi Strauss Associates Inc. and LSAI Holding Corp. were merged into Levi Strauss & Co. These transactions were accounted for as a reorganization of entities under common control.
(4) EBITDA equals operating income plus depreciation and amortization expense. EBITDA is not intended to represent cash flow or any other measure of performance in accordance with generally accepted accounting principles.
(5) The calculation for adjusted EBITDA is shown below:

                                                       Year Ended
                            ----------------------------------------------------------------
                            November 26, November 28, November 29, November 30, November 24,
                                2000         1999         1998         1997         1996
                            ------------ ------------ ------------ ------------ ------------
                                                 (Dollars in Thousands)
EBITDA....................    $629,743     $319,447     $504,357    $  516,863   $  889,714
Excess capacity
 reduction/restructuring..     (33,144)     497,683      250,658       386,792          --
Global Success Sharing
 Plan.....................         --      (343,873)      90,564       114,833      138,963
Special Compensation
 Charges..................         --           --           --            --        76,983
                              --------     --------     --------    ----------   ----------
Adjusted EBITDA...........    $596,599     $473,257     $845,579    $1,018,488   $1,105,660
                              ========     ========     ========    ==========   ==========

(6) For the purpose of computing the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges and less capitalized interest. Fixed charges are defined as the sum of interest, including capitalized interest, on all indebtedness, amortization of debt issuance cost and that portion of rental expense which we believe to be representative of an interest factor.

                                  RISK FACTORS

   You should carefully consider the following factors and the other information in this prospectus before deciding to exchange your old notes for exchange notes.

Risks relating to our substantial debt

We have substantial debt and interest payment requirements that may restrict our future operations and impair our ability to meet our obligations under the exchange notes.

   As of November 26, 2000, after giving effect to the offering of the old notes, the application of the net proceeds from the offering to reduce debt outstanding under our then-current bank credit facilities and our entry into a new senior secured credit facility on February 1, 2001, our total debt was approximately $2.1 billion, and we had approximately $355.0 million of additional borrowing capacity under our bank credit facilities. Our substantial debt may have important consequences. For instance, it could:

  . make it more difficult for us to satisfy our financial obligations, including those relating to the exchange notes;

  . require us to dedicate a substantial portion of any cash flow from operations to the payment of interest and principal due under our debt, including the exchange notes, which will reduce funds available for other business purposes;

  . increase our vulnerability to general adverse economic and industry conditions;

  . limit our flexibility in planning for or reacting to changes in our business and the industry in which we operate;

  . place us at a competitive disadvantage compared to some of our competitors that have less financial leverage; and

  . limit our ability to obtain additional financing required to fund working capital and capital expenditures and for other general corporate purposes.

   All borrowings under our bank credit facilities are, and will continue to be, at variable rates of interest. As a result, increases in market interest rates may require a greater portion of our cash flow to be used to pay interest.

   Our ability to satisfy our obligations and to reduce our total debt depends on our future operating performance and on economic, financial, competitive and other factors, many of which are beyond our control. We cannot provide assurance that our business will generate sufficient cash flow or that future financings will be available to provide sufficient proceeds to meet these obligations or to successfully execute our business strategy.

Restrictions in the notes indentures and our bank credit facilities may limit our activities.

   Our bank credit facilities and the notes indentures relating to our old notes and the exchange notes contain customary restrictions, including covenants limiting our ability to incur additional debt, grant liens, make investments, consolidate, merge or acquire other businesses, sell assets, pay dividends and other distributions, make capital expenditures and enter into transactions with affiliates.

   We also are required to meet specified financial ratios under the terms of our bank credit facilities. These restrictions may make it difficult for us to successfully execute our business strategy or to compete in the worldwide apparel industry with companies not similarly restricted.

   Our bank credit facilities mature in August 2003, at which time we will be required to refinance our borrowings under those facilities. We cannot assure you that we will be able to obtain replacement financing at that time or that any available replacement financing will be on terms acceptable to us. If we are unable to obtain acceptable replacement financing on or before August 2003, we will not be able to satisfy our obligations under our bank credit facilities and may be required to take other actions to avoid defaulting on those facilities, including selling assets or surrendering assets to our lenders, which would not otherwise be in our long-term economic interest.

Since the exchange notes are effectively subordinated to all of our secured debt and the liabilities of our subsidiaries, we may not have sufficient assets to pay amounts owed on the exchange notes if a default occurs.

   The exchange notes are general senior unsecured obligations that rank equal in right of payment with all of our existing and future unsecured and unsubordinated debt. The exchange notes are effectively subordinated to all of our secured debt to the extent of the value of the assets securing that debt. The exchange notes are also structurally subordinated to all obligations of our subsidiaries. As of November 26, 2000, after giving effect to the offering of the old notes, the application of the net proceeds from the offering to reduce debt outstanding under our then-current bank credit facilities and our entry into a new senior secured credit facility on February 1, 2001, we had approximately $667.2 million of debt to which the exchange notes would have been effectively subordinated in right of payment.

   Because our bank credit facilities are secured obligations, failure to comply with the terms of our bank credit facilities or our inability to pay our lenders at maturity would entitle those lenders immediately to foreclose on most of our assets, including our trademarks and the capital stock of all of our U.S. and most of our foreign subsidiaries, and the assets of our material U.S. subsidiaries, which serve as collateral. In this event, those secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, and, lastly, to the holders of our capital stock.

   Holders of the exchange notes will only be creditors of Levi Strauss & Co. and not of our subsidiaries. The ability of our creditors, including you, to participate in any distribution of assets of any of our subsidiaries upon liquidation or bankruptcy will be subject to the prior claims of that subsidiary's creditors, including trade creditors, and any prior or equal claim of any equity holder of that subsidiary. In addition, the ability of our creditors, including you, to participate in distributions of assets of our subsidiaries will be limited to the extent that the outstanding shares of capital stock of any of our subsidiaries are either pledged to secure other creditors, such as under our bank credit facilities, or are not owned by us. As a result, you may receive less, proportionately, than our secured creditors and the creditors of our subsidiaries.

If our foreign subsidiaries are unable to distribute cash to us when needed, we may be unable to satisfy our obligations under the exchange notes.

   We conduct our foreign operations through foreign subsidiaries, which in fiscal year 2000 accounted for approximately 37% of our net sales. As a result, we depend in part upon dividends or other intercompany transfers of funds from our foreign subsidiaries for the funds necessary to meet our debt service obligations, including payments on the exchange notes. If those subsidiaries are unable to pass on the amount of cash that we need, we will be unable to make payments to you. We only receive the cash that remains after our foreign subsidiaries satisfy their obligations. Any agreements our foreign subsidiaries enter into with other parties, as well as applicable laws and regulations limiting the right and ability of non-U.S. subsidiaries and affiliates to pay dividends and remit earnings to affiliated companies absent special conditions, may restrict the ability of our foreign subsidiaries to pay dividends or make other distributions to us.

Risks relating to the industry in which we compete

We face intense competition in the worldwide apparel industry.

   We face a variety of competitive challenges from other domestic and foreign jeanswear marketers, fashion-oriented apparel marketers, specialty retailers and retailers of private label jeanswear and casual apparel products, some of which have greater financial and marketing resources than we do. We compete with these companies primarily on the basis of:

  . anticipating and responding to changing consumer demands in a timely manner;

  .  maintaining favorable brand recognition;

  . developing innovative, high-quality products in sizes, colors and styles that appeal to consumers;

  .  appropriately pricing products;

  .  providing strong and effective marketing support;

  .  creating an acceptable value proposition for retail customers;

  . ensuring product availability and optimizing supply chain efficiencies with retailers; and

  . obtaining sufficient retail floor space and effective presentation of products at retail.

   We also face increasing competition from companies selling apparel products through the Internet, where we lack a direct, company-operated selling presence. Increased competition in the worldwide apparel industry, including from Internet-based competitors, could reduce our sales and prices and adversely affect our results of operations. In addition, the worldwide apparel industry has experienced price deflation in recent years. This price deflation is attributable to increased competition, increased product sourcing to lower cost countries, growth of the mass merchant channel of distribution and increased value-consciousness on the part of consumers. This downward pressure on prices may limit our ability to maintain or improve gross margins. Because of our high debt level, we may also be less able to respond effectively to these developments than our competitors who have less financial leverage.

The success of our business is subject to constantly changing fashion trends.

   Our success depends in large part on our ability to anticipate, identify and respond to rapidly changing consumer demands and fashion trends in a timely manner. Any failure on our part to anticipate, identify and respond effectively to changing consumer demands and fashion trends could adversely affect retail and consumer acceptance of our products and leave us with a substantial amount of unsold inventory. If that occurs, we may be forced to rely on markdowns or promotional sales to dispose of excess, slow-moving inventory, which may harm our business. At the same time, our focus on tight management of inventory may result, from time to time, in our not having an adequate supply of products to meet consumer demand and cause us to lose sales, as we experienced during 2000 with respect to 501(R) jeans in the United States. The exposure of our business to fashion trends and changes in consumer preferences is heightened by our recent decision to outsource a substantially larger proportion of our pants production to offshore manufacturers, as offshore outsourcing may increase lead times between production decisions and customer delivery.

The worldwide apparel industry is heavily influenced by general economic cycles.

   Apparel is a cyclical industry that is heavily dependent upon the overall level of consumer spending. Purchases of apparel and related goods tend to be highly correlated with cycles in the disposable income of our consumers. As a result, any substantial deterioration in general economic conditions or increases in interest rates in any of the regions in which we compete could adversely affect the sales of our products.

Increases in the price of raw materials or their reduced availability could increase our cost of sales and decrease our profitability.

   The principal fabrics used in our business are cotton, synthetics, wools and blends. The prices we pay for these fabrics are dependent on the market price for raw materials used to produce them, primarily cotton. The price and availability of cotton may fluctuate significantly, depending on a variety of factors, including crop yields. Any raw material price increases could increase our cost of sales and decrease our profitability unless we are able to pass higher prices on to our customers. Moreover, any decrease in the availability of cotton could impair our ability to meet our production requirements in a timely manner.

Our business is subject to risks associated with importing products.

   We import raw materials and finished garments into all of our operating regions. Substantially all of our import operations are subject to:

  . quotas imposed by bilateral textile agreements between the countries where our facilities are located and foreign countries;

  . customs duties imposed on imported products by the governments where our facilities are located; and

  . penalties imposed for, or adverse publicity relating to, violations by foreign contractors of labor and wage standards.

   In addition, the countries in which our products are manufactured or imported may from time to time impose additional new quotas, duties, tariffs or other restrictions on our imports or adversely modify existing restrictions. Adverse changes in these import costs and restrictions could harm our business.

Risks relating to our business

We may be unable to reverse or recover from recent declines in sales and earnings which have impaired our competitive and financial positions.

   Our business has declined in recent years. Specifically, net sales declined from $7.1 billion in 1996 to $4.6 billion in 2000, a decrease of 35%. Consistent with these declining financial results, our market research indicates that during this period we experienced significant brand equity and market position erosion in all of the regions in which we operate, including a substantial deterioration in the perception of the Levi's(R) brand by younger consumers. In addition, our ability to reverse or recover from declines in sales depends in part on improving our supply chain, including our ability to forecast demand, plan production, ship complete and timely orders to our retail customers and to reduce product lead times through better execution and coordination across business functions from product design to customer delivery. Our declining business, and the actions we took in response to that decline, prevented us from repaying the substantial debt we incurred in the 1996 transaction as quickly as we then intended. As a result, our financial condition remains highly leveraged, reducing our operating flexibility and impairing our ability to respond to developments in the worldwide apparel industry as effectively as competitors that do not have equivalent financial leverage.

   In response to these trends, we have made substantial strategic, operational and management changes in the past four years. We do not know whether those changes will have the desired effect on our worldwide operations or on the financial results of any of our operating regions.

We may be unable to maintain or increase our sales through our current distribution channels.

   In the United States, chain stores and department stores are currently the primary distribution channels for our products. We may be unable to increase sales of our apparel products through these distribution channels, since other channels, including vertically integrated specialty stores and mass merchants, now account for most of the growth in jeanswear and casual wear sales in the United States. Our lack of a substantial presence in the vertically integrated specialty store market, where companies such as Gap Inc. and Abercrombie & Fitch Co. compete, weakens our ability to market to younger consumers. Moreover, we do not sell products to mass merchants in the United States, such as Wal-Mart Stores, Inc., Target Corporation and Kmart Corporation, a distribution channel that continues to increase its share of overall retail spending, as well as its share of jeanswear and casual wear sales.

   In Europe we depend heavily on independent jeanswear retailers, which account for approximately half of our sales in that region. Independent retailers in Europe have experienced increasing difficulty competing against large department stores and increasingly prevalent vertically integrated specialty stores, evidenced, according to our internal research, by decreases in the last five years in the percentage of total jeanswear sales made by independent stores. Further declines in the independent retailer channel may adversely affect the sales of our products in Europe.

   We also do not have a large portfolio of company-owned stores and Internet distribution channels possessed by some of our competitors, including Gap Inc. and other vertically integrated specialty stores. Although we own a small number of stores located in selected major urban areas, we operate those stores primarily as "flagships" for marketing and branding purposes and do not expect them to produce substantial unit volume or sales. As a result, we have less control than industry competitors over the distribution and presentation at retail of our apparel products, which we believe has adversely affected our performance and could make it more difficult for us to implement our strategy.

A group of key U.S. customers accounts for a significant portion of our sales.

   Net sales to our 10 largest customers, all of which are located in the United States, totaled approximately 48% and 46% of net worldwide sales during fiscal years 2000 and 1999. One customer, J.C. Penney Company, Inc., accounted for 12% of our fiscal year 2000 net sales and 11% of our fiscal year 1999 net sales. Moreover, we believe that consolidation in the retail industry has centralized purchasing decisions and given customers greater leverage over suppliers like us, and we expect that trend to continue, including in Europe, Canada and Mexico.

   While we have long-standing customer relationships, we do not have long-term contracts with any of them. As a result, purchases generally occur on an order-by-order basis, and the relationship, as well as particular orders, can be terminated by either party at any time. In addition, during the past several years, various retailers, including some of our customers, have experienced significant changes and difficulties, including consolidation of ownership, increased centralization of buying decisions, restructurings, bankruptcies and liquidations. These and other financial problems of some of our retailers, as well as general weakness in the retail environment, increase the risk of extending credit to these retailers. A significant adverse change in a customer relationship or in a customer's financial position could cause us to limit or discontinue business with that customer, require us to assume more credit risk relating to that customer's receivables or limit our ability to collect amounts related to previous purchases by that customer, all of which could harm our business and financial condition.

We rely on independent manufacturers for most of our production.

   Our reliance on independent manufacturers for the majority of our production could harm our operations. We depend upon our contract manufacturers to secure a sufficient supply of raw materials and maintain sufficient manufacturing and shipping capacity. This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a contractor's failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability.

   We require contractors to meet our standards in terms of working conditions, environmental protection and other matters before we are willing to place business with them. As such, we may not be able to obtain the lowest-cost production. In addition, any failure by our independent manufacturers to adhere to labor or other laws, or any divergence of any independent manufacturer's labor practices from those generally considered ethical in the United States, and the potential negative publicity relating to any of these events, could harm our business and reputation.

   We do not have long-term contracts with any of our independent manufacturers, and any of these manufacturers may unilaterally terminate their relationship with us at any time. In addition, the recent trend in the apparel industry towards outsourcing has intensified competition for quality contractors, some of which have long-standing relationships with our competitors. To the extent we are not able to secure or maintain relationships with manufacturers that are able to fulfill our requirements, our operations would be harmed.

We rely on a few key suppliers for a large portion of our fabric purchases.

   Three vendors, Cone Mills Corporation, Burlington Industries, Inc. and Galey & Lord, Inc., including its Swift Denim subsidiary, supplied approximately 53% of our total volume of fabric purchases worldwide in 2000. Cone Mills, our largest supplier, supplies various fabrics to us and is the sole supplier of the denim used for our 501(R) jeans. Purchases from Cone Mills accounted for approximately 24% of our total fabric purchases in 2000. Our supply agreement with Cone Mills provides for a rolling five-year term unless either Cone Mills or we elect not to extend the agreement, upon which the agreement will terminate at the end of the then-current term. Cone Mills and we may also terminate the agreement in the event of bankruptcy or insolvency of the other party or a material breach by the other that is not cured within a specified time period. We may also terminate the agreement at any time upon 30 days notice to Cone Mills. We do not have long-term supply agreements with any other principal suppliers, and we compete with other apparel companies for supply capacity. We cannot provide assurance that we will be able to obtain adequate supply if there occurs a significant disruption in any of our supplier relationships, including any disruption caused by a change of control, bankruptcy or other financial or operating difficulty of any of our suppliers, or in the markets for the fabrics we purchase, including disruptions arising from mill closures or consolidation resulting from excess industry capacity or otherwise. Any of those disruptions could impair our ability to deliver products to customers in a timely manner and harm our business.

We have recently made significant changes in our senior management team, and our current senior management team has limited apparel industry experience.

   We have replaced several members of our senior management team with external hires during the past two years and created one new position. With one exception, none of the recent additions to our management team, including our president and chief executive officer, Philip Marineau, and the head of our worldwide supply chain, Karen Duvall, have prior experience in the apparel industry. The president of our Americas business, who joined us in April 2000 and has extensive apparel experience, left us in February 2001. In addition, during that period we made several key internal appointments, including president of the U.S. Levi's(R) brand, president of the U.S. Dockers(R) and Slates(R) brands and president of our European business. We cannot provide assurance that our management team will be able to successfully execute our strategy, and our business and financial condition may suffer if they fail to do so.

The success of our business depends on our ability to attract and retain key personnel.

   We compete for the services of qualified personnel. Our inability to retain and attract qualified personnel or the loss of any of our current key executives or key members of our design, merchandising or marketing staff could harm our business. Our ability to retain and attract qualified employees has been adversely affected by the San Francisco location of our corporate and Americas headquarters, including the high cost of living and competitive labor market in the San Francisco and Silicon Valley area. Other factors that have affected our ability to retain and attract employees include the disruption associated with our restructuring initiatives, our deteriorating financial position in recent years and our lack of stock option or other equity-based compensation programs and resulting reliance on cash incentive programs tied to our financial performance.

Our success depends on the continued protection of our trademarks and other proprietary intellectual property rights.

   Our trademarks and other intellectual property rights are important to our success and competitive position, and the loss or inability to enforce trademarks and other proprietary intellectual property rights could harm our business. We devote substantial resources to the establishment and protection of our trademarks and other proprietary intellectual property rights on a worldwide basis. We cannot provide assurance that our efforts to establish and protect our trademarks and other proprietary intellectual property rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products. Moreover, we cannot provide assurance that others will not assert rights in, or ownership of, our trademarks and other proprietary intellectual property or that we will be able successfully to resolve those claims. In addition, the laws of some foreign countries may not allow us to protect our proprietary rights to the same extent as we do in the United States and other countries. Because our brand recognition is such an important part of our strategy, we are especially dependent upon the protection of our trademarks.

Our international operations expose us to political and economic risks.

   In fiscal year 2000, approximately 37% of our net sales were generated outside the United States, and a substantial amount of our products came from sources outside of the country of distribution. As a result, we are subject to the risks of doing business abroad, including:

  .  political and economic instability;

  .  exchange controls;

  .  language and other cultural barriers;

  .  foreign tax treaties and policies; and

  .  restrictions on the transfer of funds to or from foreign countries.

   Our financial performance on a U.S. dollar denominated basis is also subject to fluctuations in currency exchange rates. For example, during fiscal year 2000, changes in foreign currency rates, particularly the euro, were primarily responsible for approximately 44% of the net sales decline from the prior year period for our Europe division. Approximately $131.4 million of the decrease in total net sales for fiscal year 2000, as compared to the same period in 1999, was due to the effects of translating non-U.S. currency reported sales results into U.S. dollars. From time to time we enter into agreements seeking to reduce our foreign currency exposure, but we cannot provide assurance that our efforts will be successful.

Our earnings may fluctuate because of our exposure management policies.

   We manage our foreign currency exposures in a way that makes it unlikely that we will obtain hedge accounting treatment for all of our exposure management activities upon the adoption of Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". We take a long-term view of managing our exposures on an economic basis. We use forecasts to develop exposure positions and engage in active management of those exposures with the objective of protecting future cash flows and mitigating risks. As a result, not all of our exposure management activities and foreign currency derivative instruments will qualify for hedge accounting treatment under SFAS 133. We would be required to mark to market those exposure management instruments that do not qualify for hedge accounting treatment and, as a result, it is possible that we will experience increased volatility in our earnings. We adopted SFAS 133 and its subsequent amendments on November 27, 2000.

Our approach to corporate governance may lead us to take actions that conflict with your interest as holders of exchange notes.

   All of our common stock is owned by a voting trust described under "Principal Stockholders". Four voting trustees have the exclusive ability to elect and remove directors, amend our by-laws and take other actions which would normally be within the power of stockholders of a Delaware corporation. Although the voting trust agreement gives the holders of two-thirds of the outstanding voting trust certificates the power to remove trustees and terminate the voting trust, three of the trustees, as a group based on their ownership of voting trust certificates, have the ability to block all efforts by other holders of the voting trust certificates to remove a trustee or terminate the voting trust. In addition, the concentration of voting trust certificate ownership in a small group of holders, including these three trustees, gives this group the voting power to block stockholder action on matters for which the holders of the voting trust certificates are entitled to vote and direct the trustees under the voting trust agreement.

   Our principal stockholders created the voting trust in part to ensure that we would continue to operate in a socially responsible manner while seeking the greatest long-term benefit for our stockholders, employees and other stakeholders and constituencies. We measure our success not only by growth in economic value, but also by our reputation, the quality of our constituency relationships and our commitment to social responsibility. As a result, we cannot provide assurance that the voting trustees will cause us to be operated and managed in a manner that benefits you as a holder of exchange notes or that the interests of the voting trustees or our principal equity holders will not diverge from yours.

Risks relating to the exchange offer

There is no established trading market for the exchange notes, and any market for the exchange notes may be illiquid.

   The exchange notes are a new issue of securities with no established trading market. We cannot assure you that a liquid market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you will receive when you sell will be favorable. We have applied to list the exchange notes on the Luxembourg Stock Exchange. However, we do not intend to apply for listing of the exchange notes on any U.S. securities exchange or for quotation through an automated dealer quotation system. The liquidity of the trading market in the exchange notes and the market price quoted for the exchange notes may be adversely affected by changes in the overall market for high yield securities generally or the interest of securities dealers in making a market in the exchange notes and by changes in our financial performance or prospects or in the prospects for companies in the apparel industry generally. As a result, you cannot be sure that an active trading market will develop for the exchange notes. This offer to exchange the exchange notes for the old notes does not depend upon any minimum amount of old notes being tendered for exchange.

   Unless you are an affiliate of us within the meaning of Rule 405 under the Securities Act, you may offer for resale, resell or otherwise transfer exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you acquired the exchange notes in the ordinary course of business and have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. If you tender your old notes for the purpose of participating in a distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

We may be unable to purchase the exchange notes upon a change in control.

   Upon a change of control event as defined in the indentures governing the exchange notes, we would be required to offer to purchase the exchange notes in cash at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any. Our bank credit facility generally prohibits the prepayment of other indebtedness, including the exchange notes. Also, a change of control under the terms of the exchange notes will constitute an event of default under our bank credit facility. If this occurs, then the lenders under the bank credit facility may declare their debt immediately due and payable. Since our bank credit facility is a secured obligation, the lenders under the bank credit facility could foreclose on most of our assets and be entitled to be repaid in full from the proceeds of any liquidation of those assets before any holder of the exchange notes. Even if the banks were to consent to a repurchase of the notes, or any bank credit facility then in place did not prohibit the repurchase, we cannot assure you that we will have the financial resources necessary to repurchase the exchange notes and satisfy our other payment obligations that could be triggered upon a change of control. If we do not have sufficient financial resources to effect a change of control offer for the exchange notes, we would be required to seek additional financing from outside sources to repurchase the exchange notes. We cannot assure you that financing would be available to us at that time on satisfactory terms, or at all. In addition, the terms of the exchange notes may not protect you if we undergo a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you unless the transaction is included in the definition of a change of control in the indentures.

If you do not exchange your old notes, they may be difficult to resell.

   It may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will remain subject to the restrictions on transfer provided for in Rule 144 under the Securities Act. These restrictions on transfer of your old notes exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in this exchange offer, we do not intend to register the old notes under the Securities Act.

   To the extent any old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes that remain outstanding after the exchange offer would be adversely affected due to a reduction in market liquidity.

   Each of the risks described in this section with respect to the exchange notes are equally applicable to the old notes.

                           FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements, including, in particular, statements about our plans, strategies and prospects under "Summary", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business". Among these forward-looking statements are statements regarding our anticipated performance in fiscal year 2001, specifically statements relating to our net sales, gross profit, advertising expense and capital expenditures.

   We have based the forward-looking statements herein on our current assumptions, expectations and projections about future events. When used in this prospectus, the words "believe", "anticipate", "intend", "estimate", "expect", "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements speak only as of the date of this prospectus, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to be correct or that we will achieve savings or other benefits anticipated in the forward-looking statements. We disclose important factors, some of which may be beyond our control, that could cause actual results to differ materially from management's expectations in this prospectus, including, without limitation:

  .  risks related to the impact of competitive products;

  .  changing fashion trends;

  .  dependence on key distribution channels;

  .  customers and suppliers;

  .  our supply chain executional performance;

  .  ongoing competitive pressures in the apparel industry;

  .  changing international retail environments;

  .  changes in the level of consumer spending or preferences in apparel;

  .  trade restrictions; and

  . political or financial conditions in countries where our products are manufactured.

   For more information on these and other factors, see "Risk Factors". We caution prospective purchasers not to place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements and the risk factors contained throughout this prospectus.

                               THE EXCHANGE OFFER

General

   In connection with the issuance of the old notes we entered into two registration rights agreements, one agreement for the notes issued in dollars and one for the notes issued in euros, each of which provides for the exchange offer. Copies of the registration rights agreements are filed as exhibits to the registration statement of which this prospectus is a part.

   Under the registration rights agreements, we agreed to:

  . file and cause to become effective a registration statement with respect to an offer to exchange the old notes for the exchange notes; or

  . file and cause to become effective a shelf registration statement with respect to the resale of the old notes.

   The exchange offer being made hereby, if completed within 150 days after the initial issuance of the old notes, will satisfy those requirements under the registration rights agreements. If the exchange offer is not completed within 150 days of the original issuance of the old notes and a shelf registration statement has not been declared effective, then the interest rates on the old notes will increase by .25% per annum during the 90-day period immediately following the expiration of the 150-day period and will increase by .25% per annum at the end of each subsequent 90-day period until the exchange offer is completed or a shelf registration statement is declared effective. In no event shall the additional interest exceed 1.00% per annum.

Purpose and Effect of the Exchange Offer

   The exchange offer will give holders of old notes the opportunity to exchange the old notes, which were issued on January 18, 2001, for exchange notes that have been registered under the Securities Act. The exchange notes will be identical in all material respects to the old notes. We are subject to the informational requirements of the Exchange Act. To satisfy those requirements, we file reports and other information with the Securities and Exchange Commission that will be made available to the holders of the old notes, if any are outstanding after the exchange offer, and the exchange notes and the general public.

   The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of the jurisdiction.

Resale of Exchange Notes

   We believe that exchange notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act if:

  . the holder is not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  . the exchange notes are acquired in the ordinary course of the holder's business; and

  . the holder does not intend to participate in a distribution of the exchange notes.

   Any holder who exchanges old notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

   This prospectus may be used for an offer to resell, resale or other retransfer of exchange notes. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the caption "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn before expiration of the exchange offer. The date of acceptance for exchange of the old notes and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date unless we extend the date as described in this document. We will issue $1,000 principal amount of dollar-denominated exchange notes in exchange for each $1,000 principal amount of dollar-denominated old notes surrendered under the exchange offer and (Euro)1,000 principal amount of euro-denominated exchange notes in exchange for each (Euro)1,000 principal amount of euro-denominated old notes surrendered under the exchange offer. Dollar-denominated old notes may be tendered only in integral multiples of $1,000, and euro-denominated old notes may be tendered only in integral multiples of (Euro)1,000. The exchange notes will be delivered on the earliest practicable date following the exchange date.

   The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes, except the exchange notes:

  .  will be registered under the Securities Act; and

  .  will not bear legends restricting their transfer.

   The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indentures that authorized the issuance of the old notes. Consequently, (1) both the old dollar notes and the dollar exchange notes will be treated as a single series of debt securities under the dollar notes indenture and (2) both the old euro notes and the euro exchange notes will be treated as a single series of debt securities under the euro notes indenture. For a description of the indentures, see the caption "Description of Exchange Notes".

   The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

   As of the date of this prospectus, $380.0 million aggregate principal amount of the dollar-denominated old notes are outstanding and (Euro)125.0 million aggregate principal amount of the euro-denominated old notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

   We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the Securities and Exchange Commission. Old notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indentures relating to the old notes and the exchange notes.

   We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of old notes who surrender them in the exchange offer for the purposes of receiving the exchange notes from us and delivering the exchange notes to their holders. The exchange agent will make the exchange as promptly as practicable on or after the date of acceptance for exchange of the old notes. The exchange date will be the first business day following the expiration date unless it is extended as described in this document. We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "--Conditions".

   Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read the caption "--Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

Expiration of the Exchange Offer; Extensions; Amendments

   The exchange offer will expire at 5:00 p.m., New York City time, on April 6, 2001. The exchange offer can be extended by us in our sole discretion, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

   In order to extend the exchange offer, we will notify the exchange agent orally, confirmed in writing, or in writing, of any extension. We will notify the registered holders of old notes by public announcement of the extension no later than 5:00 p.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.

   Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Conditions

   Despite any other term of the exchange offer, we will not be required to accept for exchange any old notes and we may terminate or amend the exchange offer as provided in this prospectus before accepting any old notes for exchange if in our reasonable judgment:

  . the exchange notes to be received will not be tradeable by the holder, without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

  . the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission; or

  . any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that would reasonably be expected to impair our ability to proceed with the exchange offer.

   We will not be obligated to accept for exchange the old notes of any holder that has not made to us:

  . the representations described under the captions "--Purpose and Effect of the Exchange Offer", "--Procedures for Tendering" and "Plan of Distribution"; and

  . any other representations that may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

   We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of an extension to their holders. During an extension, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

   We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. By public announcement we will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. If we amend the exchange offer in a manner that we consider material, we will disclose the amendment by means of a prospectus supplement.

   These conditions are solely for our benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of that right. Each of these rights will be deemed an ongoing right that we may assert at any time or at various times.

   We will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any old notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939.

Procedures for Tendering

   We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the old notes are held in book-entry accounts maintained by the exchange agent at DTC, Euroclear or Clearstream, Luxembourg, a holder need not submit a letter of transmittal if the holder tenders old notes in accordance with the procedures mandated by DTC's Automated Tender Offer Program ("ATOP") or by Euroclear or Clearstream, Luxembourg, as the case may be. To tender old notes without submitting a letter of transmittal, the electronic instructions sent to DTC, Euroclear or Clearstream, Luxembourg and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

   Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with the procedures of DTC or Euroclear or Clearstream, Luxembourg, as applicable, and either:

  . complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  .   in lieu of delivering a letter of transmittal, instruct DTC or
     Euroclear or Clearstream, Luxembourg, as the case may be, to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

In addition, either:

  . the exchange agent must receive old notes along with the letter of transmittal; or

  . with respect to the old dollar notes, the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of old dollar notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below; or

  . with respect to the old euro notes, the exchange agent must receive, before the expiration date, timely confirmation from Euroclear or Clearstream, Luxembourg that the securities account to which the old euro notes are credited has been blocked from and including the day on which the confirmation is delivered to the exchange agent and that no transfers will be effected in relation to such old euro notes at any time after such date; or

  . the holder must comply with the guaranteed delivery procedures described below.

   To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under the caption "--Exchange Agent" before expiration of the exchange offer. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under the caption "--Exchange Agent".

   The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the old notes held by this holder, this tendering holder should fill in the applicable box of the letter transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

   If old notes, the letter of transmittal or any other required documents are physically delivered to the exchange agent, the method of delivery is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or old notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

   Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

  . make appropriate arrangements to register ownership of the old notes in the owner's name; or

  . obtain a properly completed bond power from the registered holder of old notes.

   The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

   If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC or Euroclear or Clearstream, Luxembourg, as applicable, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

   A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the old notes are tendered:

  . by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  .  for the account of an eligible institution.

   If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes and an eligible institution must guarantee the signature on the bond power.

   If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

   We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

   Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

   In all cases, we will issue dollar exchange notes for old dollar notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  . old dollar notes or a timely book-entry confirmation that old dollar notes have been transferred into the exchange agent's account at DTC; and

  . a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

   In all cases, we will issue euro exchange notes for old euro notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  . a timely confirmation from Euroclear or Clearstream, Luxembourg that the securities account to which the old euro notes are credited has been blocked; and

  . a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

   Holders should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain additional copies of the applicable letter of transmittal for the old notes from the exchange agent at its offices listed under the caption "--Exchange Agent". By signing the letter of transmittal, or causing DTC, Euroclear or Clearstream, Luxembourg, as applicable, to transmit an agent's message to the exchange agent, each tendering holder of old notes will represent to us that, among other things:

  . any exchange notes that the holder receives will be acquired in the ordinary course of its business;

  . the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

  . if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

  . if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of those exchange notes (see the caption "Plan of Distribution"); and

  . the holder is not an "affiliate", as defined in Rule 405 of the Securities Act, of us or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

DTC Book-entry Transfer

   The exchange agent has established an account with respect to the old dollar notes at DTC for purposes of the exchange offer.

   With respect to the old dollar notes, the exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize the DTC Automated Tender Offer Program procedures to tender old notes.

   With respect to the old dollar notes, any participant in DTC may make book-entry delivery of old dollar notes by causing DTC to transfer the old dollar notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program procedures for transfer.

   However, the exchange for the old dollar notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of old dollar notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old dollar notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Euroclear and Clearstream, Luxembourg Procedures for Blocking Instructions

   The registered holder of the old euro notes on the records of Euroclear or Clearstream, Luxembourg must instruct Euroclear or Clearstream, Luxembourg to block the securities in the account in Euroclear or Clearstream, Luxembourg to which such old euro notes are credited. In order for the exchange offer to be accepted, the exchange agent must have received, prior to the expiration date, a confirmation from Euroclear or Clearstream, Luxembourg that the securities account of old euro notes tendered has been blocked from and including the day on which the confirmation is delivered to the exchange agent and that no transfers will be effected in relation to the old euro notes at any time after such date. Old euro notes should be blocked in accordance with the procedures of Euroclear or Clearstream, Luxembourg, as the case may be. The exchange of the old euro notes so tendered will only be made after a timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by Euroclear or Clearstream, Luxembourg and received by the exchange agent which states that Euroclear or Clearstream, Luxembourg has received an express acknowledgment from a participant tendering old euro notes that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Guaranteed Delivery Procedures

   Holders wishing to tender their old dollar notes but whose old dollar notes are not immediately available or who cannot deliver their old dollar notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may tender if:

  .  the tender is made through an eligible guarantor institution;

  . before expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:

    --setting forth the name and address of the holder and the registered number(s) and the principal amount of old dollar notes tendered;

    --stating that the tender is being made by guaranteed delivery; and

    --guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile thereof, together with the old dollar notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

  . the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered old dollar notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

   Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old dollar notes according to the guaranteed delivery procedures set forth above. The guaranteed delivery procedures only apply to the old dollar notes and do not apply to the old euro notes.

Withdrawal of Tenders

   Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offer.

   For a withdrawal to be effective: the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC, Euroclear or Clearstream, Luxembourg on behalf of the holder in accordance with the standard operating procedures of DTC or Euroclear or Clearstream, Luxembourg, or a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under the caption "--Exchange Agent".

   Any notice of withdrawal must:

  . specify the name of the person who tendered the old notes to be withdrawn;

  . identify the old notes to be withdrawn, including the principal amount of the old notes to be withdrawn; and

  . where certificates for old notes have been transmitted, specify the name in which the old notes were registered, if different from that of the withdrawing holder.

   If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, the withdrawing holder must also submit:

  .  the serial numbers of the particular certificates to be withdrawn; and

  . a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the withdrawing holder is an eligible institution.

   If old notes have been tendered pursuant to the procedure for book-entry transfer or the blocking procedures described above, any notice of withdrawal must specify the name and number of the account at DTC or Euroclear or Clearstream, Luxembourg, as applicable, to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility.

   We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder. In the case of old dollar notes tendered by book-entry transfer into the exchange agent's account at DTC, according to the procedures described above, those old dollar notes will be credited to an account maintained with DTC, for old dollar notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of old euro notes tendered in accordance with the blocking procedures of Euroclear or Clearstream, Luxembourg, the old euro notes will be returned to their holder by cancellation of the blocking instruction in accordance with the standard operating procedures of Euroclear or Clearstream, Luxembourg. You may retender properly withdrawn old notes by following one of the procedures described under the caption "--Procedures for Tendering" above at any time on or before expiration of the exchange offer.

   A holder may obtain a form of the notice of withdrawal from the exchange agent at its offices listed under the caption "--Exchange Agent".

Exchange Agent

   Citibank, N.A., London branch, has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:

  By Registered or Certified Mail:         By Hand or Overnight Delivery:

           Citibank, N.A.                          Citibank, N.A.
           P.O. Box 18055                        5 Carmelite Street
         5 Carmelite Street                            London
               London                                 EC4Y 0PA
              EC4Y 0PA                             United Kingdom
           United Kingdom              Attention: Agency and Trust Services
Attention: Agency and Trust Services          --  Debt Exchanges
       -- Debt Exchanges                   Reference: Levi Strauss & Co.
   Reference: Levi Strauss & Co.


          By Facsimile Transmission (for Eligible Institutions Only):

       For callers outside of the United Kingdom -- +44 20 7508 3866

          For callers within the United Kingdom -- 020 7508 3866

                To Confirm by Telephone or for Information Call:

       For callers outside of the United Kingdom -- +44 20 7508 3867

          For callers within the United Kingdom -- 020 7508 3867

   Delivery of the letter of transmittal to an address other than as shown above or transmission via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

   We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

   We will pay the cash expenses to be incurred in connection with the exchange offer, including the following:

  .  Securities and Exchange Commission registration fees;

  .  fees and expenses of the exchange agent and trustee;

  .  our accounting and legal fees; and

  .  our printing and mailing costs.

Transfer Taxes

   We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  . certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

  . exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes;

  . tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

  . a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

   If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

   We will record the exchange notes in our accounting records at the same carrying value as the old notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will record the expenses of the exchange offer as incurred.

Other

   Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. We urge you to consult your financial and tax advisors in making your own decision on what action to take.

   We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

                                USE OF PROCEEDS

   We will not receive any cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive the old notes in like principal amount, the terms of which are identical in all material respects to the exchange notes. The old notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in our indebtedness or capital stock.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of November 26, 2000, after giving effect to the offering of the old notes, the application of the net proceeds from the offering to reduce debt outstanding under our then-current bank credit facilities and our entry into a new senior secured credit facility on February 1, 2001. This table should be read in conjunction with our historical financial statements and the related notes included in this prospectus.

                                                          November 26, 2000
                                                        ----------------------
                                                             As Adjusted
                                                        (Dollars in Thousands)
   Cash and cash equivalents...........................      $   117,058
                                                             -----------
   Total debt (including current portion):
     2001 Bank credit facilities
       Tranche A Term credit facility..................          100,000
       Tranche B Term credit facility..................          250,000
       Revolving credit facility.......................          158,696
     Short-term foreign bank lines.....................           31,083
     6.80% Notes due 2003..............................          348,559
     7.00% Notes due 2006..............................          447,207
     4.25% Yen-denominated eurobond due 2016...........          183,486
     Dollar Denominated 11 5/8% Notes due 2008.........          375,581
     Euro Denominated 11 5/8% Notes due 2008...........          116,800
     Customer service center equipment financing.......           85,013
     Industrial development revenue refunding bond.....           10,000
     European Receivables-backed securitization
      financing agreement..............................           31,148
     Notes payable, at various rates, due through
      2006.............................................            1,295
                                                             -----------
   Total debt..........................................        2,138,868
   Total stockholders' deficit.........................       (1,098,573)
                                                             -----------
       Total capitalization............................      $ 1,157,353
                                                             ===========

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   The following table sets forth our summary historical consolidated financial data. The following selected statements of income data and cash flow data for fiscal years 2000, 1999, 1998, 1997 and 1996 and the consolidated statement of balance sheet data of such periods are derived from our financial statements that have been audited by Arthur Andersen LLP, independent public accountants.

   The financial data set forth below should be read in conjunction with, and is qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations", our consolidated financial statements and the related notes to those financial statements, included elsewhere in this prospectus. Certain prior year amounts have been reclassified to conform to the 2000 presentation.

                                                         Year Ended
                              --------------------------------------------------------------------
                              November 26,  November 28,  November 29,  November 30,  November 24,
                                  2000          1999          1998          1997          1996
                              ------------  ------------  ------------  ------------  ------------
                                                   (Dollars in Thousands)
Statement of Income Data:
Net sales...................  $ 4,645,126   $ 5,139,458   $ 5,958,635   $ 6,861,482   $ 7,136,304
Cost of goods sold..........    2,690,170     3,180,845     3,433,081     3,962,719     4,159,371
                              -----------   -----------   -----------   -----------   -----------
Gross profit................    1,954,956     1,958,613     2,525,554     2,898,763     2,976,933
Marketing, general and ad-
 ministrative expenses......    1,481,718     1,629,845     1,834,058     2,045,938     2,029,138
Other operating income......      (32,380)      (24,387)      (25,310)      (26,769)      (28,328)
Excess
 capacity/restructuring(1)..      (33,144)      497,683       250,658       386,792           --
Global Success Sharing
 Plan(2)....................          --       (343,873)       90,564       114,833       138,963
Special Compensation
 Charge(3)..................          --            --            --            --         76,983
                              -----------   -----------   -----------   -----------   -----------
Operating income............      538,762       199,345       375,584       377,969       760,177
Interest expense............      234,098       182,978       178,035       212,358       145,234
Other (income) expense,
 net........................      (39,016)        7,868        34,849       (18,670)       (4,963)
                              -----------   -----------   -----------   -----------   -----------
Income before taxes.........      343,680         8,499       162,700       184,281       619,906
Income tax expense..........      120,288         3,144        60,198        46,070       154,977
                              -----------   -----------   -----------   -----------   -----------
Net income..................  $   223,392   $     5,355   $   102,502   $   138,211   $   464,929
                              ===========   ===========   ===========   ===========   ===========
Other Financial Data:
EBITDA(4)...................  $   629,743   $   319,447   $   504,357   $   516,863   $   889,714
Adjusted EBITDA(5)..........      596,599       473,257       845,579     1,018,488     1,105,660
Capital expenditures........       27,955        61,062       116,531       121,595       210,466
Ratio of adjusted EBITDA to
 interest
 expense....................         2.5x          2.6x          4.7x          4.8x          7.6x
Ratio of earnings to fixed
 charges(6).................         2.0x          1.0x          1.6x          1.6x          3.8x
Statement of Cash Flow Data:
Cash flows from operating
 activities.................  $   305,926   $  (173,772)  $   223,769   $   573,890   $   494,138
Cash flows from investing
 activities.................      154,223        62,357       (82,707)      (76,895)     (242,781)
Cash flows from financing
 activities.................     (527,062)      224,219      (194,489)     (530,302)   (1,136,300)
Balance Sheet Data:
Cash and cash equivalents...  $   117,058   $   192,816   $    84,565   $   144,484   $   195,852
Working capital.............      555,062       770,130       637,801       701,535     1,059,940
Total assets................    3,205,728     3,670,014     3,867,757     4,012,314     4,167,696
Total debt..................    2,126,430     2,664,609     2,415,330     2,631,696     3,225,512
Stockholders' deficit(3)....   (1,098,573)   (1,288,562)   (1,313,747)   (1,370,262)   (1,481,577)

--------
(1) We reduced overhead expenses and eliminated excess manufacturing capacity through extensive restructuring initiatives executed during recent years, including closing 29 of our owned and operated production and finishing facilities in North America and Europe.
(2) Our Global Success Sharing Plan, adopted in 1996, provides for cash payments to our employees in 2002 if we achieve pre-established financial targets. We recognized and accrued expenses in 1998, 1997 and 1996 for our Global Success Sharing Plan. During 1999, we concluded that, based on our financial performance, the targets under the plan would not be achieved and that the probability of a payment in 2002 is highly unlikely. As a result, in 1999 we reversed into income $343.9 million of accrued expenses, less miscellaneous expenses, previously recorded in connection with the Global Success Sharing Plan.
(3) The special compensation charge and stockholders' deficit resulted from a 1996 transaction in which our stockholders created new long-term governance arrangements for us, including the voting trust and stockholders agreement. In the 1996 transaction, a group of stockholders of our former parent, Levi Strauss Associates Inc., established a new company, LSAI Holding Corp., to which they contributed approximately 70% of the outstanding shares of Levi Strauss Associates Inc. Levi Strauss Associates Inc. was then merged with a subsidiary of LSAI Holding Corp. In the merger, shares of Levi Strauss Associates Inc. not contributed to LSAI Holding Corp., including shares held under several employee benefit and compensation plans, were converted into the right to receive cash, thereby making Levi Strauss Associates Inc. a wholly-owned subsidiary of LSAI Holding Corp. Funding for the cash payments in the merger was provided in part by cash on hand and in part from proceeds of approximately $3.3 billion of borrowings under bank credit facilities. The special compensation charge resulted from the impact of the transaction on various employee plans. In October 1996, Levi Strauss Associates Inc. and LSAI Holding Corp. were merged into Levi Strauss & Co. These transactions were accounted for as a reorganization of entities under common control.
(4) EBITDA equals operating income plus depreciation and amortization expense. EBITDA is not intended to represent cash flow or any other measure of performance in accordance with generally accepted accounting principles.
(5) The calculation for adjusted EBITDA is shown below:

                                                       Year Ended
                            ----------------------------------------------------------------
                            November 26, November 28, November 29, November 30, November 24,
                                2000         1999         1998         1997         1996
                            ------------ ------------ ------------ ------------ ------------
                                                 (Dollars in Thousands)
EBITDA....................    $629,743     $319,447     $504,357    $  516,863   $  889,714
Excess capacity
 reduction/restructuring..     (33,144)     497,683      250,658       386,792          --
Global Success Sharing
 Plan.....................         --      (343,873)      90,564       114,833      138,963
Special Compensation
 Charges..................         --           --           --            --        76,983
                              --------     --------     --------    ----------   ----------
Adjusted EBITDA...........    $596,599     $473,257     $845,579    $1,018,488   $1,105,660
                              ========     ========     ========    ==========   ==========

(6) For the purpose of computing the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges and less capitalized interest. Fixed charges are defined as the sum of interest, including capitalized interest, on all indebtedness, amortization of debt issuance cost and that portion of rental expense which we believe to be representative of an interest factor.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Results of Operations

   The following table sets forth, for the periods indicated, selected items in our consolidated statements of operations, expressed as a percentage of net sales (amounts may not foot due to rounding).

                                                       Year Ended
                                         --------------------------------------
                                         November 26, November 28, November 29,
                                             2000         1999         1998
                                         ------------ ------------ ------------
Net sales..............................     100.0%       100.0%       100.0%
Cost of goods sold.....................      57.9         61.9         57.6
                                            -----        -----        -----
Gross profit...........................      42.1         38.1         42.4
Marketing, general and administrative
 expenses..............................      31.9         31.7         30.8
Other operating income.................      (0.7)        (0.5)        (0.4)
Excess capacity/restructuring charges..      (0.7)         9.7          4.2
Global Success Sharing Plan............       --          (6.7)         1.5
                                            -----        -----        -----
Operating income.......................      11.6          3.9          6.3
Interest expense.......................       5.0          3.6          3.0
Other (income) expense, net............      (0.8)         0.2          0.6
                                            -----        -----        -----
Income before taxes....................       7.4          0.2          2.7
Income tax expense.....................       2.6          0.1          1.0
                                            -----        -----        -----
Net income.............................       4.8%         0.1%         1.7%
                                            =====        =====        =====
Net Sales Segment Data:
Geographic
  Americas.............................      67.8%        66.6%        66.1%
  Europe...............................      23.8         26.5         27.7
  Asia Pacific.........................       8.4          7.0          6.2

Year Ended November 26, 2000 as Compared to Year Ended November 28, 1999

   Net sales. Total net sales in fiscal year 2000 decreased 9.6% to $4.6 billion, as compared to $5.1 billion in fiscal year 1999. This decrease reflects a combination of factors including volume declines, a higher percentage of closeout sales related to our efforts to clear inventories of slow moving and obsolete fashion products earlier in the year, and the impact of the depreciating euro. Net sales declined in the Americas and Europe regions, but increased in the Asia Pacific region, as compared to the same period of 1999. If currency exchange rates were unchanged from the prior year period, net sales for fiscal year 2000 would have declined approximately 7%.

   Although year over year total net sales continued to decline, the rate of decline narrowed to 9.6% in fiscal 2000 as compared to 13.7% in fiscal 1999 and 13.2% in fiscal 1998. We believe that positive consumer response to our new product lines, stronger demand for our basic products such as 501(R) jeans in the U.S. and upgraded core products in Asia, improved product-focused marketing support, stronger retail relationships and incremental progress in our shipping execution contributed to the slowing decline in sales. Our narrowing sales decline, particularly in a difficult retail environment, reflects ongoing progress in our business turnaround and efforts to improve performance. We believe we are positioned both operationally and financially to work toward stabilizing our business in fiscal year 2001 and hope to achieve relatively flat net sales on a constant currency basis, compared to fiscal year 2000.

   In fiscal years 2000 and 1999, we had one customer that represented approximately 12% and 11%, respectively, of total net sales. No other customer accounted for more than 10% of total net sales.

   In the Americas, net sales decreased 8.0% to $3.1 billion, as compared to $3.4 billion in fiscal year 1999, due primarily to a drop in volume. Although this decrease was partially attributable to a weak apparel retail market, including difficult back-to-school and holiday seasons, we experienced increased consumer interest in our Levi's(R) brand product innovations, such as Levi's(R) Engineered Jeans, and higher volume in Dockers(R) product lines.

   In Europe, net sales decreased 18.8% to $1.1 billion, as compared to $1.4 billion in fiscal year 1999. Net sales decreased primarily due to a decline in volume caused by a continued softening of the European apparel market, certain execution issues in our supply chain, lower average unit selling prices resulting from a higher percentage of closeouts sales and the reporting impact of the depreciating euro. If exchange rates were unchanged from the prior year period, the reported net sales decrease would have been approximately 8% in fiscal year 2000 compared to the prior year period.

   In the Asia Pacific region, net sales increased 9.5% to $392.4 million, as compared to $358.4 million in fiscal year 1999. The increase was primarily driven by volume growth in most markets and the effects of translation to U.S. dollar reported results. These results were achieved despite falling stock markets, political turmoil in the Philippines and slowed consumer spending in Japan. In Japan, which accounts for nearly two-thirds of our business in Asia, we experienced positive retail and consumer response to our new products and upgraded core basics. If exchange rates were unchanged from the prior year period, the reported net sales increase would have been approximately 7% in fiscal year 2000 compared to the prior year period.

   Gross profit. Gross profit in fiscal year 2000 of $2.0 billion was relatively flat compared to the previous year. Gross profit as a percentage of net sales, or gross margin, increased to 42.1% in fiscal year 2000, as compared to 38.1% in fiscal year 1999. The increase was primarily attributable to a better product mix, as well as improved sourcing costs and the benefit of cost reductions resulting from plant closures taken in prior years. Idle capacity associated with production downtime occurred in 1999 as factory production was curtailed prior to fully closing some North American and European plants. In fiscal year 1999 we determined that the sell-off of obsolete goods would continue in fiscal year 2000 and as a result we marked down inventories accordingly. This resulted in higher costs of goods sold in fiscal 1999, despite the recording of a workers' compensation accrual reversal of approximately $21.0 million. We do not anticipate taking any material restructuring charges relating to additional capacity reductions or reorganization efforts in 2001. We anticipate that gross margin will continue to be in our target range of 40 to 42% in fiscal year 2001.

   Marketing, general and administrative expenses. Marketing, general and administrative expenses for fiscal year 2000 decreased 9.1% to $1.5 billion, as compared to $1.6 billion for the same period last year. Marketing, general and administrative expenses as a percentage of sales for fiscal year 2000 and fiscal year 1999 were each approximately 32%. The dollar decrease in marketing, general and administrative expenses was primarily due to our continuing cost containment efforts, lower salaries and related expenses resulting from prior year restructuring initiatives, lower sales volume-related expenses, lower advertising expenses, lower information technology expenses associated with minimal year 2000 compliance costs in 2000 and an $18.0 million pension curtailment benefit in fiscal year 2000. These decreases were partially offset by increased costs for employee incentive plans in fiscal year 2000. The increase in incentive plans during fiscal year 2000 was due to stronger performance against financial targets. In addition, marketing general and administrative expenses in fiscal year 1999 included the benefit from a reversal of employee incentive costs due to weak performance against financial targets.

   Advertising expense for fiscal year 2000 decreased 17.8% to $402.7 million, as compared to $490.2 million in the same period in 1999. Advertising expense as a percentage of sales in fiscal year 2000 decreased 0.8 percentage points to 8.7%, as compared to 9.5% for the same period in 1999. The decrease in advertising expense as a percentage of sales for fiscal year 2000, compared to the prior year period was consistent with our plans to better focus our marketing support initiatives and to align them more effectively with new product introductions and retail presentation. In fiscal year 2001, we expect to maintain advertising spending in a range of 8 to 9%, as a percentage of sales.

   Other operating income. For fiscal year 2000, licensing income increased 32.8% from the same period in 1999. The increase was primarily due to more focus on expanding our brand collection with licensed merchandise such as outerwear, shoes and belts.

   Excess capacity/restructuring charges. For fiscal year 2000, we reversed charges of $33.1 million primarily due to periodic reevaluation of estimates related to the restructuring initiatives. In fiscal year 1999, we recorded charges of $497.7 million that were associated with our corporate overhead restructuring initiatives and plant closures in North America and Europe.

   Global Success Sharing Plan. In fiscal year 2000, we recorded no expense for Global Success Sharing Plan. In fiscal year 1999, we reversed into income $343.9 million of previously recorded expenses associated with the Global Success Sharing Plan. This reversal of the Global Success Sharing Plan liability was based on our lower estimate of financial performance through the year 2001 and the determination that payment in 2002 under the Global Success Sharing Plan is highly unlikely.

   Operating income. For fiscal year 2000, we recorded operating income of $538.8 million, as compared to $199.3 million in the same period in 1999. This increase was due to an improved gross margin, lower marketing, general and administrative expenses and the reversal of restructuring charges in fiscal year 2000. In addition, reported results in fiscal year 1999 were affected by charges related to the restructuring initiatives, net of benefits for the Global Success Sharing Plan reversal. Excluding the fiscal year 2000 benefit of $33.1 million related to the reversal of restructuring costs, the fiscal year 1999 charge of $497.7 million related to restructuring costs and the $343.9 million benefit related to the Global Success Sharing Plan reversal, operating income for fiscal year 2000 would have increased approximately 43% compared to the same period in 1999.

   Interest expense. Interest expense for fiscal year 2000 increased 27.9% to $234.1 million, as compared to $183.0 million for the same period in 1999. This increase was due to higher interest rates associated with new credit facilities, customer service center equipment financing agreements and higher market interest rates.

   Other income/expense, net. For fiscal year 2000 we recorded $39.0 million of other income, net, as compared to an other expense, net of $7.9 million in the same period in 1999. The increase for fiscal year 2000 was primarily attributable to a $26.1 million gain from the sale of two office buildings in San Francisco located next to our corporate headquarters, an increase in interest income and net gains in 2000 compared to net losses in 1999 on foreign currency hedging contracts. Net currency gains and losses are primarily due to the fluctuations of various currencies in relation to our foreign currency hedging positions.

   Income tax expense. Income tax expense for fiscal year 2000 was $120.3 million compared to $3.1 million for the same period in 1999. The increase for fiscal year 2000 was primarily due to higher earnings than in 1999. Our effective tax rate for fiscal year 2000 was 35%, as compared to 37% for the same period in 1999. The lower tax rate in 2000 was due to a reassessment of potential tax settlements.

   Net income. Net income for fiscal year 2000 increased by $218.0 million from $5.4 million in the same period in 1999. Net income for fiscal year 2000 included higher operating income, partially offset by higher interest and tax expense compared to the same period in 1999. In addition, fiscal year 2000 included a gain from the sale of office buildings and the reversal of restructuring reserves. The lower net income for the 1999 period was due to the restructuring charge of $497.7 million, partially offset by the reversal of incentive compensation and Global Success Sharing Plan accruals. Excluding the items in both fiscal years 2000 and 1999 for the reversal and charge for restructuring and Global Success Sharing Plan, net income for fiscal year 2000 would have been $201.8 million, as compared to $102.3 million in the same period in 1999.

Year Ended November 28, 1999 as Compared to Year Ended November 29, 1998

   Net sales. Total net sales in fiscal year 1999 decreased 13.7% to $5.1 billion, as compared to $6.0 billion in fiscal year 1998. Net sales declined worldwide and in each of our regions in Levi's(R) brand basic denim products as the consumer market trended towards more fashion denim, designer and private label products, as well as non-denim products. Factors contributing to our fiscal year 1999 net sales decline for each of our regions were difficulties in matching production with demand and a higher percentage of closeout sales needed to reduce the buildup of inventories. In the Americas, net sales decreased 13.2% to $3.4 billion, as compared to $3.9 billion in fiscal year 1998. In Europe, net sales decreased 17.6% to $1.4 billion, as compared to $1.7 billion in fiscal year 1998. In the Asia Pacific region, net sales decreased 3.0% to $358.4 million, as compared to $369.4 million in fiscal year 1998. Changes in foreign exchange rates had a minimal impact on total net sales. In fiscal years 1999 and 1998, we had one customer that represented approximately 11% and 12%, respectively, of total net sales. No other customer accounted for more than 10% of total net sales.

   Gross profit. Gross profit as a percentage of net sales, or gross margin, decreased to 38.1% in fiscal year 1999, as compared to 42.4% in fiscal year 1998. The decrease was primarily attributable to unfavorable product mix and increased production downtime. Idle capacity associated with production downtime occurred in 1999 as factory production was curtailed prior to fully closing some North American and European plants. In fiscal year 1999 we determined that the sell-off of obsolete goods would continue in fiscal year 2000 and thus inventories were marked down accordingly resulting in higher costs of goods sold.

   Marketing, general and administrative expenses. Marketing, general and administrative expenses for fiscal year 1999, decreased 11.1% to $1.6 billion, as compared to $1.8 billion in fiscal year 1998. Marketing, general and administrative expenses as a percentage of net sales in fiscal year 1999 increased to 31.7%, as compared to 30.8% in fiscal year 1998. The dollar decrease resulted primarily from reduced selling and distribution costs associated with lower unit volume shipments, decreases in performance-related incentives and reductions in administrative and overhead expenses associated with cost reduction efforts. Advertising expenses in fiscal year 1999 increased 5.0% to $490.2 million, as compared to $466.7 million in fiscal year 1998 primarily due to various initiatives we implemented to revitalize our brand. Advertising initiatives in fiscal year 1999 included worldwide music sponsorship programs, a new Pan-European marketing campaign and a renewed focus on U.S. Dockers(R) brand promotions.

   Other operating income. For fiscal year 1999, licensing income decreased approximately 3.6% from the same period in 1998. The decrease was primarily due to less licensing opportunities as a result of a reduced market for our brands.

   Excess capacity reduction/restructuring expenses. For fiscal year 1999, we incurred charges of $497.7 million, as compared to $250.7 million in fiscal year 1998. These charges were associated with the plant closures in North America and Europe and with our corporate overhead restructuring initiatives.

   Global Success Sharing Plan. In fiscal year 1999, we reversed into income $343.9 million of previously recorded expenses associated with the Global Success Sharing Plan, as compared to an expense of $90.6 million recognized in fiscal year 1998. This reversal of the Global Success Sharing Plan liability was based on our lower estimate of financial performance through the year 2001 and the determination that payment in 2002 under the Global Success Sharing Plan is highly unlikely.

   Operating income. Operating income for fiscal year 1999 decreased 46.9% to $199.3 million, as compared to $375.6 million in fiscal year 1998. The decrease from fiscal year 1998 was a result of lower sales and gross profit, partially offset by lower marketing, general and administrative costs. Operating income for fiscal years 1999 and 1998 was adversely impacted by the North American and European plant closures and restructuring initiatives totaling $497.7 million in fiscal year 1999 and $250.7 million in fiscal year 1998. Offsetting this decrease in fiscal year 1999 was the reversal of the Global Success Sharing Plan liability totaling $343.9 million, as compared to a charge of $90.6 million in fiscal year 1998. Excluding the charges for the plant closures and restructuring initiatives and the reversal and charge for the Global Success Sharing Plan in fiscal years 1999 and 1998, operating income for fiscal year 1999 would have decreased to $353.2 million, as compared to $716.8 million in fiscal year 1998.

   Interest expense. Interest expense in fiscal year 1999 increased 2.8% to $183.0 million, as compared to $178.0 million in fiscal year 1998. This increase was due to higher average debt outstanding throughout most of fiscal year 1999. The increase in outstanding debt was primarily due to the cash outflows associated with plant closures and restructuring initiatives.

   Other expense, net. Other expense, net in fiscal year 1999 decreased to $7.9 million compared to $34.9 million in fiscal year 1998. This decrease was primarily attributable to lower net losses on foreign currency contracts in fiscal year 1999, as compared to fiscal year 1998. Net currency gains and losses are primarily due to currency fluctuations in relation to our foreign currency hedging positions.

   Income tax expense. Income tax expense for fiscal year 1999 decreased 94.8% to $3.1 million, as compared to $60.2 million in fiscal year 1998. The decrease in income tax expense is consistent with the decrease in income before taxes as the effective tax rate was 37.0% for both fiscal years.

   Net income. Net income for fiscal year 1999 decreased 94.8% to $5.4 million, as compared to $102.5 million in fiscal year 1998. Net income for fiscal years 1999 and 1998 was adversely impacted by the pre-tax North American and European plant closures and restructuring initiatives totaling $497.7 million in fiscal year 1999 and $250.7 million in fiscal year 1998. Offsetting this decrease in fiscal year 1999 was the pre-tax reversal of the Global Success Sharing Plan liability totaling $343.9 million, as compared to a pre-tax charge of $90.6 million in fiscal year 1998. Excluding the charges for the plant closures and restructuring initiatives and the reversal and charge for the Global Success Sharing Plan in fiscal years 1999 and 1998, net income for fiscal year 1999 would have decreased by $215.2 million to $102.3 million, as compared to $317.5 million in fiscal year 1998. The principal causes of this decrease were lower net sales and lower gross margin, which were partially offset by lower marketing, general and administrative expenses.

Restructuring and Excess Capacity Reduction

   The following is a summary of the actions taken and related charges associated with our excess capacity reductions and other restructuring activities:

  . During September 1999, we announced plans to close one manufacturing facility and further reduce overhead costs by consolidating operations in Europe, with an estimated displacement of 960 employees. We recorded an initial charge to set up a reserve of $54.7 million. The manufacturing facility was closed in December 1999. In fiscal year 2000, $2.2 million of the remaining reserve balance was reversed due to the periodic reevaluation resulting from updated estimates and assumptions. As a result of this reevaluation, a total of 945 employees are estimated to be displaced. As of November 26, 2000, the balance of this reserve was $6.3 million, and approximately 910 employees had been displaced.

  . In February 1999, we announced the closure of 11 manufacturing facilities in North America. Those facilities were closed by the end of 1999, resulting in the displacement of approximately 5,900 employees. We recorded an initial charge to set up a reserve of $394.1 million in 1999. In fiscal year 2000, $13.3 million of the remaining reserve balance was reversed due to the periodic reevaluation resulting from updated estimates and assumptions. Of this reversal, $7.1 million was primarily associated with employee benefits and was based upon historical trends and future projections of medical and other employee benefits. Of this reversal, $6.1 million was primarily associated with plant closure costs and was based upon historical trends from previous plant closures. As of November 26, 2000, the balance in this reserve was $54.6 million.

  . In fiscal year 1999, we recorded an initial charge to set up a reserve of $48.9 million for corporate overhead reorganization initiatives with an estimated displacement of 930 employees upon completion of the reorganization. In fiscal year 2000, $9.0 million of the remaining reserve balance was reversed due to the periodic reevaluation resulting from updated estimates and assumptions. As a result of this reevaluation, a total of 730 employees are estimated to be displaced. As of November 26, 2000, the balance of this reserve was $2.8 million, and approximately 670 employees had been displaced.

  . In fiscal year 1998, we recorded an initial charge to set up a reserve of $61.1 million for corporate overhead reorganization initiatives and $82.1 million for the closure of two North American finishing facilities. The two North America finishing facilities were closed during 1999. Approximately 770 and 990 employees were displaced in connection with the reorganization and facility closures, respectively. In fiscal year 2000, $3.7 million of the remaining reserve balance for the corporate overhead reorganization initiatives was reversed due to the periodic reevaluation resulting from updated estimates and assumptions. Of this reversal, $1.8 million was primarily associated with employee benefits and was based upon historical trends and future projections of medical and other employee benefits. Of this reversal, $1.9 million was primarily associated with higher sub-lease income than initially projected. In fiscal year 2000, a small amount of the remaining reserve balance for the North America finishing facilities was reversed due to the periodic reevaluation resulting from updated estimates and assumptions. This reversal was primarily associated with employee benefits and was based upon historical trends and future projections of medical and other employee benefits. As of November 26, 2000, the balances of these reserves were $1.9 million and $2.1 million, respectively.

  . In fiscal year 1998, we recorded an initial restructuring charge to set up a reserve of $107.5 million for reorganization initiatives and the closure of two manufacturing and two finishing facilities in Europe with an estimated displacement of 1,650 employees. The two manufacturing and two finishing facilities were closed in 1999. As of November 26, 2000, the balance of this reserve was $1.5 million and approximately 1,645 employees had been displaced.

  . In November 1997, we announced the closure of one finishing and 10 manufacturing facilities in North America. Those facilities were closed by the end of 1998, resulting in the displacement of approximately 6,400 employees. We recorded an initial charge to set up a reserve of $386.8 million. In fiscal year 2000, $5.0 million of the reserve balance was reversed due to the periodic reevaluation resulting from updated estimates and assumptions. This reversal was primarily associated with employee benefits that expired during 2000. As of November 26, 2000, the balance of this reserve was $2.4 million.

   The following table summarizes the plant closures and restructuring charges and the resulting reductions:

                                         Initial                       Balance
                                          Asset                         as of
                               Initial    Write-     Cash              Nov. 26,
                              Provision    offs   Reductions Reversals   2000
                              ---------- -------- ---------- --------- --------
                                           (Dollars in Thousands)
1997 North American Plant
 Closures...................  $  386,792 $ 42,689  $336,669   $ 4,987  $ 2,447
1998 North American Plant
 Closures...................      82,073   23,399    56,604        13    2,057
1999 North American Plant
 Closures...................     394,105   33,430   292,777    13,281   54,617
1998 Corporate Restructuring
 Initiatives................      61,062    2,985    52,469     3,735    1,873
1999 Corporate Restructuring
 Initiatives................      48,889      --     37,164     8,963    2,762
1998 European Restructuring
 and Plant Closures.........     107,523   10,026    95,989       --     1,508
1999 European Restructuring
 and Plant Closures.........      54,689    4,500    41,693     2,165    6,331
                              ---------- --------  --------   -------  -------
  Total as of November 26,
   2000.....................  $1,135,133 $117,029  $913,365   $33,144  $71,595
                              ========== ========  ========   =======  =======

The majority of the initiatives are expected to be completed by the end of 2001.

Liquidity and Capital Resources

   Our principal capital requirements have been to fund working capital and capital expenditures. One of our business strategies is to focus on working capital control through improved forecasting, inventory management and product mix. We are also focusing on controlling operating expenses and using cash generated from operations to further reduce debt. As of November 26, 2000, total cash and cash equivalents were $117.1 million, a $75.8 million decrease from the $192.8 million cash balance reported as of November 28, 1999.

   Cash provided by/used for operations. Cash provided by operating activities in fiscal year 2000 was $305.9 million, as compared to a use of cash of $173.8 million in the same period in 1999. Although inventory increased, the composition of our inventory in fiscal year 2000 was more current and relevant to the marketplace compared to the composition of inventory in the prior year period. This reflected our efforts to clear out old merchandise from fiscal year 1999. Inventory decreased on the balance sheet due to the translation effects of foreign currency rates to the U.S. dollar.

   Income taxes receivable decreased during fiscal year 2000 primarily due to income tax refunds of $66.3 million received in March 2000 associated with a carryback of a net operating loss reported on our 1999 income tax return. Restructuring reserves and the related net deferred tax assets decreased during fiscal year 2000 primarily due to spending and accrual reversals related to the restructuring initiatives. Accrued salaries, wages and employee benefits, and long-term employee benefits increased during fiscal year 2000 primarily due to increased accruals for employee incentive plans. Accrued taxes increased and other long-term liabilities decreased during fiscal year 2000 due to a tentative settlement with the Internal Revenue Service in connection with an examination of our income tax returns for the years 1986 to 1989. The change in other, net during fiscal year 2000 was primarily due to the gain attributable to a sale of two office buildings in San Francisco located adjacent to our corporate headquarters.

   Cash used by operating activities in fiscal year 1999 was $173.8 million, as compared to cash provided by operating activities of $223.8 million in fiscal year 1998. This change was primarily due to increased spending associated with plant closures and restructuring initiatives and lower sales in fiscal year 1999. The decrease in long-term employee related benefits during fiscal year 1999 primarily reflected the reversal of the prior year's accruals for the Global Success Sharing Plan and reductions in deferred compensation. Inventory decreased during fiscal year 1999 primarily due to reduced production levels. The increase in income tax receivable for fiscal year 1999 reflected an expected income tax refund based upon a carryback of a net operating loss to be reported on our income tax return.

   Cash provided by/used for investing activities. Cash provided by investing activities during fiscal year 2000 increased to $154.2 million, as compared to $62.4 million during the same period in 1999. The increase in fiscal year 2000 resulted primarily from proceeds received on increased sales of property, plant and equipment, higher realized gains on net investment hedges and lower purchases of property, plant and equipment. The higher proceeds received on the sale of property, plant and equipment was primarily attributable to a sale of two office buildings in San Francisco located adjacent to our corporate headquarters.

   Our capital spending for fiscal year 2000 was $28.0 million, as compared to $61.1 million for fiscal year 1999 and $116.5 million in fiscal year 1998. We expect capital spending of approximately $50.0 million in fiscal year 2001, primarily for maintenance and purchase of equipment at our remaining manufacturing facilities and distribution centers, and for computer related equipment throughout the world. As expected, we have dramatically reduced capital spending following our 1998 and 1999 plant closures.

   Cash provided by investing activities in fiscal year 1999 was $62.4 million, as compared to net cash used by investing activities of $82.7 million in fiscal year 1998. This change was primarily due to an increase in proceeds from the sale of property, plant and equipment mainly associated with the plant closures, and lower purchases of property, plant and equipment in fiscal year 1999. In addition, in fiscal year 1999 we had net realized gains on hedging of our net investments, as compared to net losses in fiscal year 1998.

   Cash provided by/used for financing activities. Cash used for financing activities for fiscal year 2000 was $527.1 million, as compared to a source of cash of $224.2 million in the same period in 1999. Cash was used in fiscal year 2000 for repayment of existing debt.

   Cash provided by financing activities in fiscal year 1999 was $224.2 million, as compared to net cash used for financing activities of $194.5 million in fiscal year 1998. This change was primarily due to an increase in debt financing in fiscal year 1999.

Financial Condition

   Credit Agreements. In December 1999, we entered into a five-year $89.5 million credit facility secured by most of the equipment located at our distribution centers in Nevada, Mississippi and Kentucky. As of November 26, 2000, there was $85.0 million principal amount outstanding under this facility.

   In February 2000, several of our European subsidiaries entered into receivables securitization financing agreements with several lenders under which those subsidiaries may borrow up to $125.0 million, subject to specified operational conditions. As of November 26, 2000, our subsidiaries had borrowed
(Euro)36.5 million under the securitization agreements.

   On February 1, 2001, we entered into a $1.05 billion senior secured credit facility, replacing a secured credit facility that we entered into in January 2000 and providing for more favorable terms. The bank credit facility consists of a $700.0 million revolving credit facility and $350.0 million of term loans. The $350.0 million of term loans includes two tranches, Tranche A for $100.0 million and Tranche B for $250.0 million.

   Borrowings under the bank credit facility bear interest at LIBOR or the agent bank's base rate plus an incremental borrowing spread. For Tranche B term loans, the incremental borrowing spread over LIBOR is fixed at 3.25%. For Tranche A term loans and borrowings under the revolving credit facility, the initial and maximum borrowing spread over LIBOR is 3.50%. However, for the Tranche A term loans and borrowings under the revolving credit facility, the borrowing spreads, which are tied to a pricing grid, improve if and as our leverage ratio improves. Our bank credit facility matures on August 29, 2003. Prior to that date, the outstanding principal amounts under the term loan portion of our bank credit facility are required to be reduced by the following amounts:

  . $40.0 million in fiscal 2001; and

  . $82.5 million in fiscal 2002.

   Subject to certain limited exceptions, within a prescribed period of time after the end of each fiscal year, commencing with the fiscal year ending November 25, 2001, we are also required to prepay term loan borrowings ratably with 50% of our excess cash flow as defined in the credit agreement. The credit agreement provides that the excess cash flow payments for fiscal years 2001 and 2002, the mandatory amortization payments described above during fiscal years 2001 and 2002, and any voluntary prepayments of the bank credit facility during fiscal years 2001 and 2002, shall not exceed $200.0 million per year. We are obligated to prepay borrowings under our bank credit facility with proceeds from specified transactions we may effect during the term of the facility, including equipment and real estate financings, asset dispositions and any domestic and major foreign subsidiary receivables securitizations. In addition, in limited circumstances we are obligated to prepay our borrowings with the proceeds of insurance on collateral securing those borrowings.

   As of November 26, 2000, after giving effect to the offering of the old notes and the application of the net proceeds from the offering of the old notes to reduce debt outstanding under our then-current bank credit facilities and our entry into a new senior secured credit facility on February 1, 2001, our total debt was $2.1 billion, and we had approximately $355.0 million of additional borrowing capacity under our bank credit facility.

   In January 2001, we issued the old notes. The old notes are unsecured obligations and may be redeemed at any time after January 15, 2005. The old notes are seven-year notes maturing on January 15, 2008. Net proceeds from the offering were used to repay a portion of the indebtedness outstanding under the 2000 credit facility.

   The following table sets forth the required aggregate short-term and long-term debt principal payments as of November 26, 2000 for the next five years and thereafter:

                                                          Principal Payments
                                                       -------------------------
                                                         Actual   As Adjusted(1)
                                                      (Dollars in  (Dollars in
Year                                                   Thousands)   Thousands)
----                                                   ---------- --------------
2001.................................................. $  194,763   $   77,616
2002..................................................    838,629       89,637
2003..................................................    397,506      783,702
2004..................................................      8,521        8,521
2005..................................................     56,202       56,202
Thereafter............................................    630,809    1,123,190
                                                       ----------   ----------
 Total................................................ $2,126,430   $2,138,868
                                                       ==========   ==========

--------
(1) Represents the application of the net proceeds from the offering of the old notes and required mandatory repayments under the 2001 credit facility.

   See "Description of Other Indebtedness" for more information about our credit arrangements.

Foreign Currency Translation

   The functional currency for most of our foreign operations is the applicable local currency. For those operations, assets and liabilities are translated into U.S. dollars using period-end exchange rates and income and expense accounts are translated at average monthly exchange rates. The U.S. dollar is the functional currency for foreign operations in countries with highly inflationary economies and certain other subsidiaries. The translation adjustments for these entities are included in other (income) expense, net.

Year 2000

   We experienced no material disruption in customer or supplier relationships, revenue patterns or customer buying patterns as a result of the year 2000 problem. There have been no losses of revenue and we do not believe that any future contingencies related to year 2000 would have a material impact on our business.

Effects of Inflation

   We believe that the relatively moderate rates of inflation which have been experienced in the regions where most of our sales occur have not had a significant effect on our net sales or profitability.

Euro Conversion

   On January 1, 1999, eleven European Union member states (Germany, France, the Netherlands, Austria, Italy, Spain, Finland, Ireland, Belgium, Portugal and Luxembourg) adopted the euro as their common national currency. On January 1, 2001, Greece adopted the euro as its common national currency. Until January 1, 2002, either the euro or a participating country's national currency will be accepted as legal tender. Beginning on January 1, 2002, euro-denominated bills and coins will be issued, and by July 1, 2002, only the euro will be accepted as legal tender.

   We have a multi-functional euro project team responsible for ensuring our ability to operate effectively during the euro transition phase and through final euro conversion. Our total program costs are not expected to be material. We have developed marketing and pricing strategies for implementation throughout the more open European market.

   We are currently able to make and receive payments in euros and will convert financial and information technology systems to be able to use euros as the base currency in relevant markets prior to January 1, 2002.

   Based on the analysis and actions taken to date, we do not expect the euro conversion to materially affect our consolidated financial position, results of operations or cash flow.

New Accounting Standards

   In September 2000, the Financial Accounting Standards Board ("FASB") issued SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", which replaces SFAS 125, "Accounting for Transfers and Services of Financial Assets and Extinguishments of Liabilities". This standard revises the methods for accounting for securitizations and other transfers of financial assets and collateral as outlined in SFAS 125, and requires certain additional disclosures. For transfers and servicing of financial assets and extinguishments of liabilities, this standard will be effective for our May 27, 2001 quarterly financial statements. However, for disclosures regarding securitizations and collateral, as well as recognition and reclassification of collateral, this standard will be effective for our November 25, 2001 annual financial statements. We are currently evaluating the impact of the adoption of this standard; however, we do not expect the adoption of this standard to have a material effect on our financial position or results of operations.

   In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". In June 1999, the FASB delayed the effective date of SFAS 133 to fiscal years beginning after June 15, 2000. We adopted SFAS 133 and subsequent amendments the first day of fiscal year 2001. SFAS 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. In summary, SFAS 133 requires all derivatives to be recognized as assets or liabilities at fair value. Fair value adjustments are made either through earnings or equity, depending upon the exposure being hedged and the effectiveness of the hedge.

Foreign Exchange Hedging

   The primary purpose of our foreign exchange hedging activities is to maximize our U.S. dollar value over the long term. We manage our foreign currency exposures in a way that makes it unlikely that we will obtain hedge accounting treatment for all of our exposure management activities upon the adoption of SFAS 133. We attempt to take a long-term view of managing exposures on an economic basis, using forecasts to develop exposure positions and engage in active management of those exposures with the objective of protecting future cash flows and mitigating risks. We do not hold any derivative instruments for trading purposes.

   As a result, not all exposure management activities and foreign currency derivative instruments will qualify for hedge accounting treatment under SFAS
133. Derivative instruments utilized in these transactions will be valued at fair value and changes in fair value will be consequently classified into earnings. Therefore, it is possible that we will experience increased volatility in earnings.

   We use a variety of derivative instruments, including forward, swap and option contracts, to hedge foreign currency exposures related to sourcing, net investment positions, royalties and cash management.

   The derivative instruments used to hedge sourcing exposure are currently recorded at their fair value and any changes in fair value are included in earnings. Under SFAS 133, a majority of these contracts would not qualify for hedge accounting treatment. We have therefore chosen to continue to mark to market all sourcing related hedge transactions at their fair value and any changes in fair value will be recorded in earnings. At November 26, 2000, the fair value of these derivative instruments hedging sourcing exposure represented a net asset of $13.7 million, which is recorded on the balance sheet.

   We hedge our net investment position in major currencies by using forward, swap and option contracts. The contracts hedging these net investments are currently in compliance with SFAS 52, "Foreign Currency

Translation", and are considered net investment hedges. As a result, the related gains and losses are categorized as cumulative translation adjustment in the other comprehensive income section of stockholders' deficit. This will continue to be the methodology going forward for the contracts that qualify for hedge accounting treatment under SFAS 133. At November 26, 2000, the gains on these hedge contracts amounted to $1.4 million and are reflected in the cumulative translation adjustment section of other comprehensive income.

   The contracts hedging intercompany royalty flows are currently in compliance with SFAS 52, "Foreign Currency Translation", and are designated as net investment hedges. Therefore, the related gains and losses are categorized as cumulative translation adjustment in the other comprehensive income section of stockholders' deficit. The transactions hedging intercompany royalty flows will be considered cash flow hedges according to SFAS 133 rules. Consequently, gains and losses on the contracts that qualify and are designated for hedge accounting treatment will be deferred in other comprehensive income until the underlying royalty flow has been settled. The fair value of these transactions at November 26, 2000 amounted to a gain of $1.8 million. At the beginning of fiscal 2001, hedging activity related to outstanding cash flow hedges are valued at a gain of $1.0 million and will be reclassified into earnings as the underlying hedged items impact earnings.

   The derivative instruments utilized in transactions hedging cash management exposures are currently and, under SFAS 133, will continue to be marked to market at their fair value and any changes in fair value are recorded in earnings.

   Under SFAS 133, fair values of forward transactions and of the forward portion of swap transactions will be calculated using the discounted difference between the contract forward price and the forward price at the closing date for the remaining life of the contract. Forward points will no longer be recorded as assets or liabilities on the balance sheet and amortized over the life of the contract. Following SFAS 133 valuation principles, option contracts are also recorded at fair value. Therefore, option premiums will no longer be recorded as assets or liabilities on the balance sheet and amortized over the life of the contract. These changes in valuation methods will impact our earnings and the accumulated other comprehensive income section of stockholders' equity beginning in fiscal 2001. At adoption of SFAS 133, the earnings impact of these changes in valuation methods is an estimated gain of $1.3 million. In addition, the accumulated other comprehensive income section of stockholders' equity will decrease by approximately $0.7 million.

Interest Rate Hedging

   We are exposed to interest rate risk. It is our policy and practice to use derivative instruments, primarily interest rate swaps and options, to manage and reduce interest rate exposures. Our policy is to manage interest costs using a mix of fixed and variable debt.

   The fair value of these derivative instruments is not currently recorded on our financial statements. Under SFAS 133, those interest rate hedging instruments that do not qualify for hedge accounting treatment will be recorded on the balance sheet at their fair value. The related changes in fair value will be included in earnings. The earnings impact of this adjustment is estimated at a loss of $1.2 million.

Market Risk Disclosure

Derivative Financial Instruments

   We are exposed to market risk primarily related to foreign exchange, interest rates and the price of cotton. We actively manage foreign currency and interest rate risk with the objective of reducing fluctuations in actual and anticipated cash flows by entering into a variety of derivative instruments including spot, forward, options and swaps. We currently do not hedge our exposure to the price of cotton with derivative instruments.

Foreign Exchange Risk

   Foreign exchange market risk exposures are primarily related to cash management activities, raw material and finished goods purchases and anticipated dividend and royalty flows from affiliates.

   The following table presents notional amounts, average exchange rates and fair values for forward and swap contracts by currency. All amounts are stated in U.S. dollar equivalents. The notional amount represents the total net position outstanding as of the stated date. A positive amount represents a long position in U.S. dollars, while a negative amount represents a short position in U.S. dollars, versus the relevant currency. The net position is the sum of all buy transactions minus the sum of all sell transactions. The unrealized gain (loss) is the fair value of the outstanding position. The average forward rate is the forward rate weighted by the total of the transacted amounts. All transactions will mature before August 2001.

                   Outstanding Forward and Swap Transactions
                  (Dollars in Thousands Except Average Rates)

                                                          As of        As of
                                                       November 26, November 28,
             Currency                    Data              2000         1999
             --------                    ----          ------------ ------------
   Australian Dollar........... Notional amount          $ (3,522)   $ (16,528)
                                Unrealized gain (loss)        (23)         230
                                Average forward rate         0.52         0.65

   Canadian Dollar............. Notional amount          $(11,021)   $ (50,360)
                                Unrealized gain (loss)        (41)          64
                                Average forward rate         1.56         1.46

   Euro........................ Notional amount          $(69,045)   $(137,416)
                                Unrealized gain (loss)      5,439       18,672
                                Average forward rate         0.83         1.06

   British Pound............... Notional amount          $(65,862)   $ (81,591)
                                Unrealized gain (loss)      1,413          675
                                Average forward rate         1.43         1.62

   Japanese Yen................ Notional amount          $(54,168)   $(115,369)
                                Unrealized gain (loss)      2,198       (3,175)
                                Average forward rate       107.57       106.47

   Mexican Peso................ Notional amount          $ (1,511)   $  (7,339)
                                Unrealized gain (loss)       (194)        (110)
                                Average forward rate          9.8         9.47

   Swedish Krona............... Notional amount          $(54,630)   $ (94,675)
                                Unrealized gain (loss)        501          655
                                Average forward rate        10.16         8.32

   Other Currencies............ Notional amount          $  1,785    $ (10,406)
                                Unrealized gain (loss)        300          (79)
                                Average forward rate          N/A          N/A
                                                         --------    ---------
     Total Unrealized Gain.....                          $  9,593    $  16,932
                                                         ========    =========

   The following table presents notional amounts, average strike rates, book values and fair values of outstanding foreign currency options. All amounts are stated in U.S. dollar equivalents. The notional amount represents the total net position outstanding as of the stated date should the option be exercised. A positive amount represents a long position in U.S. dollars, while a negative amount represents a short position in U.S. dollars, versus the relevant currency. The carrying value is the amount reported in our financial statements. It equals the sum of the non-amortized portion of the option premium and the intrinsic value of the option. The market value represents the fair value reported by our counterparties. The average strike rate is weighted by the total of the notional amounts. All transactions will expire before June 2001.

                        Outstanding Options Transactions
                  (Dollars in Thousands Except Average Rates)

                                                          As of        As of
                                                       November 26, November 28,
              Currency                    Data             2000         1999
              --------             ------------------- ------------ ------------
   Australian Dollar.............. Notional amount       $ 12,750     $  3,585
                                   Carrying value              30           30
                                   Market value                75         (250)
                                   Average strike rate       0.52         0.65
   Canadian Dollar................ Notional amount       $ 10,000     $ 30,000
                                   Carrying value             217            6
                                   Market value               158           25
                                   Average strike rate       1.53         1.48
   Euro........................... Notional amount       $634,588     $365,006
                                   Carrying value           5,341        9,374
                                   Market value             5,091        6,181
                                   Average strike rate       0.88         1.06
   British Pound.................. Notional amount         (8,444)         --
                                   Carrying value             --            (2)
                                   Market value               --            53
                                   Average strike rate       1.32         1.61
   Hong Kong Dollar............... Notional amount       $    --      $  3,000
                                   Carrying value             --           --
                                   Market value               --            (2)
                                   Average strike rate        --          7.93
   Japanese Yen................... Notional amount       $ 20,000     $ 55,000
                                   Carrying value           1,853       (1,602)
                                   Market value             1,041       (3,749)
                                   Average strike rate     109.18       111.83
   Swedish Krona.................. Notional amount       $    --      $ 30,902
                                   Carrying value             --           --
                                   Market value               --            30
                                   Average strike rate        --          8.40
   Mexican Peso................... Notional amount       $  5,000     $    --
                                   Carrying value             (77)         --
                                   Market value               (76)         --
                                   Average strike rate       9.84          --
   South Africa Rand.............. Notional amount       $    --      $    --
                                   Carrying value             (55)         --
                                   Market value               --           --
                                   Average strike rate       7.69          --
                                                         --------     --------
     Total Carrying Value.........                       $  7,309     $  7,806
                                                         ========     ========
     Total Market Value...........                       $  6,289     $  2,288
                                                         ========     ========

Interest Rate Risk

   We have an interest rate risk management policy designed to manage the interest rate risk on our borrowings by entering into a variety of interest rate derivatives.

   The following table provides information about our derivative financial instruments and other financial instruments that are sensitive to changes in interest rates. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. For interest rate swaps, the table presents notional amounts and interest rates by contractual maturity dates. The applicable floating rate index is included for variable rate instruments. Notional amounts are the amounts outstanding at the end of the stated period. All amounts are stated in U.S. dollar equivalents.

                  Interest Rate Table as of November 26, 2000
                 (Dollars in Thousands Unless Otherwise Stated)


                                                      Year Ended
                          ------------------------------------------------------------------------  Fair Value
                             2000        2001       2002      2003      2004      2005      2006       2000
                          ----------  ----------  --------  --------  --------  --------  --------  ----------
Debt Instruments
Fixed Rate (US$)........  $  856,637  $  850,548  $844,774  $488,465  $481,571  $450,000       --   $  685,031
 Average Interest Rate..        7.05%       7.03%     7.02%     7.15%     7.13%     7.00%      --          --
Fixed Rate (Yen 20
 billion)...............  $  184,043  $  184,043  $184,043  $184,043  $184,043  $184,043  $184,043  $  133,945
 Average Interest Rate..        4.25%       4.25%     4.25%     4.25%     4.25%     4.25%     4.25%        --
Variable Rate (US$).....  $1,071,185  $1,069,417  $ 68,143  $ 56,889  $ 24,365       --        --   $1,071,185
 Average Interest
  Rate*.................        8.85%       8.85%     7.64%     8.06%     9.68%      --        --          --

Interest Rate Derivative
 Financial Instruments
 Related to Debt
Interest Rate Options
 Collar = Locked fixed
  payer rate in 6.72% -
  7.20% range/Receive
  variable 3 month
  LIBOR, combined with
  Receive 8.25% fix/Pay
  variable 3 month
  LIBOR.................  $   75,000  $   75,000       --        --        --        --        --   $      (85)

 Combination Pay fix
  7%/Receive fix 8% vs
  variable 3 month
  LIBOR.................  $   75,000  $   75,000       --        --        --        --        --   $        2

 Combination Pay fix
  8.10%/Pay fix 6.72% vs
  Receive 3 month
  LIBOR.................  $   75,000  $   75,000       --        --        --        --        --   $     (170)

 Collar = Locked fixed
  payer rate in average
  6.75% -7.20% range....  $  200,000  $  200,000       --        --        --        --        --   $     (537)

--------
*Assumes no change in short-term interest rates

                  Interest Rate Table as of November 28, 1999
                 (Dollars in Thousands Unless Otherwise Stated)

                                                      Year Ended
                          -------------------------------------------------------------------------  Fair Value
                             1999       2000      2001      2002      2003       2004       2005        1999
                          ----------  --------  --------  --------  ---------  ---------  ---------  ----------
Debt Instruments
Fixed Rate (US$)........  $  800,000  $800,000  $800,000  $800,000  $ 450,000  $ 450,000  $ 450,000  $  626,307
 Average Interest Rate..        6.91%     6.91%     6.91%     6.91%      7.00%      7.00%      7.00%        --
Fixed Rate (Yen 20
 billion)...............  $  188,679  $188,679  $188,679  $188,679  $ 188,679  $ 188,679  $ 188,679  $  148,113
 Average Interest Rate..        4.25%     4.25%     4.25%     4.25%      4.25%      4.25%      4.25%        --
Variable Rate (US$).....  $1,642,836  $631,800  $631,800       --         --         --         --   $1,650,315
 Average Interest
  Rate*.................        6.12%     6.16%     6.16%      --         --         --         --          --
Interest Rate Derivative
 Financial Instruments
 Related to Debt
Interest Rate Swaps
 Payer swaps (Pay
  fix/Receive
  variable).............  $  425,000       --        --        --         --         --         --   $   (2,119)
 Average rate received =
  US$ 3 month LIBOR.....        5.49%      --        --        --         --         --         --          --
 Average rate paid......        6.72%      --        --        --         --         --         --          --
 Receiver swaps (Receive
  fix/Pay variable).....  $  325,000  $325,000  $325,000  $325,000  $ 200,000  $ 200,000  $ 200,000  $   (1,596)
 Average rate received..        6.91%     6.84%     6.84%     6.84%      6.80%      6.80%      6.80%        --
 Average rate paid = US$
  3 month LIBOR.........    +5.69 bp  +6.15 bp  +6.15 bp  +6.15 bp  +10.00 bp  +10.00 bp  +10.00 bp         --
 Receiver swaps (Receive
  fix/Pay variable) with
  periodic 'Knock-Out'
  option................  $   50,000  $ 50,000  $ 50,000  $ 50,000        --         --         --   $   (1,124)
 Average rate received..        6.58%     6.58%     6.58%     6.58%       --         --         --          --
 Average rate paid = US$
  6 month LIBOR.........        6.13%      --        --        --         --         --         --          --

--------
* Assumes no change in short-term interest rates

                                    BUSINESS

Overview

   We are one of the world's leading branded apparel companies with sales in more than 80 countries. We design and market jeans and jeans-related pants, casual and dress pants, shirts, jackets and related accessories for men, women and children under our Levi's(R), Dockers(R) and Slates(R) brands. Our products are distributed in the United States primarily through chain retailers and department stores and abroad primarily through department stores and specialty retailers. We also maintain a network of approximately 750 franchised or independently owned stores dedicated to our products outside the United States and operate a small number of company-owned stores.

                     Levi's(R) Brand        Dockers(R) Brand       Slates(R) Brand
                     ---------------        ----------------       ---------------
Products:            Men's, women's and     Men's, women's and     Men's and women's --
                     kids' -- jeans,        boys' -- casual        dress pants, skirts,
                     jeans-related          pants, shorts,         tops, jackets,
                     products, knits and    skirts, knit and       outerwear and
                     woven tops, outerwear  woven tops, outerwear  accessories
                     and accessories        and accessories

Geographic Markets:  Men's and women's --   Men's and women's --   Men's and women's --
                     global Kids' --        global Boys' -- U.S.   U.S. only
                     primarily U.S.         only

Percentage of 2000
Net Sales:           75%                    23%                    2%

   Our business is currently organized into three geographic divisions: the Americas, consisting of the United States, Canada and Latin America; Europe, including the Middle East and Africa; and Asia Pacific. Our operations in the United States are conducted primarily through Levi Strauss & Co., while our operations outside the United States are conducted primarily through foreign subsidiaries owned directly or indirectly by Levi Strauss & Co. In 2000, we had net sales of $4.6 billion, of which the Americas, Europe and Asia Pacific accounted for 68%, 24% and 8%, respectively. In 1999, we had net sales of $5.1 billion.

Our Business Strategy

   Our primary strategic goals are to continue stabilizing our business and position it for profitable growth. We believe achievement of these objectives will help us increase our financial strength and flexibility and meet our goal of regaining investment grade ratings on our debt securities. To achieve these goals, we have several key business strategies.

Reinvigorate our brands through better product innovation and increased consumer and channel relevance.

   We believe that an integrated presentation of new and innovative products and marketing programs targeted to specific consumer and retail segments is crucial to generating consumer demand and increasing sales for our products. We intend to:

  . focus on continually updating our core products and creating new products, such as our Levi's(R) Engineered Jeans(TM), that incorporate design innovations, new fabrics and new finishes and that draw on our long heritage of originality in product design and fabrication;

  . design and market products that are relevant to our various consumer segments ranging from teenagers and trend initiators who demand fashion-forward styles, to urban professionals who desire sophisticated casual wear, as well as to the broad group of consumers who want mainstream, quality branded jeanswear and khaki pants for everyday and business wear;

  . take advantage of consumer recognition of our brands and market opportunities by expanding our product offerings in women's apparel, tops and licensed merchandise such as outerwear, shoes and belts;

  . capitalize on our global brand recognition and marketing capabilities by adopting successful products and design concepts developed in one region and introducing them to other geographic markets in which we operate;

  . target our product offerings to specific distribution channels in order to reach discrete consumer segments, create differentiation for our retail customers and between our brands, strengthen our position in our existing channels and address shifts in retail distribution channels in both the United States and Europe; and

  . develop product-focused marketing programs using both traditional advertising vehicles such as television, print and point-of-sale materials and other vehicles such as concert sponsorships, product placement and Internet sites.

Achieve operational excellence.

   We are implementing strategies and processes for more effectively anticipating and fulfilling product demand and replenishing core items. We intend to:

  . improve the coordination of our design, merchandising, forecasting, sourcing and logistics processes to reduce product lead times, ensure product availability and improve fill rates;

  . improve the linkage of product supply to consumer demand and our ability to ship product orders in a timely manner;

  . focus on working capital control through improved forecasting, inventory management and product mix; and

  . improve our product sourcing and operating efficiencies to further reduce product costs and control operating expenses.

Improve our relationships with our customers and upgrade the presentation of our product at retail.

   We distribute our products in a wide variety of retail formats around the world including chain and department stores, franchise stores dedicated to our brands and specialty retailers. Through better relationships and collaborative business planning with our customers, we must ensure that the right products are available and in-stock at retail and are presented in ways that enhance brand appeal and attract consumers. We intend to:

  . engage in more collaborative planning and performance monitoring processes with our retail customers to achieve better product presentation, assortment and inventory management;

  . improve the presentation of our product at retail through new retailing formats, better fixturing and visual merchandising, on-floor merchandising services and other sales-area upgrade programs;

  . implement an outlet strategy through new accounts and expanded product offerings without incurring capital expenditures; and

  . increase the number of franchised or other retail formats dedicated to our Dockers(R) brand products outside the United States in order to present the brand in a focused, image-enhancing environment.

Our Brands and Products

   We market a broad line of branded jeanswear, casual wear and dress pants that appeal to diverse demographic groups in markets around the world. Through a number of sub-brands and product lines under the Levi's(R), Dockers(R) and Slates(R) brands, we target specific consumer segments and provide product differentiation for our retail customers in our selected distribution channels. We focus on creating new, innovative products relevant to our target consumers, as well as ensuring that our core, traditional products are updated with new finishes, fabrications and colors. We strive to leverage our global brand recognition, product design and marketing capabilities to take products and design concepts developed in one region and introduce them in other geographic markets.

Levi's(R) Brand

   We market jeans and jeans-related products under the Levi's(R) brand around the world. Since their invention in 1873, Levi's(R) jeans have become one of the most successful and widely recognized brands in the history of the apparel industry. In fiscal year 2000, sales of our Levi's(R) brand products represented approximately 75% of our net sales, and accounted for approximately 67% of net sales in the Americas, approximately 91% of net sales in Europe and approximately 95% of net sales in Asia Pacific.

   Our Levi's(R) brand features a wide range of product offerings including:

  . Red Tab(TM) Products. Our Red Tab(TM) product line, identified by our Tab Device trademark on the back pocket, encompasses a variety of basic jeans with different silhouettes, fits, fabrics (including denim and corduroy) and finishes intended to appeal to a wide range of consumers. Our core line is anchored by the classic 501(R) button-fly jean, named by Time Magazine as the "Best Fashion of the Century" in its December 31, 1999 edition. We distribute Red Tab(TM) products worldwide through many of our distribution channels.

  . Levi's(R) Engineered Jeans(TM). Developed in Europe, Levi's(R) Engineered Jeans(TM) represent our reinvention of the blue jean and the first international jeanswear launch in our history. These jeans are ergonomically engineered to fit the body's contours and have a three-dimensional shape that we believe provides innovative design, unique style, superior comfort and ease of movement. We target Levi's(R) Engineered Jeans(TM) to 15- to 24-year-olds in Asia, Europe and the Americas primarily through independent retailers, specialty stores and Original Levi's Store(R) retail shops.

  . Silvertab(R) Products. Our Silvertab(R) line targets 15- to 19-year-olds and offers a more fashion-forward product range featuring technologically advanced fabrics, such as microfiber, nylon ripstop and "oily" canvas and innovative finishes for denim jeans. We distribute Silvertab(R) products primarily through department stores and Original Levi's Store(R) retail shops in the Americas.

  . Other Products. Other Levi's(R) brand products include: Levi's(R) Vintage Clothing for jean "aficionados", a premium line available through high-end specialty stores and independent retailers in Europe, Asia and the United States; the Levi's(R) Red(TM) collection, a European-developed product designed to reflect both our heritage and modern design concepts; L2(R) brand that targets 15- to 24-year-old suburban youth who want fashionable products at value pricing that are distributed through chain stores in the United States and in Asia; and, in conjunction with Philips Electronics NV, Levi's(R) ICD+(TM) (Levi's(R) Industrial Clothing Division+(TM)) in Europe features an innovative line of jackets that integrate wearable electronics with fashion.

Dockers(R) Brand

   We market casual clothing, primarily pants and tops, under the Dockers(R) brand, in more than 40 countries. We launched the brand in 1986 to address an emerging consumer interest in khaki pants. We believe that the Dockers(R) brand, through its product offering and marketing, played a major role in the resurgence of khaki pants and the movement toward casual attire in the workplace by helping create a standard for business casual clothing. In fiscal year 2000, sales of Dockers(R) brand products represented approximately 23% of our net sales, accounting for approximately 31% of net sales in the Americas, approximately 9% of net sales in Europe and approximately 5% of net sales in Asia Pacific.

   Our Dockers(R) brand offerings are primarily targeted to men and women ages 25 to 39 and include:

  . Dockers(R) brand. Dockers(R) brand products are the core line of the brand. They include a broad range of casual khaki pants and are complemented by a variety of tops and seasonal pant products in a range of fits, fabrics, colors and styles. We distribute these products in the Americas, Europe and Asia through a variety of channels, including department stores and chain stores.

  . Dockers(R) Premium. The Dockers(R) Premium pant line provides a range of cotton pants constructed from premium fabrics with sophisticated details in a range of finishes, fits, styles and colors. We distribute these products through department stores in the United States.

  . Dockers(R) Recode(TM). In Spring 2000, we launched the Dockers(R) Recode(TM) sub-brand exclusively in U.S. department stores in order to appeal to more fashion-involved consumers who want modern casual clothes. A slightly more fashion-forward line of pants and tops, the sub-brand consists of cotton-blended fabrications in a sophisticated color spectrum. In Fall 2000, we expanded the collection with an offering of sweaters, outerwear, shoes and belts marketed by our licensees.

  . Dockers(R) K-1 Khakis. The brand's first global product launch, Dockers(R) K-1 Khakis is a premium khaki pant inspired by the authentic army khaki and made from the original Cramerton(R) army cloth. In Fall 2000, we introduced a complete collection with new colors and fabrics in shirts, sweaters, belts, outerwear and a variety of pants, all inspired by military and antique workwear themes. We distribute Dockers(R) K-1 Khakis through specialty and department stores in Europe, Asia and the Americas, but will discontinue this line in the United States in 2001 in order to heighten our focus on other Dockers(R) lines.

  . Other Products. Our other Dockers(R) product lines include Exact(TM) A Dockers(R) Brand, a collection of more refined casual dress styling available through chain stores; and Dockers(R) D(TM) products, a new boys' line distributed in the United States targeted towards boys ages 4 to 14. We work with established licensees to develop and market complementary products under the Dockers(R) brand, including outerwear and leather goods, men's and women's footwear, men's sweaters, hosiery and golf apparel.

Slates(R) Brand

   We market modern, sophisticated clothes for men and women under the Slates(R) brand in the United States. Launched in Fall 1996, the Slates(R) brand became a leading men's dress pant brand at department stores by the end of 1997.

   Our Slates(R) brand offerings include:

  . Men's Slates(R). The men's Slates(R) brand collection of pants, shirts, sweaters and outerwear, combines contemporary styles with modern fabrics and colors. We position the brand between casual pants and tailored clothing and design and market it to meet the 25- to 34-year-old consumer's desire for a younger and more sophisticated casual look. This brand is distributed to department stores and specialty stores.

  . Women's Slates(R). In Fall 2000, we added a new line of women's dress-casual clothing to the Slates(R) brand. The "Slates(R) Janet Howard(R)" line, designed by Janet Howard, targets women ages 24 to 35 with a designer-inspired line of dress pants, skirts, tops, sweaters and dress jackets. We distribute this line of products to higher-end department stores to fill a gap between the classic and contemporary women's apparel categories.

  . Other Products. For men's products, we produce the pants in the Slates(R) line and work with established licensees to develop and market complementary products under the Slates(R) brand, including a broad assortment of knit and woven tops, dress shirts, sweaters, hosiery and outerwear and, planned for Spring 2001, ties, sportcoats and suit separates.

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

Sales, Distribution and Customers

   We distribute our products on a worldwide basis through selected retail channels, including chain stores, department stores, specialty stores, dedicated franchised stores, outlets, Internet sites and mail-order catalogs. Our distribution strategy focuses on:

  . improving the presentation of our products at retail through introducing new retailing formats, executing new fixturing, visual merchandising and other sales-area upgrade programs and providing on-floor merchandising services; and

  . strengthening our relationships with our retail customers through more collaborative planning and performance monitoring processes, providing sub-brands and products to specific distribution channels in order to create points of differentiation for our customers and providing them with products targeted for their core consumers.

Americas

   In the Americas, we distribute our products through national and regional chains, department stores, specialty stores and Original Levi's Store(R) and Dockers(R) Store retail shops. We have approximately 3,000 retail customers operating more than 16,800 locations in the United States and Canada. Sales of Levi's(R), Dockers(R) and Slates(R) products to our top five and top 10 customers in the United States accounted for approximately 36% and 48% of our total net sales in fiscal year 2000, and approximately 54% and 70% of our Americas net sales in fiscal year 2000, as compared to approximately 34% and 46% of our total net sales in fiscal year 1999, and approximately 51% and 69% of our Americas net sales in fiscal year 1999. Our top 10 customers in 2000, on both an Americas and total company basis, were Designs, Inc., Dillards, Inc., Federated Department Stores, Inc., Goody's Family Clothing, Inc., J.C. Penney, Kohl's Corporation, The May Department Stores Company, the Mervyn's unit of Target, Sears, Roebuck & Co. and Specialty Retailers. J.C. Penney is the only customer that represented more than 10% of our total net sales, accounting for 12%, 11% and 12% of our total net sales in fiscal years 2000, 1999 and 1998, respectively. We also target limited distribution premium products like Levi's(R) Vintage Clothing to independent, image-conscious specialty stores in major metropolitan areas who cater to more fashion-forward, trend-influential consumers.

Europe

   Our European customers include large department stores, such as Corte Ingles in Spain, Galeries Lafayette in France and Karstadt Quelle AG in Germany; dedicated, single-brand Original Levi's Store(R) and Dockers(R) Store retail shops; mail order accounts; and a substantial number of independent retailers operating either a single or small group of jeans-focused stores or general clothing stores. We depend for nearly half our European sales on these independent retailers, who are under increasing pressure from both vertically integrated specialty stores and department stores. The more varied and fragmented nature of European retailing means that we are less dependent on major customers than we are in the United States. In fiscal year 2000, our top 10 European customers accounted for approximately 10% of our total European net sales.

Asia Pacific

   In Asia Pacific, we generate over half of our sales through the specialty store channel, which includes multi-brand as well as independently owned Original Levi's Store(R) retail shops. The rest of our products are sold through department stores and general merchandise stores. As in Europe, the varied and fragmented nature of Asian retailing means we are less dependent on individual customers in the region. Our Asia Pacific business is heavily weighted toward Japan, which represented approximately 63% of our 2000 net sales in the region.

Dedicated Stores

   We have a network of approximately 750 franchised or other independently owned stores selling Levi's(R) brand or Dockers(R) brand products under the "Original Levi's Store(R)", "Levi's(R) Store" and "Dockers(R) Store" names in Europe, Asia, Canada and Latin America. These dedicated-format stores are strategically important as vehicles for demonstrating the breadth of our product line, enhancing brand image and generating sales. These stores also are an important distribution channel in newer and smaller markets in Eastern Europe, Asia Pacific and Latin America. We own and operate a small number of stores dedicated to the Levi's(R) brand, including stores in the United States located in New York, Chicago, Orange County, San Francisco, San Diego, Boston and Seattle and in Europe in London, Milan, Paris and Berlin.

   We also own in the United States and Japan, and license third parties in the United States and abroad to operate outlet stores for the disposition of closeout, irregular and return goods. Sales in fiscal year 2000 through our outlet channels in the United States represented approximately 8% of our Americas net sales and approximately 5% of our total net sales. We use the outlet store channel to support our brands by moving closeout and irregular goods as quickly as possible through the stores and by reducing the flow of goods to channels that are not consistent with brand image and distribution strategies. In order to better meet consumer needs and to participate effectively in the value distribution channel, we supplement the product offering to the outlet and related stores in the United States by producing selected basic products, including jeans, khaki pants and denim shirts, specifically for those stores.

Internet

   We operate web sites devoted to each of the Levi's(R), Dockers(R) and Slates(R) brands as marketing vehicles to enhance consumer understanding of our brands. We do not sell products directly to consumers through the Internet. In the United States, our products are currently sold online through specifically authorized Internet sites that meet our standards, such as www.macys.com, operated by Federated, and www.jcpenney.com, operated by J.C. Penney. In Europe, authorized dealers and mail order accounts who meet our standards relating to customer service, return policy, site content, trademark use and other matters may sell our products to consumers through their own Internet sites.

Advertising and Promotion

   We make substantial investments in advertising, retail and promotion activities in support of our brands to increase consumer relevance and to drive consumer demand. We expensed approximately $402.7 million, or 8.7% of total net sales, on these activities in fiscal year 2000. We advertise through a broad mix of media, including television, national publications, billboards and other outdoor vehicles. We execute both global and region-specific marketing programs to achieve consistent brand positioning while allowing flexibility to optimize program execution in local markets. Examples of our global marketing initiatives include our sponsorships of World AIDS Day and advertising campaigns associated with the global launch of Levi's(R) Engineered Jeans(TM) .

   Our marketing strategy focuses on:

  . developing clear consumer value propositions that drive product development and messaging in order to differentiate our brands and products;

  . developing integrated marketing programs that effectively coordinate product launches and promotions with specific traditional and non-traditional advertising and retail point of sales activities;

  .  creating superior quality, product-focused advertising; and

  . enhancing presentation of product at retail through innovative retail initiatives.

   We are increasing our use of less traditional marketing vehicles, including event and music sponsorships, product placement in television shows, music videos and films and alternative marketing techniques, including street-level and nightclub events and similar targeted, small-scale activities. Recent activities include cosponsoring with Sears the fall tour of the Grammy award winner Christina Aguilera. The multi-program "Make Them Your Own"(TM) campaign for the Levi's(R) brand in the United States, launched in summer 2000, features print and television advertising, interactive online activities and a customized tractor-trailer featuring games, product displays, video "style-cam", and karaoke that travels to concert venues and retail locations.

Competition

   The worldwide apparel industry is highly competitive and fragmented. We compete in all of our markets with numerous designers, manufacturers, private labels and specialty store retailers, both domestic and foreign. The success of our business depends on our ability to shape and stimulate consumer tastes and demands by producing innovative, attractive, and competitively priced fashion products. In fashion-sensitive markets, such as the jeans and casual wear markets, barriers to entry are sufficiently low so that talented designers and others can become meaningful competitors soon after establishing a new label. We believe that the primary factors upon which we compete are:

  . anticipating and responding to changing consumer demands in a timely manner;

  .  maintaining favorable brand recognition;

  . developing innovative, high-quality products in sizes, colors and styles that appeal to consumers;

  .  pricing products;

  .  providing strong and effective marketing support;

  .  creating an acceptable value proposition for retail customers;

  . ensuring product availability and optimizing supply chain efficiencies with retailers; and

  . obtaining sufficient retail floor space and effective presentation of products at retail.

   We believe our competitive strengths include:

  .  strong worldwide brand recognition;

  .  competitive product quality and value;

  . long-standing relationships with leading department stores and other chain stores worldwide;

  . our network of franchised and other Original Levi's Store(R) and Dockers(R) Store retail shops in Europe, Asia, Canada and Latin America; and

  .  our commitment to ethical conduct and social responsibility.

   We believe that the total unit sales of Levi's(R) brand jeans in the United States is second only to the combined total unit sales in the United States of VF Corporation's principal jeans brands, Wrangler, Lee and Rustler. We believe that the total unit sales of Levi's(R) brand jeans on a pan-European basis and on a pan-Asia Pacific basis is greater than the total unit sales of jeans of any single brand in those regions and that there is no single competitor offering multiple brands with greater total sales of jeans in either of those regions.

Americas

   We face intense competition across all of our brands from designer labels, vertically integrated specialty stores, mass merchandisers, private labels and fashion labels. We sell both basic and fashion-oriented products under the Levi's(R), Dockers(R) and Slates(R) brands to retailers in diverse channels across a wide range of retail price points. As a result, we face a wide range of competitors, including:

  . other jeanswear manufacturers, including VF Corporation, marketer of the Lee, Wrangler and Rustler brands;

  . fashion-oriented designer apparel marketers, including Polo Ralph Lauren Corporation, Calvin Klein, Nautica Enterprises, Guess?, Inc. and Tommy Hilfiger Corp.;

  . vertically integrated specialty stores, including Gap Inc., Abercrombie & Fitch, American Eagle Outfitters Inc., J. Crew and Eddie Bauer, Inc.;

  . lower-volume but high visibility fashion-forward jeanswear brands that appeal to the teenage market, including the FUBU, JNCO, Lucky, MUDD and Diesel brands;

  . casual wear manufacturers, including Haggar Corp., Liz Claiborne, Inc. and Savane International Corp.;

  . retailer private labels, including J.C. Penney's Arizona brand and Sears' Canyon River Blues and Canyon River Khakis brands; and

  .  mass merchandisers, including Wal-Mart Stores, Inc., Target and Kmart.

Europe

   While there is no one particular brand with a strong pan-European presence, strong local brands and retailers exist in certain markets, including Diesel in Italy and Scandinavia, Pepe in Spain and Lee Cooper in France. Zara, Hennes & Mauritz AB, Energie and other vertically integrated specialty retailers, and athletic wear firms such as adidas-Salomon, also offer competitive products and are an increasing competitive force in the market. Our principal U.S. competitors, including Gap Inc. and VF Corporation, are expanding their collective presence in Europe. While these U.S. competitors generally lack the presence in Europe they enjoy in the United States, we believe they view Europe as a significant growth opportunity, and we anticipate increased competition from them going forward.

Asia Pacific

   Competitors in the jeanswear market consist of both regional brands, such as Edwin, our principal competitor in Japan, and U.S. brands, including Guess?, Lee and Wrangler, which offer basic products available in local markets. Competitors in both jeanswear and casual apparel also include vertically integrated specialty stores, such as UNIQLO, Gap Inc., Esprit and Eddie Bauer in Japan, and Giordano, a more value-focused retailer that operates throughout the region.

Sourcing, Manufacturing and Raw Materials

   Our supply chain strategy focuses on improving the linkage of our product supply to consumer demand and our ability to ship product orders in a timely manner. We obtain our products from a combination of company-owned facilities and independent manufacturers. Over the last three years, we shifted our sourcing base substantially toward outsourcing by closing 29 company-owned production and finishing facilities in North America and Europe. We believe that outsourcing allows us to maintain production flexibility while avoiding the substantial capital expenditures and costs related to maintaining a large internal production capability.

   Each of our operating regions operates a supply chain network that provides product management, demand-forecasting, quality assurance, manufacturing and logistics support to our brands. Within each of our brands, merchandisers and designers create seasonal product plans that are intended to reflect consumer preferences, market trends and retail customer requirements. During the development phase, the merchandisers and designers work closely with the product managers to ensure completion of manufacturing specifications and costing for each product in the seasonal plan. They also consult with forecast specialists and sales representatives to determine the potential unit volume for the fashion and replenishment products in the plan. Once the brand's seasonal plan is finalized, product managers focus on sourcing the products in the plan.

   We purchase the fabric and raw materials used in our business, particularly denim and twill, from several suppliers, including Cone Mills, Burlington Industries, Galey & Lord, including its Swift Denim subsidiary and American Cotton Growers. In addition, we purchase thread, trim, buttons, zippers, snaps and various other product components from numerous suppliers. We do not have long-term raw materials or production contracts with any of our principal suppliers, except for Cone Mills, which is the sole worldwide supplier of the denim used for our 501(R) jeans, and which supplied approximately 24%, 22% and 24% in 2000, 1999 and 1998, respectively, of the total volume of fabrics we purchased worldwide. Our contract with Cone Mills provides for a rolling five-year term unless either Cone Mills or we elect not to extend the agreement, upon which the agreement will terminate at the end of the then-current term. The contract also ensures our supply for three years following a change of control of Cone Mills. We may terminate the Cone Mills contract at any time upon 30 days notice. We have not experienced any material difficulty in obtaining fabric and other raw materials to meet production needs in the past.

   Our purchased fabrics are shipped directly from fabric manufacturers to our owned manufacturing plants, to cutting facilities for cutting and shipment on to third party contractors or directly to third party contractors for garment construction. In most cases where we use contractors, we retain ownership of the fabric throughout the manufacturing process. We use numerous independent manufacturers, principally in Latin America and Asia, for the production of our garments. We also use contractors who both produce or purchase fabric and sew the garments. These package contractors represent a small but growing percentage of our production and enable us to reduce working capital relating to work-in-process inventories. We typically conduct business with our contractors on an order-by-order basis. We inspect fabrics and finished goods as part of our quality control program.

   We require all third party contractors who manufacture or finish products on our behalf to abide by a stringent code of conduct that sets guidelines for employment practices such as wages and benefits, working hours, health and safety, working age and disciplinary practices, and for environmental, ethical and legal matters. We assess working conditions and contractors' compliance with our standards on a regular basis and implement continuous improvement plans as needed.

   We operate 21 dedicated distribution centers in 18 countries. Distribution center activities include receiving finished goods from our plants and contractors, inspecting those products and shipping them to our customers. In some instances, we outsource distribution activities to third party logistics providers.

Trademarks

   We regard our trademarks as our most valuable assets and believe they have substantial value in the marketing of our products. Levi's(R), Silvertab(R), 501(R), L2(R), Dockers(R), Slates(R), the Arcuate trademark, the Tab Device and Two Horse are among our core trademarks. We protect these trademarks by registering them with the U.S. Patent and Trademark Office and with governmental agencies in other countries where our products are manufactured and sold. We work vigorously to enforce and protect our trademark rights by engaging in regular market reviews, helping local law enforcement authorities detect and prosecute counterfeiters, issuing cease-and-desist letters against third parties infringing or denigrating our trademarks and initiating litigation as necessary. We also work with trade groups and industry participants seeking to strengthen laws relating to the protection of intellectual property rights in markets around the world. We grant licenses to other parties to manufacture and sell products with our trademarks in product categories and in geographic areas in which we do not operate.

Seasonality and Backlog

   Our sales do not vary substantially by quarter in any of our three regions, as the apparel industry has become less seasonal due to more frequent selling seasons and offerings of both basic and fashion oriented merchandise throughout the year. In addition, all of our orders are subject to cancellation. For those reasons, our order backlog may not be indicative of future shipments.

Social Responsibility

   We have a long-standing corporate culture characterized by ethical conduct and social responsibility. Our culture and values are reflected in policies and initiatives that we believe distinguish us from others in the apparel industry. We were a pioneer in many social and cultural areas:

  . We were the first multinational company to develop a comprehensive code of conduct intended to ensure that workers making our products anywhere in the world would do so in safe and healthy working conditions and be treated with dignity and respect.

  . Our commitment to social justice is highlighted by a unique initiative that addresses racial prejudice and seeks to improve race relations by supporting community organizations working together to eliminate racism.

  . We were among the first companies to offer employee benefits such as flexible time-off policies and domestic partner benefits.

  .  We have been a leader in promoting AIDS awareness and education since
     1982.

   We are active in the communities where we have a presence. We and the Levi Strauss Foundation jointly contributed $17.2 million during fiscal year 2000 to community agencies in over 40 countries to support employee volunteerism and programs in AIDS prevention and care, economic empowerment, youth empowerment and social justice. In addition, we support more than 75 community involvement teams worldwide that facilitate employee volunteerism and raise funds for community projects.

Employees

   As of November 26, 2000, we employed approximately 17,300 people, approximately 9,000 of whom were located in the United States. Most of our production and distribution employees in the United States are covered by various collective bargaining agreements. Outside the United States, most of our production and distribution employees are covered by either industry-sponsored and/or state-sponsored collective bargaining mechanisms. We consider our relations with our employees to be good and have not recently experienced any material job actions or labor shortages.

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

Properties


   We conduct manufacturing, distribution and administrative activities in owned and leased facilities. We have renewal rights in most of our property leases. We anticipate that we will be able to extend these leases on terms satisfactory to us or, if necessary, locate substitute facilities on acceptable terms. We believe our facilities and equipment are in good condition and are suitable for our needs. Information about manufacturing, finishing and distribution facilities and other key operating properties in use as of November 26, 2000 is summarized in the following table:

Location                        Primary Use                               Leased/Owned
--------                        -----------                               ------------
United States
Little Rock, AR...............  Distribution                                 Owned
Hebron, KY....................  Distribution                                 Owned
Canton, MS....................  Distribution                                 Owned
Henderson, NV.................  Distribution                                 Owned
San Antonio, TX...............  Finishing                                    Owned
San Antonio, TX...............  Manufacturing                                Owned
San Francisco, CA.............  Manufacturing                                Owned
Blue Ridge, GA................  Manufacturing                                Owned
Powell, TN....................  Manufacturing                                Owned
Brownsville, TX...............  Manufacturing                                Owned
El Paso (Kastrin), TX.........  Manufacturing                                Owned
San Benito, TX................  Manufacturing                                Owned
Westlake, TX..................  Data Center                                  Leased
Other Americas
Buenos Aires, Argentina.......  Distribution                                 Leased
Cotia, Brazil.................  Distribution                                 Leased
Rexdale, Canada...............  Distribution                                 Owned
Stoney Creek, Canada..........  Manufacturing                                Owned
Brantford, Canada.............  Finishing                                    Leased
Edmonton, Canada..............  Manufacturing                                Leased
Naucalpan, Mexico.............  Distribution                                 Leased
Europe, Middle East and Africa
Schoten, Belgium..............  Distribution                                 Leased
Les Ulis, France..............  Distribution                                 Leased
Heusenstamm, Germany..........  Distribution                                 Owned
Kiskunhalas, Hungary..........  Manufacturing, Finishing and Distribution    Owned
Milan, Italy..................  Distribution                                 Leased
Amsterdam, Netherlands........  Distribution                                 Leased
Plock, Poland.................  Manufacturing and Finishing                  Leased
Warsaw, Poland................  Distribution                                 Leased
Dundee, Scotland..............  Manufacturing                                Owned
Bellshill, Scotland...........  Finishing                                    Owned
Northhampton, U.K.............  Distribution                                 Owned
Cape Town, South Africa.......  Manufacturing, Finishing and Distribution    Leased
Sabedell, Spain...............  Distribution                                 Leased
Bonmati, Spain................  Manufacturing                                Owned
Olvega, Spain.................  Manufacturing                                Owned
Helsingborg, Sweden...........  Distribution                                 Owned
Corlu, Turkey.................  Manufacturing, Finishing and Distribution    Owned
Asia Pacific
Auckland, New Zealand.........  Distribution                                 Leased
Adelaide, Australia...........  Manufacturing and Distribution               Owned
Bangalore, India..............  Distribution                                 Leased
Jawa Barat, Indonesia.........  Finishing                                    Leased
Hiratsuka Kanagawa, Japan.....  Distribution                                 Owned
Makati, Philippines...........  Distribution                                 Leased
Makati, Philippines...........  Manufacturing                                Leased

   Our global headquarters and the headquarters of our Americas business are both located in leased premises in San Francisco, California. Our Europe and Asia Pacific headquarters are located in leased premises in Brussels, Belgium and Singapore. We also lease or own over 110 administrative and sales offices in 44 countries, as well as lease a number of small warehouses in nine countries. In addition, we have 52 company-operated retail and outlet stores in eight countries in owned and leased premises, of which 10 stores are outlet stores in the United States, and 15 stores are located in Poland. We also own or lease several facilities we formerly operated and have closed.

Legal Proceedings

   We are subject to claims against us, and we make claims against others, in the ordinary course of our business, including claims arising from the use of our trademarks and with respect to employment matters. We do not believe that the resolution of any pending claims will materially adversely affect our business.

                                  MANAGEMENT

   Set forth below is information concerning our directors and executive officers as of February 12, 2001.

Name                     Age Office and Position
----                     --- -------------------
Peter E. Haas, Sr.......  82 Director, Chairman of the Executive Committee
Robert D. Haas..........  58 Director, Chairman of the Board of Directors
Philip A. Marineau......  54 Director, President and Chief Executive Officer
Angela Glover
 Blackwell..............  55 Director
Robert E. Friedman......  51 Director
Tully M. Friedman.......  59 Director
James C. Gaither........  63 Director
Peter A. Georgescu......  61 Director
Peter E. Haas, Jr.......  53 Director
Walter J. Haas..........  51 Director
F. Warren Hellman.......  66 Director
Patricia Salas Pineda...  49 Director
T. Gary Rogers..........  58 Director
G. Craig Sullivan.......  60 Director
R. John Anderson........  49 Senior Vice President and President, Levi Strauss Asia Pacific
David G. Bergen.........  45 Senior Vice President and Chief Information Officer
William B. Chiasson.....  48 Senior Vice President and Chief Financial Officer
Karen Duvall............  38 Senior Vice President, Worldwide Supply Chain
Joseph Middleton........  45 Senior Vice President and President, Levi Strauss Europe,
                             Middle East, Africa
Albert F. Moreno........  57 Senior Vice President, General Counsel and Assistant Secretary
Fred Paulenich..........  36 Senior Vice President, Worldwide Human Resources

   All members of the Haas family are descendants of our founder, Levi Strauss. Peter E. Haas, Sr. is the father of Peter E. Haas, Jr. and the uncle of Robert D. Haas and Walter J. Haas. Robert E. Friedman is a descendant of Daniel E. Koshland, who joined his brother-in-law, Walter A. Haas, Sr., in our management in 1922.

   Peter E. Haas, Sr. became Chairman of the Executive Committee of our Board of Directors in 1989 after serving as Chairman of our Board since 1981. He has been a member of our Board since 1948. He joined us in 1945, became President in 1970 and Chief Executive Officer in 1976. Mr. Haas is a former Director of American Telephone and Telegraph Co., Crocker National Corporation and Crocker National Bank.

   Robert D. Haas is the Chairman of our Board. He was named Chairman in 1989 and served as Chief Executive Officer from 1984 until 1999. Mr. Haas joined us in 1973 and served in a variety of marketing, planning and operating positions before becoming Chief Executive Officer.

   Philip A. Marineau, a director since 1999, is our President and Chief Executive Officer and, following the departure of James Lewis on February 9, 2001, is serving as head of our Levi Strauss Americas division until a successor is named for Mr. Lewis. Prior to joining us, Mr. Marineau was the President and Chief Executive Officer of Pepsi-Cola North America from 1997 to 1999. From 1996 to 1997, Mr. Marineau was President and Chief Operating Officer of Dean Foods Company. From 1972 to 1996, Mr. Marineau held a series of positions at Quaker Oats Company including President and Chief Operating Officer from 1993 to 1996.

   Angela Glover Blackwell, a director since 1994, is founder and president of PolicyLink, a nonprofit research, advocacy and communications organization devoted to eliminating poverty and strengthening communities. From 1995 to 1998, Ms. Blackwell was Senior Vice President of the Rockefeller Foundation where she oversaw the foundation's domestic and cultural divisions. Ms. Blackwell was the founder of Oakland, California's Urban Strategies Council, a nonprofit organization focused on reducing persistent urban poverty.

   Robert E. Friedman, a director since 1998, is founder and Chairman of the Board of the Corporation for Enterprise Development, a Washington, D.C.-based not-for-profit economic development research, technical assistance and demonstration organization which he founded in 1979. The Corporation for Enterprise Development works with public and private policymakers in governments, international organizations, corporations, private foundations, labor unions and community groups to design and implement economic development strategies.

   Tully M. Friedman, a director since 1985, is Chairman and Chief Executive Officer of Friedman Fleischer & Lowe LLC, a private equity investment firm he founded in 1997. Formerly, Mr. Friedman was a founding partner of Hellman & Friedman LLC, a private investment firm formed in 1984. Prior to forming Hellman & Friedman LLC in 1984, he was a managing director and general partner of Salomon Brothers Inc. Mr. Friedman currently serves on the board of directors of The Clorox Company, Mattel, Inc., McKesson HBOC, Inc., Archimedes Technology Group, Brand Farm, Inc. and Advanced Career Technologies, Inc.

   James C. Gaither, a director since 1988, is Managing Director of Sutter Hill Ventures, a venture capital investment firm and senior counsel of the law firm of Cooley Godward LLP in San Francisco, California. Prior to joining Cooley Godward in 1969, he served as law clerk to the Honorable Earl Warren, Chief Justice of the United States, special assistant to the Assistant Attorney General in the U.S. Department of Justice and staff assistant to the President of the United States, Lyndon B. Johnson. Mr. Gaither is currently a director of Basic American, Inc., Blue Martini Software, Nvidia Corporation and Siebel Systems, Inc.

   Peter A. Georgescu, a director since February 2000, is Chairman Emeritus of Young & Rubicam Inc. (now WPP Group plc), a global advertising agency. Prior to his retirement in January 2000, Mr. Georgescu served as Chairman and Chief Executive Officer of Young & Rubicam since 1993 and, prior to that, as President of Y&R Inc. from 1990 to 1993, Y&R Advertising from 1986 to 1990 and President of its Young & Rubicam international division from 1982 to 1986. Mr. Georgescu is currently a director of IFF Corporation and Briggs & Stratton, Inc.

   Peter E. Haas, Jr., a director since 1985, is a director or trustee of each of the Levi Strauss Foundation, Red Tab Foundation, San Francisco Foundation, The Stern Grove Festival Foundation, Walter and Elise Haas Fund and the Novato Youth Center Honorary Board. Mr. Haas was one of our managers from 1972 to 1989. He was Director of Product Integrity of The Jeans Company, one of our former operating units, from 1984 to 1989. He served as Director of Materials Management for Levi Strauss USA in 1982 and Vice President and General Manager in the Menswear Division in 1980.

   Walter J. Haas, a director since 1995, served as Chairman and Chief Executive Officer of the Oakland A's Baseball Company from 1993 to 1995, President and Chief Executive Officer from 1991 to 1993 and in other management positions with the club from 1980 to 1991.

   F. Warren Hellman, a director since 1985, has served as chairman and general partner of Hellman & Friedman LLC, a private investment firm, since its inception in 1984. Previously, he was a general partner of Hellman Ferri (now Matrix Partners) and managing director of Lehman Brothers Kuhn Loeb, Inc. Mr. Hellman is currently a director of Il Fornaio (America) Corp., DN&E Walter & Co., WPP Group plc and Sugar Bowl Corporation.

   Patricia Salas Pineda, a director since 1991, is currently Vice President of Legal, Human Resources, Government Relations and Environmental Affairs and Corporate Secretary of New United Motor Manufacturing, Inc. She has held this position since 1996. Prior to assuming that position, she served as General Counsel from 1990 to 1996. Ms. Pineda is currently a trustee of the RAND Corporation and a director of the James Irvine Foundation.

   T. Gary Rogers, a director since 1998, is Chairman of the Board and Chief Executive Officer of Dreyer's Grand Ice Cream, Inc., a manufacturer and marketer of premium ice cream products. He has held this position since 1977. He serves as a director of Shorenstein Company, L.P., Stanislaus Food Products and Gardonjim Farms.

   G. Craig Sullivan, a director since 1998, is Chairman of the Board and Chief Executive Officer of The Clorox Company, a major consumer products firm. Prior to his election as Vice Chairman and Chief Executive Officer of Clorox in 1992, Mr. Sullivan was group vice president with overall responsibility for manufacturing and marketing, the company's laundry and cleaning products in the United States, the international business, the manufacturing and marketing of products for the food service industry and the corporate purchasing and distribution functions.

   R. John Anderson, President of our Asia Pacific Division since 1998, joined us in 1979. Mr. Anderson served as General Manager of Levi Strauss Canada and as President of Levi Strauss Canada and Latin America from 1996 to 1998. He has held a series of merchandising positions with us in Europe and the United States, including Vice President, Merchandising and Product Development for the Levi's(R) brand in 1995.

   David G. Bergen, our Chief Information Officer, joined us in November 2000. He was most recently senior vice president and chief information officer of CarStation.com. From 1998 to 2000, Mr. Bergen was senior vice president and chief information officer of LVMH, Inc. Prior to joining LVMH, Inc., Mr. Bergen held a series of management positions at GAP Inc., including most recently Vice President of Application Development.

   William B. Chiasson, our Senior Vice President and Chief Financial Officer, joined us in 1998. From 1988 to 1998, Mr. Chiasson held various positions with Kraft Foods Inc., a subsidiary of Philip Morris Companies, including Senior Vice President of Finance and Information Systems. Prior to joining Kraft Foods, he was Vice President and Controller for Baxter Healthcare Corporation, Hospital Group.

   Karen Duvall, our Senior Vice President of Worldwide Supply Chain, joined us in 2000. Ms. Duvall was Vice President of Global Operations for Warner Lambert Company, a major pharmaceutical firm, from 1997 to 2000. At Warner Lambert, Ms. Duvall also served as Director of Global Sourcing for Marketing Services from 1996 to 1997. From 1994 to 1996, Ms. Duvall was a management consultant at Booz Allen & Hamilton.

   Joseph Middleton, our Senior Vice President and President of Levi Strauss Europe, Middle East and Africa since 1999, joined us in 1981. He held the position of General Manager of the Dockers(R) brand in Europe from 1993 to 1999, General Manager of Levi Strauss New Zealand from 1990 to 1993 and a variety of other positions from 1981 to 1990.

   Albert F. Moreno, our Senior Vice President and General Counsel since 1996, joined us in 1978. He held the position of Chief Counsel for Levi Strauss North America from 1994 to 1996 and Deputy General Counsel from 1985 to 1994. He is a member of the Board of Directors of Xcel Energy, Inc.

   Fred Paulenich, our Senior Vice President of Worldwide Human Resources, joined us in 2000. Prior to joining us, Mr. Paulenich was Vice President and Chief Personnel Officer of Pepsi-Cola North America from 1999 to 2000. At Pepsi-Cola, he has held a series of management positions including Vice President of Headquarters Human Resources from 1996 to 1998 and Vice President of Personnel from 1995 to 1996.

Our Board of Directors

   Our board of directors has 14 members. Directors are elected annually by the trustees of the voting trust and serve for one-year terms. Directors may be removed, with or without cause, by the trustees of the voting trust.

   Committees. Our board of directors currently has three committees.

  . Audit. Our audit committee reviews, with management and with independent and internal auditors, our accounting and reporting policies and internal controls, the scope, cost and outcome of the independent audit and the selection of an auditor.

    --Members: Blackwell, T. Friedman, Georgescu, P.E. Haas, Jr., W.J.
      Haas, Hellman, Pineda and Sullivan.

  . Personnel. Our personnel committee reviews our employee compensation and benefit programs, approves and monitors incentive programs, establishes the compensation of and approves the perquisites and reimbursed expenses for members of senior management and administers a number of our executive and employee compensation plans.

    --Members: R. Friedman, Gaither, Georgescu, Hellman, Pineda, Rogers and
      Sullivan.

  . Corporate Ethics and Social Responsibility. Our corporate ethics and social responsibility committee reviews our efforts to meet our social responsibilities and to maintain policies, programs and practices that conform with moral, legal and social standards. In addition, the corporate ethics and social responsibility committee also reviews our employment practices, our equal employment opportunity compliance and compliance with our code of worldwide business ethics and recommends contributions to outside beneficiaries and the Levi Strauss Foundation.

    --Members: Blackwell, R. Friedman, T. Friedman, Gaither, Georgescu,
      P.E. Haas, Jr., P.E. Haas, Sr., R.D. Haas, W.J. Haas, Marineau and
      Rogers.

   Compensation. Directors who are also stockholders or employees do not receive compensation for their services as directors. Directors who are not stockholders or employees, Mr. Gaither, Ms. Blackwell, Ms. Pineda, Mr. Rogers, Mr. Sullivan and Mr. Georgescu, receive annual compensation of approximately $62,000. This amount includes an annual retainer fee of $6,000, meeting fees of $1,000 per meeting day attended and long-term variable pay in the form of 1,800 Leadership Shares units, for a target value of $45,000 per year. In November 2000, the Personnel Committee approved an increase in directors' annual retainer to $36,000. The actual amount for each payment varies depending on the years of service, the number of meetings attended and the actual value of the granted units upon vesting. Directors, in their first six years of service, receive a cash amount equivalent to the target value of their long-term variable pay or $45,000. This amount is decreased by 1/3 each year at the start of actual payments from the Long-Term Incentive Plan.

   Mr. Gaither, Mr. Georgescu, Ms. Blackwell, Ms. Pineda, Mr. Rogers and Mr. Sullivan each received 1,800 Leadership Shares units in 2000. Mr. Gaither, Ms. Blackwell and Ms. Pineda each received payments under the Long-Term Incentive Plan and the Long-Term Performance Plan of approximately $30,637 in 2000. Directors who are not employees or stockholders are eligible to participate in a deferred compensation plan.

Personnel Committee Interlocks and Insider Participation

   The members of our personnel committee in 2000 were Mr. R. Friedman, Mr. Gaither, Mr. Georgescu, Mr. Hellman, Ms. Pineda, Mr. Rogers and Mr. Sullivan.

   Mr. Hellman is chairman and a general partner of Hellman & Friedman LLC, a private investment firm that has provided financial advisory services to us in the past. We did not pay any fees to Hellman & Friedman LLC during fiscal year 2000. Mr. Gaither is senior counsel of the law firm Cooley Godward LLP. Cooley Godward provided legal services to us in 2000 and received approximately $60,000 in fees.

Executive Compensation

   This table provides compensation information for our chief executive officer and other executive officers who were our most highly compensated officers in 2000.

                           Summary Compensation Table

                                                       Long-Term
                                 Annual Compensation  Compensation
                                --------------------- ------------
                                                          LTIP        All Other
 Name/Principal Position   Year   Salary    Bonus(1)   Payouts(2)  Compensation(3)
 -----------------------   ---- ---------- ---------- ------------ ---------------
Philip A. Marineau........ 2000 $1,000,000 $2,250,000   $   --       $1,173,761
 President and Chief       1999    153,846        --        --        3,172,234
  Executive
  Officer(4)


Robert D. Haas ........... 2000  1,050,000  1,800,000       --           78,750
 Chairman of the Board     1999  1,248,462        --    187,000          90,000


William B. Chiasson ...... 2000    475,969    661,650       --          351,558
 Senior Vice President and 1999    450,449        --        --              --
 Chief Financial Officer


James Lewis............... 2000    432,692    412,500       --          816,243
 Senior Vice President and 1999        --         --        --              --
 President, Levi Strauss
  Americas(5)


Albert F. Moreno.......... 2000    351,731    429,550       --           23,742
 Senior Vice President and 1999    299,322        --     24,959          22,588
 General Counsel

--------
(1) We pay annual bonuses under our Annual Incentive Plan. The Annual Incentive Plan is intended to reward individual contributions to our objectives during the year. The amount of incentive earned depends upon the performance and salary grade level of the individual and also depends on corporate, group, division and affiliate financial results against pre-established targets. We did not pay any bonuses for 1999 performance.
(2) These reflect amounts earned during 2000 under our Long-Term Incentive Plan, a performance unit plan now replaced by our Leadership Shares Plan. Under the Long-Term Incentive Plan, we granted performance units to participants with an initial target value. At the end of a three-year measurement period, we determine the actual per unit value based on our estimated relative shareholder return and return on investment over that period. Once valued, we pay out the unit value in cash in equal installments over a three-year period. Interest at the prime rate is added to the second and third installments. The amounts shown in the table relate to the 1998 to 2000 measurement period and will be paid in equal installments in 2001, 2002 and 2003. Due to performance during this period, we estimate the current value of the 1998 grant to be $0 per unit. Messrs. Marineau, Chiasson and Lewis were not employed by us at the time this grant was made.
(3) For all officers except Mr. Lewis, the amounts shown include contributions we made on their behalf to our Capital Accumulation Plan. The Capital Accumulation Plan is a non-qualified investment plan that permits eligible employees to contribute up to ten percent of their pay, on an after-tax basis, to an individual retail brokerage account established in the employee's name. We generally match 75% of the employee's contributions. We established the Capital Accumulation Plan because Internal Revenue Code rules limit savings opportunities under tax-qualified plans for a number of our employees. The 1999 amount shown for Mr. Marineau reflects a $3.0 million signing bonus under his employment agreement and reimbursement of relocation expenses. The 2000 amount shown for Mr. Marineau reflects relocation-related income of $1,095,877 as well as a Capital Accumulation Plan contribution of $77,885. The 2000 amount shown for Mr. Chiasson reflects a special payment of $326,250 to replace forfeited long-term grants from a previous employer and a Capital Accumulation Plan match of $25,308. The 2000 amount shown for Mr. Lewis reflects a hiring bonus of $614,398 and relocation-related expenses of $201,845.
(4) Mr. Marineau joined us on September 27, 1999.
(5) Mr. Lewis joined us on April 24, 2000 and left us on February 9, 2001.

          Long-Term Incentive Plans--Awards in Last Fiscal Year (2000)

                                   Number of                 Estimated Future
                                   Leadership                   Payouts(1)
                                     Shares   Performance ----------------------
     Name/Principal Position        Awarded    Period(2)  Minimum($)   Target
     -----------------------       ---------- ----------- ---------- -----------
Philip A. Marineau................  980,000     5 years      --      $24,500,000
 President and Chief Executive
  Officer(3)
Robert D. Haas ...................   90,000     5 years      --        2,250,000
 Chairman of the Board
William B. Chiasson ..............  108,000     5 years      --        2,700,000
 Senior Vice President and Chief
 Financial Officer
James Lewis.......................  108,000     5 years      --        2,700,000
 Senior Vice President and
 President, Levi Strauss
 Americas(4)
Albert F. Moreno .................   40,000     5 years      --        1,000,000
 Senior Vice President and General
 Counsel

--------
(1) The Leadership Shares Plan is a long-term cash performance unit plan. Under this plan, we establish a five-year financial performance target for each grant based on, among other things, our performance and expected shareholder value growth at comparable companies. The actual value of the units is determined based on performance against these measures. Performance at the target level will yield a per unit value of $25. If performance does not meet a threshold standard, then the units will have no value. Performance above target yields correspondingly larger unit values; there is no limit on maximum award potential.
(2) The performance period is five years from the time of award. The awards vest in one-third increments on the last day of the third, fourth and fifth fiscal years of the performance period. Unless deferred, we pay the awards in the year after they vest.
(3) As provided in Mr. Marineau's employment agreement, in February 2000 we granted him 170,000 Leadership Shares units as his annual grant for the year. We also granted him an additional 810,000 Leadership Shares units to compensate him for the potential value of stock options he forfeited upon leaving his previous employer to join us.
(4) As provided in Mr. Lewis' employment agreement, we granted him 108,000 Leadership Shares units upon his joining us. This award reflects three elements: a regular annual grant of 42,500 units, a special sign-on grant of 40,000 units and a replacement for options forfeited upon leaving his previous employer of 25,500 units. The award to Mr. Lewis terminated upon his departure from us.

Pension Plan Table

   The following table shows the estimated annual benefits payable upon retirement under our Home Office Pension Plan, benefit restoration plans and deferred compensation plan to persons in various compensation and years-of-service classifications prior to mandatory offset of Social Security benefits:

                                       Years of Service
       Covered      -------------------------------------------------------
     Compensation      5      10      15      20      25      30      35
     ------------   ------- ------- ------- ------- ------- ------- -------
       150,000       15,000  30,000  45,000  60,000  75,000  76,875  78,750
       225,000       22,500  45,000  67,500  90,000 112,500 115,313 118,125
       300,000       30,000  60,000  90,000 120,000 150,000 153,750 157,500
       375,000       37,500  75,000 112,500 150,000 187,500 192,188 196,875
       450,000       45,000  90,000 135,000 180,000 225,000 230,625 236,250
       525,000       52,500 105,000 157,500 210,000 262,500 269,063 275,625
       600,000       60,000 120,000 180,000 240,000 300,000 307,500 315,000
       675,000       67,500 135,000 202,500 270,000 337,500 345,938 354,375
       750,000       75,000 150,000 225,000 300,000 375,000 384,375 393,750
       825,000       82,500 165,000 247,500 330,000 412,500 422,813 433,125
       900,000       90,000 180,000 270,000 360,000 450,000 461,250 472,500
       975,000       97,500 195,000 292,500 390,000 487,500 499,688 511,875
     1,050,000      105,000 210,000 315,000 420,000 525,000 538,125 551,250
     1,125,000      112,500 225,000 337,500 450,000 562,500 576,563 590,625
     1,200,000      120,000 240,000 360,000 480,000 600,000 615,000 630,000
     1,275,000      127,500 255,000 382,500 510,000 637,500 653,438 669,375

   The table assumes retirement at the age of 65, with payment to the employee in the form of a single-life annuity. As of year-end 2000, the credited years of service for Messrs. Marineau, Haas, Chiasson, Lewis and Moreno were 1, 27, 2, 0, and 22, respectively. The 2000 compensation covered by the Pension Plan, Benefit Restoration Plan and Deferred Compensation Plan for Messrs. Marineau, Haas, Chiasson, Lewis and Moreno were $1.00 million, $1.05 million, $475,969, $0, and $351,731, respectively. Mr. Lewis, who joined us on April 24, 2000 and left us on February 9, 2001, did not have a credited year of service.

Employment Agreements

   Philip Marineau. We have an employment agreement with Philip Marineau, our President and Chief Executive Officer. The agreement provides for a minimum base salary of $1 million in accordance with our executive salary policy and a target annual cash bonus of 90% of base salary, with a maximum bonus of 180% of base salary. In addition, Mr. Marineau is eligible to participate in all other executive compensation and benefit programs, including the Leadership Shares Plan. Under the employment agreement, we made a one-time grant of 810,000 Leadership Shares units to compensate him for the potential value of stock options he forfeited upon leaving his previous employer to join us. We also provide under the agreement a supplemental pension benefit to Mr. Marineau.

   The agreement terminates in September 2002 but extends automatically after this date until terminated by either Mr. Marineau or us. We may terminate the agreement upon Mr. Marineau's death or disability, for cause (as defined in the agreement), and without cause upon 30 days notice. Mr. Marineau may terminate the agreement for good reason (as defined in the agreement) or other than for good reason upon 30 days notice to us. The consequences of termination depend on the basis for the termination:

  . If we terminate without cause or if Mr. Marineau terminates for good reason, Mr. Marineau will be entitled to: (i) severance payments equal to three times the sum of his base salary as of the termination date plus his most recent target or, if greater, annual bonus, (ii) amounts accrued or earned under our compensation and benefit plans and (iii) an amount in respect of the Leadership Shares units granted in the one-time grant described above.

  . If we terminate for cause or if Mr. Marineau terminates for other than good reason, then the agreement will terminate without our having further obligations to Mr. Marineau other than for amounts accrued or earned under our compensation and benefit programs (which does not include unvested Leadership Shares units or target bonus amounts not payable as of the date of termination).

  . If we terminate for any reason other than cause or if Mr. Marineau terminates for good reason within 12 months after a change in control (as defined in the agreement), Mr. Marineau will be entitled to:
     (i) severance payments equal to three times the sum of his base salary as of the termination date plus his most recent target or, if greater, annual bonus, (ii) amounts accrued or earned under our compensation and benefit plans, (iii) an amount in respect of the Leadership Shares units granted in the one-time grant described above, (iv) full and immediate vesting in all outstanding Leadership Shares grants; (v) full and immediate vesting in his supplemental pension benefit; and (vi) if any amounts paid are treated as parachute payments (as defined in Section 280G(b)(2) of the Internal Revenue Code), an amount equal to the applicable excise tax and any taxes on this reimbursement payment.

   James Lewis. We had an employment agreement with James Lewis, our former Senior Vice President, and President, Levi Strauss Americas. Mr. Lewis left us on February 9, 2001. The agreement provided for a minimum base salary of $750,000 per year with a bonus target equal to 55% of base salary, and a maximum bonus equal to 110% of base salary. For fiscal year 2000, which was the first year of Mr. Lewis' employment, he was guaranteed under the agreement to earn at least his target bonus amount. Under the agreement, Mr. Lewis received a one-time lump sum of $300,000 net of taxes to assist with relocation expenses. As provided by the terms of his employment agreement, Mr. Lewis will receive as a result of his departure a lump-sum separation payment equal to two times the sum of his base salary plus his 2000 target bonus.

                             PRINCIPAL STOCKHOLDERS

   All shares of our common stock are deposited in a voting trust, a legal arrangement that transfers the voting power of the shares to a trustee or group of trustees. The four voting trustees are Peter E. Haas, Sr., Peter E. Haas, Jr., Robert D. Haas and F. Warren Hellman. The voting trustees have the exclusive ability to elect and remove directors, amend our by-laws and take certain other actions which would normally be within the power of stockholders of a Delaware corporation. Our equity holders who, as a result of the voting trust, legally hold "voting trust certificates", not stock, retain the right to direct the trustees on specified mergers and business combinations, liquidations, sales of substantially all of our assets and specified amendments to our certificate of incorporation.

   The voting trust will last until April 2011, unless the trustees unanimously decide, or holders of at least two-thirds of the outstanding voting trust certificates decide, to terminate it earlier. If Robert D. Haas ceases to be a trustee for any reason, then the question of whether to continue the voting trust will be decided by the holders. If Peter E. Haas, Sr. ceases to be a trustee, his successor will be his spouse, Miriam L. Haas. The existing trustees will select the successors to the other trustees. The agreement among the stockholders and the trustees creating the voting trust contemplates that, in selecting successor trustees, the trustees will attempt to select individuals who share a common vision with the sponsors of the 1996 transaction that gave rise to the voting trust, represent and reflect the financial and other interests of the equity holders and bring a balance of perspectives to the trustee group as a whole. A trustee may be removed if the other three trustees unanimously vote for removal or if holders of at least two-thirds of the outstanding voting trust certificates vote for removal.

   The table on the following page contains information about the beneficial ownership of our voting trust certificates as of January 1, 2001, by:

  . Each of our directors and each of our five most highly compensated officers;

  . Each person known by us to own beneficially more than 5% of our voting trust certificates; and

  .  All of our directors and officers as a group.

   Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of the security, or "investment power", which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. Except as described in the footnotes to the table below, the individuals named in the table have sole voting and investment power with respect to all voting trust certificates beneficially owned by them, subject to community property laws where applicable.

                                                  Number of      Percentage of
                                                 Voting Trust    Voting Trust
                                                 Certificates    Certificates
Name                                          Beneficially Owned  Outstanding
----                                          ------------------ -------------
Peter E. Haas, Sr............................    8,376,426(1)        22.47%
Peter E. Haas, Jr............................    4,642,472(2)        12.45%
Josephine B. Haas............................    4,103,750(3)        11.01%
Robert D. Haas...............................    3,723,679(4)         9.99%
Evelyn D. Haas...............................    3,515,116(5)         9.43%
Miriam L. Haas...............................    2,980,200(6)         7.99%
Margaret E. Haas.............................    2,643,110(7)         7.09%
Robert E. Friedman...........................    1,320,134(8)         3.54%
F. Warren Hellman............................      527,342(9)         1.41%
Walter J. Haas...............................      258,348(10)           *
Tully M. Friedman............................      246,196(11)           *
James C. Gaither.............................            --            --
Peter A. Georgescu(12).......................            --            --
Angela Glover Blackwell......................            --            --
Philip A. Marineau...........................            --            --
Patricia Salas Pineda........................            --            --
T. Gary Rogers...............................            --            --
G. Craig Sullivan............................            --            --
William B. Chiasson..........................            --            --
Directors and executive officers as a group
 (22 persons)(13)............................     19,094,597         51.22%

--------
*Represents beneficial ownership of less than 1%.
(1) Includes 670,000 voting trust certificates held by a trust for the benefit of Josephine B. Haas, former spouse of Mr. Haas. Mr. Haas has sole voting power and Mrs. Josephine B. Haas has sole investing powers with respect to those voting trust certificates. Excludes 2,980,200 voting trust certificates held by Mr. Haas' wife, Miriam L. Haas. Also excludes 3,515,116 voting trust certificates held by a trust for which Mr. Haas is co-trustee. Mr. Haas disclaims beneficial ownership of those voting trust certificates.
(2) Includes a total of 2,243,684 voting trust certificates held by Mr. Haas' wife, children and trusts for the benefit of his children for which Mr. Haas is trustee; 61,709 voting trust certificates held by trusts, for which Mr. Haas is trustee, for the benefit of Michael S. Haas; and 148,500 voting trust certificates held by a charitable annuity lead trust. Mr. Haas disclaims beneficial ownership of all of those voting trust certificates. Includes 300,272 voting trust certificates held by the Josephine B. Haas Family Partnership, for which Mr. Haas is managing general partner.
(3) Includes 721,029 voting trust certificates held by a trust, for which Mrs. Haas is trustee, for the benefit of Michael S. Haas. Excludes 1,203,255 voting trust certificates held by a trust, for which Mrs. Haas is co-trustee, for the benefit of Margaret E. Haas. Mrs. Haas disclaims ownership of all of those voting trust certificates. Includes 300,272 voting trust certificates held by the Josephine B. Haas Family Partnership, for which Mrs. Haas is a limited partner.

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

(4) Includes 527,674 voting trust certificates owned by the spouse and daughter of Mr. Haas and by trusts for the benefit of his daughter. Mr. Haas disclaims beneficial ownership of those voting trust certificates.
(5) These voting trust certificates are held by the Walter A. Haas, Jr. QTIP Trust, for which Evelyn D. Haas and Peter E. Haas, Sr. are co-trustees.
(6) Excludes 40,000 voting trust certificates held by Mrs. Haas' sons. Mrs. Haas disclaims beneficial ownership of those voting trust certificates. Excludes 7,706,426 voting trust certificates held by Peter E. Haas, Sr. Mrs. Haas disclaims beneficial ownership of those voting trust certificates.
(7) Includes 1,439 voting trust certificates held by a trust for the benefit of Ms. Haas' son. Ms. Haas disclaims beneficial ownership of those voting trust certificates.
(8) Includes 92,500 voting trust certificates held by Mr. Friedman's children and by trusts, for which Mr. Friedman is co-trustee, for the benefit of his children and 195,834 voting trust certificates held by trusts, for which Mr. Friedman is co-trustee, for the benefit of Mr. Friedman's nieces and nephew. Mr. Friedman disclaims beneficial ownership of those voting trust certificates. Includes 1,010,000 voting trust certificates held by Copper Reservoir, a California limited partnership, for which Mr. Friedman is a general partner.
(9) Excludes 360,314 voting trust certificates held by a trust, for which Mr. Hellman is co-trustee, for the benefit of the daughter of Robert D. Haas. Mr. Hellman disclaims beneficial ownership of those voting trust certificates.
(10) Includes 248,348 voting trust certificates held by trusts, for which Mr. Haas is trustee or co-trustee, for the benefit of Mr. Haas' children. Mr. Haas disclaims beneficial ownership of those voting trust certificates.
(11) Includes 24,115 voting trust certificates held by a trust, for which Mr. Friedman is trustee, for the benefit of Mr. Friedman's former wife, Ann Barry. Also includes 25,000 voting trust certificates held by The Friedman Family Partnership. Mr. Friedman disclaims beneficial ownership of all but 500 of the Friedman Family Partnership voting trust certificates.
(12) Mr. Georgescu was elected to the Board on February 10, 2000.
(13) As of January 1, 2001, there were 164 record holders of voting trust certificates.

   The percentage of beneficial ownership shown in the table is based on 37,278,238 shares of common stock and related voting trust certificates outstanding as of January 1, 2001. The business address of all persons listed, including the trustees under the voting trust, is 1155 Battery Street, San Francisco, California 94111.

Stockholders' Agreement

   Our common stock and the voting trust certificates are not publicly held or traded. All shares and the voting trust certificates are subject to a stockholders' agreement. The agreement, which expires in April 2016, limits the transfer of shares and certificates to other holders, family members, specified charities and foundations and to us. The agreement does not provide for registration rights or other contractual devices for forcing a public sale of shares, certificates or other access to liquidity. The scheduled expiration date of the stockholders' agreement is five years later than that of the voting trust agreement in order to permit an orderly transition from effective control by the voting trust trustees to direct control by the stockholders.

Estate Tax Repurchase Policy

   We have a policy under which we will repurchase a portion of the shares offered by the estate of a deceased stockholder in order to generate funds for payment of estate taxes. The purchase price will be based on a valuation received from an investment banking or appraisal firm. Estate repurchase transactions are subject to applicable laws governing stock repurchases, board approval and restrictions under our credit agreements. Our bank credit facilities prohibit repurchases without the consent of the lenders, and the indentures relating to our old notes and the exchange notes limit our ability to make repurchases. (See Note 18 to the Consolidated Financial Statements.) The policy does not create a contractual obligation on our part. We may amend or terminate this policy at any time. No shares were repurchased under this policy in 2000, 1999 or 1998.

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Valuation Policy

   We have a policy under which we obtain, and make available to our stockholders, an annual valuation of our voting trust certificates. The policy provides that we will make reasonable efforts to defend valuations we obtain which are challenged in any tax or regulatory proceeding involving a stockholder (including an estate) that used the valuation and that was challenged on that use. The policy provides that we will not indemnify any stockholder against any judgment or settlement amounts or expenses specific to any individual stockholder arising from the use of a valuation. We may amend or terminate this policy at any time.

Voting Trustee Compensation

   The voting trust agreement provides that trustees who are also beneficial owners of 1% or more of our stock are not entitled to compensation for their services as trustees. Trustees who are not beneficial owners of more than 1% of our outstanding stock may receive such compensation, upon approval of our Board. All trustees are entitled to reimbursement for reasonable expenses and charges, which may be incurred in carrying out their duties as trustees. Of the current trustees, Mr. Hellman beneficially owns less than 1% of our outstanding stock. He is not currently receiving compensation from us for his service as a trustee. All of the other trustees each beneficially owns more than 1% of our outstanding stock.

Voting Trustee Indemnification

   Under the voting trust agreement, the trustees are not liable to us or to the holders of voting trust certificates for any actions undertaken in their capacity as trustees, except in cases of willful misconduct. The voting trust will indemnify the trustees in respect of actions taken by them under the voting trust agreement in their capacity as trustees, except in cases of willful misconduct.

   We have agreed to reimburse the voting trust for any amounts paid by the trust as a result of its indemnity obligation on behalf of the trustees.

Limitation of Liability and Indemnification Matters

   As permitted by Delaware law, we have included in our certificate of incorporation a provision to eliminate generally the personal liability of directors for monetary damages for breach or alleged breach of their fiduciary duties as directors. In addition, our by-laws provide that we are required to indemnify our officers and directors under a number of circumstances, including circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. In addition, our board of directors adopted resolutions making clear that officers and directors of our foreign subsidiaries are covered by these indemnification provisions. We are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that these indemnification provisions are necessary to attract and retain qualified persons as directors and officers.

   Insofar as indemnification for liabilities under the Securities Act may be granted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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

             MATERIAL RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

   F. Warren Hellman, one of our directors, is chairman and a general partner of Hellman & Friedman LLC, a private investment firm that has provided financial advisory services to us in the past. We did not pay any fees to Hellman & Friedman LLC during 2000, 1999 or 1998.

   James C. Gaither, one of our directors, is senior counsel of the law firm Cooley Godward LLP. Cooley Godward provided legal services to us in 2000, 1999 and 1998, for which we paid fees of approximately $60,000, $165,000 and $74,000 in those years.

                       DESCRIPTION OF OTHER INDEBTEDNESS

Bank Credit Facility

   On February 1, 2001, we entered into a $1.05 billion senior secured credit facility, replacing our 2000 credit facility and providing for more favorable terms. The following is a summary description of the material terms of the bank credit facility. The credit agreement and related documents have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference in this prospectus. For information on how to obtain copies of our public filings, see "Where You Can Find More Information".

   Structure. The bank credit facility consists of a $700.0 million revolving credit facility and $350.0 million of term loans. The $350.0 million of term loans includes two tranches, Tranche A for $100.0 million and Tranche B for $250.0 million.

   Security; Guarantees. The bank credit facility is guaranteed by our material domestic subsidiaries and is secured by: domestic receivables, domestic inventories, certain domestic equipment, trademarks, other intellectual property, 100% of the stock in domestic subsidiaries, 65% of the stock of certain foreign subsidiaries and other assets. Excluded from the assets securing the bank credit facility are all of our most valuable real property interests and all of the capital stock and debt of our affiliates in Germany and the United Kingdom and any other affiliates that become restricted subsidiaries under the indenture governing our notes due 2003 and 2006.

   Covenants. The bank credit facility contains customary covenants restricting our activities as well as those of our subsidiaries, including limitations on our, and our subsidiaries', ability to sell assets; engage in mergers; enter into operating leases or capital leases; enter into transactions involving related parties, derivatives or letters of credit; enter into intercompany transactions; incur indebtedness or grant liens or negative pledges on our assets; make loans or other investments; pay dividends or repurchase stock or other securities; guaranty third party obligations; make capital expenditures; and make changes in our corporate structure. The credit agreement also contains financial covenants that we must satisfy on an ongoing basis, including maximum leverage ratios and minimum coverage ratios.

   Interest; Amortization. Borrowings under the bank credit facility bear interest at LIBOR or the agent bank's base rate plus an incremental borrowing spread. For Tranche B term loans, the incremental borrowing spread over LIBOR is fixed at 3.25%. For Tranche A term loans and borrowings under the revolving credit facility, the initial and maximum borrowing spread over LIBOR is 3.50%. However, for the Tranche A term loans and borrowings under the revolving credit facility, the borrowing spreads, which are tied to a pricing grid, improve if and as our leverage ratio improves. Our bank credit facility matures on August 29, 2003. Prior to that date, the outstanding principal amounts under the term loan portion of our bank credit facility are required to be reduced by the following amounts:

  . $40.0 million in fiscal 2001; and

  . $82.5 million in fiscal 2002.


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

   Prepayments. Subject to certain limited exceptions, within a prescribed period of time after the end of each fiscal year, commencing with the fiscal year ending November 25, 2001, we are also required to prepay term loan borrowings ratably under our bank credit facility with 50% of our excess cash flow as defined in the credit agreement. The credit agreement provides that the excess cash flow payments for fiscal years 2001 and 2002, the mandatory amortization payments described above during fiscal years 2001 and 2002, and any voluntary prepayments of the bank credit facility during fiscal years 2001 and 2002, shall not exceed $200.0 million per year. We are obligated to prepay borrowings under our bank credit facility with proceeds from specified transactions we may effect during the term of the facility, including equipment and real estate financings, asset dispositions and any domestic and major foreign subsidiary receivables securitizations. In addition, in limited circumstances we are obligated to prepay our borrowings with the proceeds of insurance on collateral securing those borrowings.

   Events of Default. The credit agreement contains customary events of default, including payment failures; failures to satisfy other obligations under the credit agreements; material judgments; pension plan terminations or specified underfunding; substantial voting trust certificate or stock ownership changes; specified changes in the composition of our board of directors; and invalidity of the guaranty or security agreements. If an event of default occurs, our lenders could terminate their commitments, declare immediately payable all borrowings under the credit facilities and foreclose on the collateral, including our trademarks.

Notes Due 2003 and 2006

   In 1996, we issued $800 million in notes to institutional buyers in reliance on Rule 144A under the Securities Act. We issued the notes in two series:
$350.0 million seven-year notes maturing in November 2003 and $450.0 million ten-year notes maturing in November 2006. The seven-year notes bear interest at a rate of 6.8%. The ten-year notes bear interest at a rate of 7.0%. These notes are unsecured and rank equally with all of our other existing and future unsecured and unsubordinated debt. The indenture governing these notes contains customary events of default and restricts our ability and the ability of our subsidiaries and future subsidiaries, to:

  .  incur liens;

  .  engage in sale and leaseback transactions; and

  .  engage in mergers and sales of assets.

   In May 2000, we filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission relating to an exchange offer for the notes. The exchange offer gave holders of these notes the opportunity to exchange the notes for new notes that are registered under the Securities Act. The new notes are identical in all material respects to the old notes except that the new notes are registered.

   The exchange offer ended on June 20, 2000. As a result of the exchange offer, all but $20,000 of the $350.0 million aggregate principal amount of 6.80% old notes due 2003 were exchanged for the 6.80% new notes due 2003, and all $450.0 million aggregate principal amount of the 7.00% old notes due 2006 were exchanged for the 7.00% new notes due 2006.

   We were not obligated by any agreement to engage in the exchange offer. We initiated the exchange offer to give holders of these notes the opportunity to exchange the old notes for registered notes.

Yen-denominated Eurobond Placement

   In November 1996, we issued a (Yen)20 billion principal amount eurobond (equivalent to approximately $180.0 million at the time of issuance) due November 22, 2016, with interest payable at 4.25% per annum. The bond is redeemable at our option at a make-whole redemption price, based on market rates at the time of redemption, commencing in November 2006 and on any subsequent semi-annual interest payment date. We treat the bond as a hedge of our net investment in our Japanese subsidiary.

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

   The bond includes customary events of default and covenants limiting our activities similar to the events of default and covenants contained in the indenture governing our notes due in 2003 and 2006.

European Receivables Financing

   In February 2000, several of our European subsidiaries, including Levi Strauss Germany GmbH, Levi Strauss (U.K.) Limited, Levi Strauss Continental S.A., Levi Strauss Italia s.r.l., and Levi Strauss De Espana, S.A., each entered into a receivables-backed securitization financing agreement with ABN AMRO BV and other lenders. The maximum amount of permitted outstanding loans under the program would vary based upon the amount of eligible receivables as defined under each agreement. The program currently provides for the subsidiaries to borrow in aggregate up to $125.0 million on a committed basis for 364 days. Proceeds from any net borrowings under the securitization agreements must be used to reduce commitments under our bank credit facilities. All borrowings under the securitization agreements bear interest at a variable rate based on market commercial paper rates. As of November 26, 2000, our subsidiaries had borrowed (Euro)36.5 million under the securitization agreements.

   The securitization agreements contain covenants governing the activities of the subsidiaries and the quality of the receivables that may be used to support the borrowings, including, among other things, a requirement that our subsidiaries service the receivables securing their borrowings.

   We would provide a limited guaranty to support borrowings under the agreements. We would guaranty performance by the subsidiaries of their servicing obligations. We would also guaranty the collectibility of the receivables in an amount not to exceed 10% of the outstanding amount as of the termination date under the securitization agreements.

   The securitization agreements contain customary termination events for these arrangements, including the subsidiaries' failure to make payments or otherwise comply with their obligations under the securitization agreements, bankruptcy events, material adverse changes in financial position or receivables collection procedures, cross default to other indebtedness, failure of the portfolio to meet certain performance standards or a change in control.

Customer Service Center Equipment Financing

   In December 1999, we borrowed $89.5 million from a group of lenders under a five-year credit facility secured by most of the equipment located at our customer service centers in Nevada, Mississippi and Kentucky. These customer service centers are our principal product distribution facilities in the United States. The equipment in the customer service centers securing this facility is not part of the collateral securing our bank credit facilities. As of November 26, 2000 there was approximately $85.0 million principal amount outstanding under this facility. Approximately $25.0 million in excess collateral equipment value remains available to secure additional third party funding. Borrowings of $55.8 million under the first tranche bear interest at a fixed rate equal to the yield on four-year U.S. Treasury notes at the time of funding plus an incremental borrowing spread. Borrowings of $29.2 million under the second tranche bear interest at a floating quarterly rate equal to the 90-day London Interbank Offered Rate plus an incremental borrowing spread based on our leverage ratio at the time of the interest payment. The borrowings amortize over five years, with 50% and 80% of the principal amount of the first tranche and second tranche, respectively, due at maturity. We are also permitted to prepay the debt in whole at any time and to prepay in part in $5.0 million or greater increments.

   The credit facility is structured as a lease intended as security. This means that we retain ownership of the equipment, the lenders have a security interest in the equipment and the transaction is considered a secured financing, and not a lease, for tax, accounting, bankruptcy, financial reporting and commercial law purposes.

   The transaction documents include customary covenants governing our activities, including, among other things, limitations on our ability to sell, lease, relocate or grant liens in the equipment held in these customer service centers.

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

   In some circumstances, we are permitted to sell or, with the lenders' approval, obtain a release of the lenders' security interest in, the equipment in the customer service centers upon repayment of a portion of the debt attributable to that equipment. We can also enter into agreements with third party "outsource" providers to operate one or more of the customer service centers.

   The transaction documents include customary events of default. If we default, the lenders could accelerate the maturity date of our loans, enter these customer service centers and take possession of our equipment held there.

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                         DESCRIPTION OF EXCHANGE NOTES

   You can find the definitions of capitalized terms used in this description and not defined elsewhere under the subheading "Definitions". In this description, the words "Company", "we", "us" and "our" refer only to Levi Strauss & Co. and not to any of its subsidiaries.

   The old dollar notes were, and the dollar exchange notes will be, issued under the dollar notes indenture, dated January 18, 2001, between the Company and Citibank, N.A., as trustee. The old euro notes were, and the euro exchange notes will be, issued under the euro notes indenture, dated January 18, 2001, between the Company and Citibank, N.A., as trustee. Both the dollar notes indenture and the euro notes indenture are governed by the Trust Indenture Act of 1939. The dollar notes indenture and the euro notes indenture have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference in this prospectus. In this description:

  . we refer to the euro notes indenture and the dollar notes indenture together as the indentures;

  . we refer to the euro exchange notes and the dollar exchange notes together as the exchange notes;

  . we refer to any and all notes (including the euro exchange notes) issued under the euro notes indenture collectively as the euro notes;

  . we refer to any and all notes (including the dollar exchange notes) issued under the dollar notes indenture collectively as the dollar notes; and

  . we refer to any and all notes issued under the euro notes indenture and the dollar notes indenture collectively as the notes.

The terms of the exchange notes include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

   We urge you to read the indentures because they, and not this description, define your rights as a holder of the exchange notes. Copies of the indentures are available upon request to the Company at the following address: Levi Strauss & Co., Levi's Plaza, 1155 Battery Street, San Francisco, California 94111.

   We will issue up to $380.0 million of dollar exchange notes. We will issue up to (Euro)125.0 million of euro exchange notes. We can issue up to $350.0 million of additional notes at later dates (under the same indentures), which additional notes may be dollar notes, euro notes or both dollar notes and euro notes. Any additional dollar notes or euro notes that we issue in the future will be identical in all respects to the exchange notes that we are issuing now, except that the notes issued in the future will have different issuance prices and issuance dates. We will issue dollar exchange notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000 and euro exchange notes only in fully registered form without coupons, in denominations of (Euro)1,000 and integral multiples of
(Euro)1,000.

Principal, Maturity and Interest

   The exchange notes will mature on January 15, 2008. Interest on the exchange notes will accrue at a rate of 11 5/8% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2001. We will pay interest to those persons who were holders of record on the January 1 or July 1 immediately preceding each interest payment date.

   Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


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

Ranking

   The exchange notes will be:

  .  senior unsecured obligations of the Company;

  . equal in ranking ("pari passu") with all our existing and future senior debt; and

  .  senior in right of payment to all our future subordinated debt.

   As of November 26, 2000, after giving effect to the offering of the old notes, the application of the net proceeds from the offering to reduce debt outstanding under our then-current bank credit facilities and our entry into a new senior secured credit facility on February 1, 2001, the total outstanding debt of the Company, excluding unused commitments made by lenders, was approximately $2.1 billion, and the outstanding secured debt of the Company was approximately $667.2 million.

   We only have a stockholder's claim in the assets of our subsidiaries. This stockholder's claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of the exchange notes will only be creditors of the Company, and not of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the exchange notes.

   We conduct our foreign operations through foreign subsidiaries, which in fiscal year 2000 accounted for approximately 37% of our net sales. As a result, we depend in part upon dividends or other intercompany transfers of funds from our foreign subsidiaries for the funds necessary to meet our debt service obligations, including payments on the exchange notes. We only receive the cash that remains after our foreign subsidiaries satisfy their obligations. If those subsidiaries are unable to pass on the amount of cash that we need, we may be unable to make payments to you. Any agreements our foreign subsidiaries enter into with other parties, as well as applicable laws and regulations limiting the right and ability of non-U.S. subsidiaries and affiliates to pay dividends and remit earnings to affiliated companies absent special conditions, may restrict the ability of our foreign subsidiaries to pay dividends or make other distributions to us.

   The total balance sheet liabilities of our subsidiaries owing to third parties, after giving effect to the offering of the old notes, the application of the net proceeds from the offering and our entry into a new senior secured credit facility on February 1, 2001, as of November 26, 2000, excluding unused commitments made by lenders, would have been approximately $521.0 million.

   Our subsidiaries have other liabilities, including contingent liabilities, that may be significant. The indenture contains limitations on the amount of additional Debt that we and the Restricted Subsidiaries may Incur. However, the amounts of this Debt could nevertheless be substantial.

   The exchange notes are unsecured obligations of the Company. Secured Debt of the Company will be effectively senior to the exchange notes to the extent of the value of the assets securing this Debt.

Optional Redemption

   Except as set forth in the following paragraph, the exchange notes will not be redeemable at the option of the Company prior to January 15, 2005. Starting on that date, the Company may redeem all or any portion of the exchange notes, at once or over time, after giving the required notice under the indentures. The exchange notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for exchange notes redeemed during the 12-month period commencing on January 15 of the years set forth below, and are expressed as percentages of principal amount:

      Redemption Year                                                    Price
      ---------------                                                   -------
      2005............................................................. 105.813%
      2006............................................................. 102.906%
      2007 and thereafter.............................................. 100.000%

   Any notice to holders of exchange notes of such a redemption needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers' Certificate delivered to the trustee no later than two business days prior to the redemption date.

   At any time and from time to time, prior to January 15, 2004, the Company may redeem up to a maximum of 33 1/3% of the original aggregate principal amount of the dollar exchange notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price equal to 111 5/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any redemption of this kind, at least 66 2/3% of the original aggregate principal amount of the dollar exchange notes remains outstanding. Any redemption of this kind shall be made within 75 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

   At any time and from time to time, prior to January 15, 2004, the Company may redeem up to a maximum of 33 1/3% of the original aggregate principal amount of the euro exchange notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price equal to 111 5/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any redemption of this kind, at least 66 2/3% of the original aggregate principal amount of the euro exchange notes remains outstanding. Any redemption of this kind shall be made within 75 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

   Any notice required to be given in connection with an optional redemption shall be given in accordance with the provisions set forth under "Description of Exchange Notes--Notices".

Sinking Fund

   There will be no mandatory sinking fund payments for the exchange notes.

Repurchase at the Option of Holders Upon a Change of Control

   Upon the occurrence of a Change of Control, each holder of exchange notes will have the right to require us to repurchase all or any part of that holder's exchange notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

   Within 30 days following any Change of Control, the Company shall:

     (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and

     (b) send, by first-class mail, with a copy to the trustee, to each holder of exchange notes, at such holder's address appearing in the security register, a notice stating:

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

       (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all exchange notes timely tendered will be accepted for payment;

       (2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

       (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

       (4) the procedures that holders of exchange notes must follow in order to tender their exchange notes (or portions thereof) for payment, and the procedures that holders of exchange notes must follow in order to withdraw an election to tender exchange notes (or portions thereof) for payment.

   We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of exchange notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

   The Change of Control repurchase feature was a result of negotiations between us and the initial purchasers of our old notes prior to our sale of the old notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the covenants described below, we could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indentures, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

   The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" of our assets. Although there is a developing body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all our assets by any of the means described above, the ability of a holder of exchange notes to require us to repurchase its exchange notes may be uncertain. In such a case, holders of the exchange notes may not be able to resolve this uncertainty without resorting to legal action.

   Our bank credit facility generally prohibits the prepayment of other indebtedness, including the exchange notes. Also, a Change of Control under the terms of the exchange notes will constitute an event of default under our bank credit facility. If this occurs, then lenders under the bank credit facility may declare their debt immediately due and payable. Since our bank credit facility is a secured obligation, the lenders under the bank credit facility could foreclose on most of our assets and be entitled to be repaid in full from the proceeds of any liquidation of those assets before any holder of exchange notes. Finally, our ability to pay cash to holders of exchange notes upon a repurchase may be limited by our financial resources at that time. Even if the banks were to consent to a repurchase of the notes, or any bank credit facility then in place did not prohibit the repurchase, we cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase exchange notes in connection with a Change of Control would result in a default under the indentures. That default would, in turn, constitute a default under our existing debt, and may constitute a default under future debt as well. Our obligation to make an offer to repurchase the dollar exchange notes or the euro exchange notes, as applicable, as a result of a Change of Control may be waived or modified at any time prior to the occurrence of that Change of Control with the written consent of the holders of a majority in principal amount of the dollar notes or the euro notes, as applicable. See "--Amendments and Waivers".


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   Any notice required to be given in connection with an optional redemption shall be given in accordance with the provisions set forth under "Description of Exchange Notes--Notices".

Material Covenants

   Set forth below are summaries of the material covenants contained in the indentures. The indentures and these summaries contain references to "Existing Bank Credit Facilities". These references relate to our 2000 credit facility, which was in place when we issued the old notes and entered into the indentures. The 2000 credit facility is now terminated.

   Covenant Suspension. During any period of time that:

     (a) the notes have Investment Grade Ratings from both Rating Agencies and

     (b) no Default or Event of Default has occurred and is continuing under the indentures,

the Company and the Restricted Subsidiaries will not be subject to the following provisions of the indentures:

    .  "--Limitation on Debt",

    .  "--Limitation on Restricted Payments",

    .  "--Limitation on Asset Sales",

    . "--Limitation on Restrictions on Distributions from Restricted Subsidiaries",

    . clause (x) of the third paragraph (and as referred to in the first paragraph) of "--Designation of Restricted and Unrestricted Subsidiaries", and

    . clause (e) of the first paragraph of "--Merger, Consolidation and Sale of Property"

(collectively, the "Suspended Covenants"). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods after that withdrawal, downgrade, Default or Event of Default and, furthermore, compliance with the provisions of the covenant described in "--Limitation on Restricted Payments" with respect to Restricted Payments made after the time of the withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of that covenant as though that covenant had been in effect during the entire period of time from the Issue Date, provided that there will not be deemed to have occurred a Default or Event of Default with respect to that covenant during the time that the Company and the Restricted Subsidiaries were not subject to the Suspended Covenants (or after that time based solely on events that occurred during that time).

   Limitation on Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of the Incurrence or be continuing following the Incurrence and either:

     (1) the Debt is Debt of the Company and after giving effect to the Incurrence of the Debt and the application of the proceeds thereof, the Consolidated Fixed Charges Coverage Ratio would be greater than 2.00 to
  1.00 if the Debt is Incurred from the Issue Date through January 15, 2004, and 2.50 to 1.00 if the Debt is Incurred thereafter, or


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     (2) the Debt is Permitted Debt.

   The term "Permitted Debt" is defined to include the following:

     (a) Debt of the Company evidenced by the notes;

     (b) Debt of the Company or a Restricted Subsidiary under any Credit Facilities, Incurred by the Company or a Restricted Subsidiary pursuant to a Real Estate Financing Transaction, a Sale and Leaseback Transaction or an Equipment Financing Transaction, or Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary of the Company (except for Standard Securitization Undertakings), provided that the aggregate principal amount of all Debt of this kind at any one time outstanding shall not exceed the greater of:

       (1) $1.6 billion, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities pursuant to the covenant described under "--Limitation on Asset Sales" and

       (2) the sum of the amounts equal to:

         (A) 50% of the book value of the inventory of the Company and the Restricted Subsidiaries and

         (B) 85% of the book value of the accounts receivable of the Company and the Restricted Subsidiaries, in the case of each of clauses (A) and (B) as of the most recently ended quarter of the Company for which financial statements of the Company have been provided to the holders of the notes;

     (c) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (1) any subsequent issue or transfer of Capital Stock or other event that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of that Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof, and (2) if the Company is the obligor on that Indebtedness, the Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

     (d) Debt of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant;

     (e) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or that Restricted Subsidiary and not for speculative purposes, provided that the obligations under those agreements are related to payment obligations on Debt otherwise permitted by the terms of this covenant;

     (f) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or that Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

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

     (g) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or that Restricted Subsidiary and not for speculative purposes;

     (h) Debt Incurred in respect of Capital Lease Obligations and Purchase Money Debt, provided that the aggregate principal amount of all Debt of this kind does not exceed the Fair Market Value, on the date of Incurrence thereof, of the Property acquired, constructed or leased, and provided further, that the aggregate principal amount outstanding of all Debt of this kind at any one time, together with all Permitted Refinancing Debt Incurred and outstanding in respect of these Capital Lease Obligations and Purchase Money Debt, does not exceed $50.0 million;

     (i) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (h) above;

     (j) Debt of the Company or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $100.0 million; and

     (k) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses
  (a), (d), (h) and (i) above.

   Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, the proposed Restricted Payment,

     (a) a Default or Event of Default shall have occurred and be continuing,

     (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "--Limitation on Debt" or

     (c) the aggregate amount of that Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

       (1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of the Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

       (2) Capital Stock Sale Proceeds, plus

       (3) the sum of:

         (A) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

         (B) the aggregate amount by which Debt of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company,

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

    excluding, in the case of clause (A) or (B):

         (x) any Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary for the benefit of their employees, and

         (y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

    plus

       (4) an amount equal to the sum of:

         (A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from that Person, less the cost of the disposition of those Investments, and

         (B) the lesser of the net book value or the Fair Market Value of the Company's equity interest in an Unrestricted Subsidiary at the time the Unrestricted Subsidiary is designated a Restricted
      Subsidiary;

      provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in that Person.

Notwithstanding the foregoing limitation, the Company may:

     (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, the dividends could have been paid in compliance with the indentures; provided, however, that at the time of the payment of the dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that the dividend shall be included in the calculation of the amount of Restricted Payments;

     (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary for the benefit of their employees); provided, however, that

       (1) the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

       (2) the Capital Stock Sale Proceeds from the exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

     (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

     (d) pay scheduled dividends (not constituting a return on capital) on Disqualified Stock of the Company issued pursuant to and in compliance with the covenant described under "--Limitation on Debt";

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

     (e) permit a Restricted Subsidiary that is not a Wholly Owned Subsidiary to pay dividends to shareholders of that Restricted Subsidiary that are not the parent of that Restricted Subsidiary, so long as the Company or a Restricted Subsidiary that is the parent of that Restricted Subsidiary receives dividends on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary that is the parent of that Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis; and

     (f) until January 31, 2002 or the earlier termination of all of the Existing Bank Credit Facilities, permit the making of a Restricted Payment (as defined in the Existing Bank Credit Facilities, without giving effect to any waiver or amendment thereto after the Issue Date) or the transfer of assets from any Subsidiary to its parent (in each case, to the extent such a payment or transfer is not permitted to be restricted or limited under
  Section 7.18 of each of the Existing Bank Credit Facilities, without giving effect to any waiver or amendment thereto after the Issue Date).

   Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the notes will be secured by that Lien equally and ratably with (or prior to) all other Debt of the Company or any Restricted Subsidiary secured by that Lien.

   Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

     (a) the Company or the Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the Property subject to that Asset Sale;

     (b) at least 75% of the consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Sale is in the form of cash or cash equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to those liabilities, provided, however, that in the case of a transaction involving a sale of any distribution center by the Company or a Restricted Subsidiary and the establishment of an outsourcing arrangement in which the purchaser assumes distribution responsibilities on behalf of the Company or the Restricted Subsidiary, any credits or other consideration the purchaser grants to the Company or the Restricted Subsidiary as part of the purchase price of the distribution center, which credits or other consideration effectively offset future payments due from the Company or the Restricted Subsidiary to the purchaser as part of the outsourcing arrangement, will be considered to be cash equivalents for purposes of this clause (b); and

     (c) the Company delivers an Officers' Certificate to the trustee certifying that the Asset Sale complies with the foregoing clauses (a) and
  (b).

   The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or the Restricted Subsidiary elects (or is required by the terms of any Debt):

     (a) to Repay Debt under the Credit Facilities, or to Repay Debt of the Company or any Restricted Subsidiary secured by a Lien pursuant to the covenant described under "--Limitation on Liens" on the assets subject to that Asset Sale (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

     (b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary);

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

  provided, however, that the Net Available Cash (or any portion thereof) from Asset Sales from the Company to any Subsidiary must be reinvested in Additional Assets of the Company.

   Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of that Net Available Cash shall constitute "Excess Proceeds".

   When the aggregate amount of Excess Proceeds not previously subject to a Prepayment Offer (as defined below) exceeds $10.0 million (taking into account income earned on those Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Prepayment Offer") the notes which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indentures. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of notes have been given the opportunity to tender their notes for purchase in accordance with the indentures, the Company or such Restricted Subsidiary may use the remaining amount for any purpose permitted by the indentures and the amount of Excess Proceeds will be reset to zero.

   The term "Allocable Excess Proceeds" will mean the product of:

     (a) the Excess Proceeds and

     (b) a fraction,

       (1) the numerator of which is the aggregate principal amount of the notes outstanding on the date of the Prepayment Offer, and

       (2) the denominator of which is the sum of the aggregate principal amount of the notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase that Debt at substantially the same time as the Prepayment Offer.

   Within five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of notes, accompanied by information regarding the Company and its Subsidiaries as the Company in good faith believes will enable the holders to make an informed decision with respect to that Prepayment Offer. The notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed.

   The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

   Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:


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

     (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

     (b) make any loans or advances to the Company or any other Restricted Subsidiary or

     (c) transfer any of its Property to the Company or any other Restricted Subsidiary.

   The foregoing limitations will not apply:

     (1) with respect to clauses (a), (b) and (c), to restrictions:

       (A) in effect on the Issue Date,

       (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

       (C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided that restriction is no less favorable to the holders of notes than those under the agreement evidencing the Debt so Refinanced, or

       (D) resulting from the Incurrence of any Permitted Debt described in clause (b) of the second paragraph of the covenant described under "-- Limitation on Debt", provided that the restriction is no less favorable to the holders of notes than the restrictions of the same type contained in the indentures, and

     (2) with respect to clause (c) only, to restrictions:

       (A) relating to Debt that is permitted to be Incurred and secured without also securing the notes pursuant to the covenants described under "--Limitation on Debt" and "--Limitation on Liens" that limit the right of the debtor to dispose of the Property securing that Debt,

       (B) encumbering Property at the time the Property was acquired by the Company or any Restricted Subsidiary, so long as the restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of the acquisition,

       (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements (including, without limitation, intellectual property licenses entered into in the ordinary course of business) that restrict assignment of the agreements or rights thereunder, or

       (D) which are customary restrictions contained in asset sale agreements limiting the transfer of Property pending the closing of the sale.

   Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

     (a) the terms of such Affiliate Transaction are:

       (1) set forth in writing, and

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

       (2) no less favorable to the Company or that Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, and

     (b) if the Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves the Affiliate Transaction and, in its good faith judgment, believes that the Affiliate Transaction complies with clauses (a)(1) and (2) of this paragraph as evidenced by a Board Resolution promptly delivered to the trustee.

   Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

     (a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

     (b) any Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments" or any Permitted Investment;

     (c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as, in the case of officers and directors, the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for the compensation to be fair consideration therefor;

     (d) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or that Restricted Subsidiary, as the case may be, provided that those loans and advances do not exceed $5.0 million in the aggregate at any one time outstanding;

     (e) any transaction effected as part of a Qualified Receivables Transaction or any transaction involving the transfer of accounts receivable of the type specified in the definition of "Credit Facility" and permitted under clause (b) of the second paragraph of the covenant described under "--Limitation on Debt"; and

     (f) the Existing Policies or any transaction contemplated thereby.

   Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

     (a) the Company or that Restricted Subsidiary would be entitled to:

       (1) Incur Debt in an amount equal to the Attributable Debt with respect to that Sale and Leaseback Transaction pursuant to the covenant described under "--Limitation on Debt", and

       (2) create a Lien on the Property securing that Attributable Debt without also securing the notes pursuant to the covenant described under "--Limitation on Liens", and

     (b) the Sale and Leaseback Transaction is effected in compliance with the covenant described under "--Limitation on Asset Sales".

   Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

     (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, and

     (b) any of the following:

       (1) the Subsidiary to be so designated has total assets of $1,000 or less,

       (2) if the Subsidiary has consolidated assets greater than $1,000, then the designation would be permitted under the covenant entitled "Limitation on Restricted Payments", or

       (3) the designation is effective immediately upon the entity becoming a Subsidiary of the Company.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that the Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to the classification or if the Person is a Subsidiary of an Unrestricted Subsidiary.

   Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary in existence and classified as an Unrestricted Subsidiary at the time the Company or the Restricted Subsidiary is liable for that Debt (including any right to take enforcement action against that Unrestricted Subsidiary).

   The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to the designation,

     (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "-- Limitation on Debt", and

     (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

   Any designation or redesignation of this kind by the Board of Directors will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to the designation or redesignation and an Officers' Certificate that:

     (a) certifies that the designation or redesignation complies with the foregoing provisions, and

     (b) gives the effective date of the designation or redesignation,

and the filing with the trustee to occur within 45 days after the end of the fiscal quarter of the Company in which the designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of that fiscal year).

Listing

   Application has been made to list the exchange notes on the Luxembourg Stock Exchange. The legal notice relating to the issue of the exchange notes and the Certificate of Incorporation and By-laws of the Company will be registered prior to listing with the Registrar of the District Court in Luxembourg, where such documents are available for inspection and where copies thereof can be obtained upon request. In addition, as long as the exchange notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfers of exchange notes will be maintained in Luxembourg. The Company has initially designated Dexia Banque Internationale a Luxembourg as its agent for such purposes.

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Merger, Consolidation and Sale of Property

   The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

     (a) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

     (b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by that Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indentures to be performed by the Company;

     (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, that Property shall have been transferred as an entirety or virtually as an entirety to one Person;

     (d) immediately before and after giving effect to that transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of that transaction or series of transactions as having been Incurred by the Surviving Person or the Restricted Subsidiary at the time of that transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

     (e) immediately after giving effect to that transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "-- Material Covenants--Limitation on Debt", provided, however, that this clause (e) shall not be applicable to the Company merging, consolidating or amalgamating with or into an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Debt of the Company and the Restricted Subsidiaries is not increased thereby;

     (f) the Company shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied; and

     (g) the Company shall have delivered to the trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of the transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that transaction had not occurred.

   The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the indentures, but the predecessor Company in the case of:

     (a) a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

     (b) a lease,

shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the notes.


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

Securities and Exchange Commission Reports

   The Company shall file with the Securities and Exchange Commission and provide the trustee and holders of exchange notes with annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to those Sections, and the information, documents and reports to be so filed and provided at the times specified for the filing of the information, documents and reports under those Sections; provided, however, that the Company shall not be so obligated to file the information, documents and reports with the Securities and Exchange Commission if the Securities and Exchange Commission does not permit those filings.

Events of Default

   Events of Default in respect of the notes include:

     (1) failure to make the payment of any interest on the dollar notes or the euro notes when the same becomes due and payable, and that failure continues for a period of 30 days;

     (2) failure to make the payment of any principal of, or premium, if any, on, any of the dollar notes or the euro notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

     (3) failure to comply with the covenant described under "--Merger, Consolidation and Sale of Property";

     (4) failure to comply with any other covenant or agreement in the notes or in the indentures (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

     (5) a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of that Debt, or failure to pay any Debt at maturity, in an aggregate amount greater than $25.0 million or its foreign currency equivalent at the time (the "cross acceleration provisions");

     (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $25.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions"); and

     (7) specified events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions").

   A Default under clause (4) is not an Event of Default until the trustee or the holders of not less than 25% in aggregate principal amount of the dollar notes or the euro notes then outstanding notify the Company of the Default and the Company does not cure that Default within the time specified after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

   The Company shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

   If an Event of Default with respect to any of the notes (other than an Event of Default resulting from particular events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the dollar notes or the euro notes then outstanding may declare to be immediately due and payable the principal amount of all the applicable notes then outstanding, plus accrued but unpaid interest to the date of

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

acceleration. In case an Event of Default resulting from events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, the amount with respect to all the applicable notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of those notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the dollar notes or the euro notes, as the case may be, then outstanding may, under some circumstances, rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the applicable indenture.

   Subject to the provisions of each indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable notes, unless the holders shall have offered to the trustee reasonable indemnity. Subject to the provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the dollar notes or the euro notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the dollar notes or the euro notes.

   No holder of dollar notes or euro notes will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

     (a) that holder has previously given to the trustee written notice of a continuing Event of Default,

     (b) the registered holders of at least 25% in aggregate principal amount of the dollar notes or the euro notes then outstanding have made written request and offered reasonable indemnity to the trustee to institute the proceeding as trustee, and

     (c) the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the dollar notes or the euro notes then outstanding a direction inconsistent with that request and shall have failed to institute the proceeding within 60 days.

However, these limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest on, that note on or after the respective due dates expressed in that note.

Amendments and Waivers

   Subject to some exceptions, the dollar notes indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the dollar notes then outstanding, and the euro notes indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the euro notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and particular covenants and provisions of the indentures which cannot be amended without the consent of each holder of an outstanding dollar note or euro note, as applicable) with the consent of the registered holders of at least a majority in aggregate principal amount of the dollar notes or the euro notes, as applicable, then outstanding. However, without the consent of each holder of an outstanding dollar note or euro note, as applicable, no amendment may, among other things,

     (1) reduce the amount of dollar notes or euro notes whose holders must consent to an amendment or waiver,

     (2) reduce the rate of or extend the time for payment of interest on any dollar note or euro note,

     (3) reduce the principal of or extend the Stated Maturity of any dollar note or euro note,

     (4) make any dollar note or euro note payable in money other than that stated in the note,

     (5) impair the right of any holder of the dollar notes or euro notes to receive payment of principal of and interest on that holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to that holder's notes,

     (6) subordinate the dollar notes or the euro notes to any other obligation of the Company,

     (7) release any security interest that may have been granted in favor of the holders of the notes other than pursuant to the terms of any agreement granting that security interest,

     (8) reduce the premium payable upon the redemption of any dollar note or euro note nor change the time at which any dollar note or euro note may be redeemed, as described under "--Optional Redemption",

     (9) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the dollar notes or euro notes must be repurchased pursuant to that Change of Control Offer, or

     (10) at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which the Prepayment Offer must be made or at which the dollar notes or euro notes must be repurchased pursuant thereto.

   Without the consent of any holder of the applicable dollar notes or euro notes, the Company and the trustee may amend the indentures to:

  .  cure any ambiguity, omission, defect or inconsistency,

  . provide for the assumption by a successor corporation of the obligations of the Company under the applicable indenture,

  . provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code),

  .  add Guarantees with respect to the notes,

  . secure the notes, to add to the covenants of the Company for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company,

  . make any change that does not adversely affect the rights of any holder of the notes,

  . comply with any requirement of the Securities and Exchange Commission in connection with the qualification of the applicable indenture under the Trust Indenture Act,

  . provide for the issuance of additional notes in accordance with the applicable indenture.

   The consent of the holders of the applicable dollar notes or euro notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each registered holder of the applicable notes at the holder's address appearing in the security register a notice briefly describing the amendment. However, the failure to give this notice to all holders of the applicable notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

   The Company at any time may terminate all its obligations under the dollar notes or the euro notes, as the case may be, and the applicable indenture ("legal defeasance"), except for particular obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the applicable dollar notes or euro notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the applicable dollar notes or euro notes. The Company at any time may terminate:

     (1) its obligations under the covenants described under "--Repurchase at the Option of Holders Upon a Change of Control" and "--Material Covenants",

     (2) the operation of the cross acceleration provisions, the judgment default provisions and the bankruptcy provisions with respect to Significant Subsidiaries, described under "--Events of Default" above, and

     (3) the limitations contained in clause (e) under the first paragraph of "--Merger, Consolidation and Sale of Property" above ("covenant defeasance").

   The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

   If the Company exercises its legal defeasance option, payment of the applicable notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the applicable notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under "--Material Covenants"), (5), (6) or (7) (with respect only to Significant Subsidiaries) under "--Events of Default" above or because of the failure of the Company to comply with clause (e) under the first paragraph of "--Merger, Consolidation and Sale of Property" above.

   The legal defeasance option or the covenant defeasance option may be exercised only if:

     (a) the Company irrevocably deposits in trust with the trustee money or U.S. Government Obligations for the payment of principal of and interest on the applicable dollar notes or euro notes to maturity or redemption, as the case may be;

     (b) the Company delivers to the trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at the times and in amounts as will be sufficient to pay principal and interest when due on all the applicable dollar notes or euro notes to maturity or redemption, as the case may be;

     (c) 123 days pass after the deposit is made and during the 123-day period no Default described in clause (7) under "--Events of Default" occurs with respect to the Company or any other Person making the deposit which is continuing at the end of the period;

     (d) no Default or Event of Default has occurred and is continuing on the date of the deposit and after giving effect thereto;

     (e) the deposit does not constitute a default under any other agreement or instrument binding on the Company;

     (f) the Company delivers to the trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

     (g) in the case of the legal defeasance option, the Company delivers to the applicable trustee an Opinion of Counsel stating that:

       (1) the Company has received from the Internal Revenue Service a ruling, or

       (2) since the date of the indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon the Opinion of Counsel shall confirm that, the holders of the applicable dollar notes or euro notes will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if the defeasance had not occurred;

     (h) in the case of the covenant defeasance option, the Company delivers to the applicable trustee an Opinion of Counsel to the effect that the holders of the applicable dollar notes or euro notes will not recognize income, gain or loss for Federal income tax purposes as a result of that covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred; and

     (i) the Company delivers to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the applicable dollar notes or euro notes have been complied with as required by the applicable indenture.

Notices

   As long as the exchange notes are listed on the Luxembourg Stock Exchange, in addition to any notice required by the indentures, notices to holders of the exchange notes (whether held in global or certificated form), including but not limited to any notices related to the changing of a paying agent or the transfer agent or their specified offices, will be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort). If and so long as the exchange notes are listed on any other securities exchange, notices will also be given in accordance with any applicable requirements of that securities exchange.

Governing Law

   The indentures and the exchange notes are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

The Trustee

   Citibank, N.A. is the trustee under both the dollar notes indenture and the euro notes indenture.

   Except during the continuance of an Event of Default, the trustee will perform only the duties as are specifically set forth in the indentures. During the existence of an Event of Default, the trustee will exercise the rights and powers vested in it under the indentures and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person's own affairs.

Definitions

   Set forth below is a summary of defined terms from the indentures that are used in this "Description of Exchange Notes". Reference is made to the indentures for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

   "Additional Assets" means:

     (a) any Property (other than cash, cash equivalents, securities and inventory) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

     (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of that Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), the Restricted Subsidiary is primarily engaged in a Related Business.

   "Affiliate" of any specified Person means:

     (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person, or

     (b) any other Person who is a director or officer of that specified
  Person.

For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Material Covenants--Limitation on Transactions with Affiliates" and "--Limitation on Asset Sales" and the definition of "Additional Assets" only, "Affiliate" shall also mean any Beneficial Owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase that Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any Beneficial Owner pursuant to the first sentence hereof.

   "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

     (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares),

     (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary,

     (c) in the case of any disposition by the Company or a Restricted Subsidiary to any Person, any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, or

     (d) in the case of any disposition by the Company to a Restricted Subsidiary of the Company, any other assets of the Company, other than dispositions in the ordinary course of business of raw materials to a Restricted Subsidiary to be used in the manufacture of finished goods, of finished goods to a Restricted Subsidiary for resale by the Restricted Subsidiary or its designee or of work in process to a Restricted Subsidiary, other than, in the case of clause (a), (b), (c) or (d) above,

     (1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

     (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "--Material Covenants--Limitation on Restricted Payments",

     (3) any disposition effected in compliance with the first paragraph of the covenant described under "--Merger, Consolidation and Sale of Property",

     (4) a sale of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity,

     (5) a transfer of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in connection with a Qualified Receivables Transaction, and

     (6) a transfer of accounts receivable of the type specified in the definition of "Credit Facility" that is permitted under clause (b) of the second paragraph of "--Material Covenants--Limitation on Debt".

   Notwithstanding the foregoing, if, at any time, the aggregate Fair Market Value of assets disposed of by the Company to its Subsidiaries since the Issue Date, other than (a) Permitted Investments comprised of cash or cash equivalents, (b) dispositions pursuant to paragraphs (4), (5) and (6) above and (c) dispositions by the Company to a Restricted Subsidiary of raw materials to be used in the manufacture of finished goods, and of work in process, exceeds 10% of Consolidated Tangible Assets, all asset dispositions in excess thereof shall be treated as Asset Sales subject to the restrictions set forth in the covenant described under "--Limitation on Asset Sales". For purposes of this paragraph, the aggregate Fair Market Value of assets so transferred at any time shall be calculated by using the sum of the Fair Market Value of each asset disposition as of the date of its disposition.

   "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

     (a) if the Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation", and

     (b) in all other instances, the greater of:

       (1) the Fair Market Value of the Property subject to the Sale and Leaseback Transaction, and

       (2) the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction (including any period for which the lease has been extended).

   "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

     (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of that Debt or redemption or similar payment with respect to that Preferred Stock multiplied by the amount of the payment by

     (b) the sum of all payments of this kind.

   "Beneficial Owner" means a beneficial owner as defined in Rule 13d-3 under the Exchange Act, except that:

     (a) a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time,

     (b) for purposes of clause (a) of the definition of "Change of Control", Permitted Holders will be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or other legal entity so long as the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that corporation or other legal entity, and

     (c) for purposes of clause (b) of the definition of "Change of Control", any "person" or "group" (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity ("the parent corporation"), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation.

The term "Beneficially Own" shall have a corresponding meaning.

   "Capital Lease Obligation" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by that obligation shall be the capitalized amount of the obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under that lease prior to the first date upon which that lease may be terminated by the lessee without payment of a penalty. For purposes of "--Material Covenants--Limitation on Liens", a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

   "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest.

   "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or the Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, initial purchasers' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof.

   "Change of Control" means the occurrence of any of the following events:

     (a) prior to the first Public Equity Offering that results in a Public Market, the Permitted Holders cease to be the Beneficial Owners, directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise; or

     (b) on or after the first Public Equity Offering that results in a Public Market, if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the Beneficial Owners, directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than that other person or group; and, provided further, that the provisions of this clause
  (b) will not apply to Voting Trustees serving in that capacity under the Voting Trust Arrangement; or

     (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other

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  Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than a transaction where:

       (1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation or transferee, and

       (2) the holders of the Voting Stock of the Company immediately prior to the transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation or transferee immediately after the transaction and in substantially the same proportion as before the transaction; or

     (d) during any period of two consecutive years, individuals who at the beginning of that period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved or by a vote of the Voting Trustees pursuant to the terms of the Voting Trust Arrangement) cease for any reason to constitute a majority of the Board of Directors then in office; or

     (e) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in commodity prices.

   "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

     (a) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

     (b) all current maturities of long-term Debt.

   "Consolidated Fixed Charges" means, for any period, the total interest expense (net of interest income) of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

     (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

     (b) amortization of debt discount and debt issuance cost, including commitment fees,

     (c) capitalized interest,

     (d) non-cash interest expense,

     (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

     (f) net costs associated with Interest Rate Agreements (including amortization of fees),

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     (g) Disqualified Stock Dividends,

     (h) Preferred Stock Dividends,

     (i) interest Incurred in connection with Investments in discontinued operations,

     (j) interest accruing on any Debt of any other Person to the extent that Debt is Guaranteed by the Company or any Restricted Subsidiary, and

     (k) the cash contributions to any employee stock ownership plan or similar trust to the extent those contributions are used by the plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by the plan or trust.

   Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction (including, without limitation, any Qualified Receivables Transaction) pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of "Qualified Receivables Transaction" shall be included in Consolidated Fixed Charges.

   "Consolidated Fixed Charges Coverage Ratio" means, as of any date of determination, the ratio of:

     (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

     (b) Consolidated Fixed Charges for those four fiscal quarters;

   provided, however, that:

       (1) if

         (A) since the beginning of that period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

         (B) the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Incurrence or Repayment of Debt,

  Consolidated Fixed Charges for that period shall be calculated after giving effect on a pro forma basis to that Incurrence or Repayment as if the Debt was Incurred or Repaid on the first day of that period, provided that, in the event of any Repayment of Debt, EBITDA for that period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

       (2) if

         (A) since the beginning of that period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

         (B) the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Asset Sale, Investment or acquisition, or

         (C) since the beginning of that period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of that period) shall have made such an Asset Sale, Investment or acquisition,

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  EBITDA for that period shall be calculated after giving pro forma effect to the Asset Sale, Investment or acquisition as if the Asset Sale, Investment or acquisition occurred on the first day of that period.

   If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on that Debt shall be calculated as if the base interest rate in effect for the floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to that Debt if the applicable Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during that period the Debt of that Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for that Debt after the sale.

   "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (a) any net income (loss) of any Person (other than the Company) if that Person is not a Restricted Subsidiary, except that:

       (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for that period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by that Person during that period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and

       (2) the Company's equity in a net loss of that Person other than an Unrestricted Subsidiary for the specified period shall be included in determining such Consolidated Net Income,

     (b) for purposes of the covenant described under "--Material Covenants-- Limitation on Restricted Payments" only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of the acquisition,

     (c) any net income (loss) of any Restricted Subsidiary if the Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

       (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of the Restricted Subsidiary for the period shall be included in Consolidated Net Income up to the aggregate amount that would have been permitted at the date of determination to be dividended to the Company or another Restricted Subsidiary by that Restricted Subsidiary without prior approval by a third party (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and government regulations applicable to that Restricted Subsidiary or its shareholders, during that period as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

       (2) the Company's equity in a net loss of the Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

     (d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

     (e) any extraordinary gain or loss,

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     (f) the cumulative effect of a change in accounting principles,

     (g) any unrealized gains or losses of the Company or its consolidated Subsidiaries on any Hedging Obligations, and

     (h) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that those shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of the covenant described under "--Material Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent the dividends, repayments or transfers increase the amount of Restricted Payments permitted under that covenant pursuant to clause (c)(4) thereof.

   "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation, amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

     (a) the excess of cost over fair market value of assets or businesses acquired;

     (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

     (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

     (d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

     (e) treasury stock;

     (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

     (g) Investments in and assets of Unrestricted Subsidiaries.

   "Consolidated Tangible Assets" means, as of any date of determination, the sum of the amounts of Consolidated Net Tangible Assets and Consolidated Current Liabilities as of such date.

   "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities (including related Guarantees) with banks, investment banks, insurance companies, mutual funds or other institutional lenders (including our Existing Bank Credit Facilities), providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to institutional lenders or to special purpose, bankruptcy remote entities formed to borrow from institutional lenders against those receivables or inventory) or trade or standby letters of credit, in each case together with any Refinancings thereof by a lender or syndicate of lenders; provided that, in the case of a

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transaction in which any accounts receivable are sold, conveyed or otherwise transferred by the Company or any of its subsidiaries to another Person other than a Receivables Entity, then that transaction must satisfy the following three conditions:

     (a) if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the transaction is economically fair and reasonable to the Company or the Subsidiary that sold, conveyed or transferred the accounts receivable,

     (b) the sale, conveyance or transfer of accounts receivable by the Company or the Subsidiary is made at Fair Market Value and

     (c) the financing terms, covenants, termination events and other provisions of the transaction shall be market terms (as determined in good faith by the Board of Directors).

   "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect that Person against fluctuations in currency exchange rates.

   "Debt" means, with respect to any Person on any date of determination (without duplication):

     (a) the principal of and premium (if any) in respect of:

       (1) debt of the Person for money borrowed, and

       (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable;

     (b) all Capital Lease Obligations of the Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Person;

     (c) all obligations of the Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of the Person and all obligations of the Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (d) all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of the Person to the extent those letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the third Business Day following receipt by the Person of a demand for reimbursement following payment on the letter of credit);

     (e) the amount of all obligations of the Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of the Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of the Person (whether or not such obligation is assumed by the Person), the amount of such obligation being deemed to be the lesser of the value of that Property or the amount of the obligation so secured; and

     (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at that date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date. The amount of Debt represented by a Hedging Obligation shall be equal to:

     (1) zero if the Hedging Obligation has been Incurred pursuant to clause
  (e), (f) or (g) of the second paragraph of the covenant described under "-- Material Covenants--Limitation on Debt", or

     (2) if the Hedging Obligation is not Incurred pursuant to clause (e),
  (f) or (g) of the second paragraph of the covenant described under "-- Material Covenants--Limitation on Debt", then 105% of the aggregate net amount, if any, that would then be payable by the Company and any Restricted Subsidiary on a per counter-party basis pursuant to Section 6(e) of the ISDA Master Agreement (Multicurrency-Cross Border) in the form published by the International Swaps and Derivatives Association in 1992 (the "ISDA Form"), as if the date of determination were a date that constitutes or is substantially equivalent to an Early Termination Date, as defined in the ISDA Form, with respect to all transactions governed by the ISDA Form, plus the equivalent amount under the terms of any other Hedging Obligations that are not Incurred pursuant to clause (e), (f) or (g) of the second paragraph of the covenant described under "--Material Covenants-- Limitation on Debt", each such amount to be estimated in good faith by the Company.

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

     (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

     (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

     (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the notes.

   "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

   "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

     (a) the sum of Consolidated Net Income for that period, plus the following to the extent reducing Consolidated Net Income for that period:

       (1) the provision for taxes based on income or profits or utilized in computing net loss,

       (2) Consolidated Fixed Charges,

       (3) depreciation,

       (4) amortization of intangibles,

       (5) any other non-cash items (other than any non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), and

       (6) any one-time, non-recurring expenses relating to, or arising from, any closures of manufacturing facilities on or after the Issue Date, in each case incurred within 12 months after such closure, minus

     (b) all non-cash items increasing Consolidated Net Income for that period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of that Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by that Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

   "Equipment Financing Transaction" means any arrangement (together with any Refinancings thereof) with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on equipment or equipment related property of the Company or any Restricted Subsidiary.

   "Event of Default" has the meaning set forth under "--Events of Default".

   "Exchange Act" means the Securities Exchange Act of 1934.

   "Existing Bank Credit Facilities" means:

     (a) our Bridge Credit Agreement, dated as of January 31, 2000, among the Company, Bank of America, N.A. as administrative agent, collateral agent and lender, The Bank of Nova Scotia, Citicorp U.S.A. Incorporated, Morgan Guaranty Trust Company of New York and Bank One, N.A., as amended as of July 31, 2000 and September 29, 2000,

     (b) our Amended and Restated 1999 180 Day Credit Agreement, dated as of January 31, 2000, among Bank of America, N.A. as administrative agent, collateral agent and lender, The Bank of Nova Scotia, Citicorp U.S.A. Incorporated and Morgan Guaranty Trust Company of New York, as amended as of July 31, 2000 and September 29, 2000 and October 13, 2000,

     (c) our Amended and Restated 1997 364 Day Credit Agreement, dated as of January 31, 2000, among Bank of America, N.A. as administrative agent, collateral agent and lender, The Bank of Nova Scotia, Citicorp U.S.A. Incorporated, Morgan Guaranty Trust Company of New York, Commerzbank AG, Credit Lyonnais, Bank One, N.A., The Sumitomo Bank, Ltd., ABN AMRO Bank N.V., Banca Commerciale Italiana, Banque Nationale de Paris, Cariplo-Cassa di Risparmio delle Provincie Lombarde S.p.A., Societe Generale, Mellon Bank National Association, KBC Bank N.V., UniCredito Italiano S.p.A., Deutsche Bank Aktiengesellschaft, Wachovia Bank N.A., Bankers Trust Company and First Hawaiian Bank, as amended as of July 31, 2000, September 29, 2000 and October 13, 2000, and

     (d) our 1997 Second Amended and Restated Credit Agreement, dated as of January 31, 2000, among Bank of America, N.A. as administrative agent, collateral agent and lender, The Bank of Nova Scotia, Citicorp U.S.A. Incorporated, Morgan Guaranty Trust Company of New York, Commerzbank AG, Credit Lyonnais, The Chase Manhattan Bank, Bank One, N.A., The Sumitomo Bank, Ltd., ABN AMRO Bank N.V., Banca Commerciale Italiana, Banque Nationale de Paris, Cariplo-Cassa di Risparmio delle Provincie Lombarde S.p.A., CIBC Inc., The Royal Bank of Canada, The Sanwa Bank, Limited, The Toronto-Dominion Bank, KBC Bank N.V., PNC Bank N.A., Societe Generale, BankBoston N.A., The Industrial Bank of Japan, Limited, Mellon Bank National Association, The Tokai Bank Limited, The Bank of Tokyo-Mitsubishi Limited, Union Bank of California, N.A. Banca Monte dei Paschi di Siena S.p.A., UniCredito Italiano S.p.A., Deutsche Bank Aktiengesellschaft, San Paolo IMI S.p.A., Cooperative Centrale Raiffeisent--Boerenleenbank B.A., UBS AG, Wachovia Bank N.A., Bankers Trust Company and First Hawaiian Bank, as amended as of July 31, 2000, September 29, 2000 and October 13, 2000.

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   "Existing Policies" means (1) the Company's estate tax repurchase policy under which the Company repurchases a portion of a deceased stockholder's shares to generate funds for payment of estate taxes and (2) the Company's valuation policy under which the Company obtains an annual valuation of the Company's Voting Trust Certificates, as both policies exist at the Issue Date or as they may exist from time to time, provided that if either of these policies is materially amended after the Issue Date in a manner less favorable to the Company than the policy as existing on the Issue Date, then that amended policy shall be deemed not to be an Existing Policy.

   "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of the covenants described under "-- Limitation on Restricted Payments" and "-- Limitation on Asset Sales" and the definitions of "Qualified Receivables Transaction" and "Credit Facilities", Fair Market Value shall be determined, except as otherwise provided,

     (a) if the Property has a Fair Market Value equal to or less than $25.0 million, by any Officer of the Company, or

     (b) if the Property has a Fair Market Value in excess of $25.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 12 months of the relevant transaction, delivered to the trustee.

   "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

   "GAAP" means United States generally accepted accounting principles as in effect from time to time, including those set forth:

     (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

     (b) in the statements and pronouncements of the Financial Accounting Standards Board,

     (c) in other statements by another entity as approved by a significant segment of the accounting profession, and

     (d) the rules and regulations of the Securities and Exchange Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
  Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Securities and Exchange Commission.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person:

     (a) to purchase or pay (or advance or supply funds for the purchase or payment of) the Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

     (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

   provided, however, that the term "Guarantee" shall not include:

     (1) endorsements for collection or deposit in the ordinary course of business, or

     (2) a contractual commitment by one Person to invest in another Person for so long as the Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (i) of the definition of "Permitted Investment".

   The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

   "Hedging Obligation" of any Person means any obligation of that Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

   "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of that Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Debt or obligation on the balance sheet of that Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of that Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of that Debt; provided further, however, that any Debt or other obligations of a Person existing at the time the Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by that Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with "--Material Covenants--Limitation on Debt", amortization of debt discount or premium shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount or at a premium, the amount of the Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

   "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that the firm or appraiser is not an Affiliate of the Company.

   "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate option agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

   "Investment" by any Person means any direct or indirect loan (other than advances to customers and suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of that Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenant described under "--Material Covenants--Limitation on Restricted Payments", "--Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment", "Investment" shall include the portion (proportionate to the Company's equity interest in the Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of that Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

     (a) the Company's "Investment" in that Subsidiary at the time of such redesignation, less

     (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of that Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, the Property shall be valued at its Fair Market Value at the time of the Investment.

   "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

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

   "Issue Date" means the date on which the old notes were initially issued.

   "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to that Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

   "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

   "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of that Asset Sale or received in any other non-cash form), in each case net of:

     (a) all legal, title and recording tax expenses, commissions and other fees (including, without limitation, brokers' or investment bankers' commissions or fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of the Asset Sale,

     (b) all payments made on any Debt that is secured by any Property subject to the Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to that Property, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale,

     (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of the Asset Sale, and

     (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in the Asset Sale and retained by the Company or any Restricted Subsidiary after the Asset Sale.

   "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Assistant Treasurer of the Company.

   "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the trustee.

   "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the trustee. The counsel may be an employee of or counsel to the Company or the trustee.

   "Permitted Holders" means the holders of Voting Stock as of the Issue Date, together with any Voting Trustee and any Person who is a "Permitted Transferee" of the holders, as that term is defined in the Stockholders Agreement dated as of April 15, 1996 between the Company and the stockholders of the Company party thereto as that Stockholders Agreement was in effect on the Issue Date, except that transferees pursuant to Section 2.2(a)(x) of that Stockholders Agreement shall not be deemed to be Permitted Transferees for purposes of the indentures.

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

   "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

     (a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of the Restricted Subsidiary is a Related Business;

     (b) any Person if as a result of the Investment that Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that the Person's primary business is a Related Business;

     (c) Temporary Cash Investments;

     (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that those trade terms may include such concessionary trade terms as the Company or the Restricted Subsidiary deems reasonable under the circumstances;

     (e) payroll, travel and similar advances to cover matters that are expected at the time of those advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or the applicable Restricted Subsidiary, as the case may be, provided that those loans and advances do not exceed $5.0 million at any one time outstanding;

     (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

     (h) any Person to the extent the Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "--Material Covenants--Limitation on Asset Sales";

     (i) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing that Qualified Receivables Transaction or any related Indebtedness; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

     (j) customers or suppliers of the Company or any of its subsidiaries in the form of extensions of credit or transfers of property, to the extent otherwise constituting an Investment, and in the ordinary course of business and any Investments received in the ordinary course of business in satisfaction or partial satisfaction thereof;

     (k) any Person if the Investments are outstanding on the Issue Date and not otherwise described in clauses (a) through (j) above; and

     (l) any Person made for Fair Market Value that do not exceed $100.0 million outstanding at any one time in the aggregate.

   "Permitted Liens" means:

     (a) Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Debt permitted to be Incurred under clause (b) of the second paragraph of the covenant described under "--Material Covenants--Limitation on Debt", regardless of whether the Company and the Restricted Subsidiaries are actually subject to that covenant at the time the Lien is Incurred;

     (b) Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Debt permitted to be Incurred under clause (h) of the second paragraph of the covenant described under "--Material Covenants--Limitation on Debt", regardless of whether the Company and the Restricted Subsidiaries are actually subject to that covenant at the time the Lien is Incurred, provided that any Lien of this kind may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of that Debt and any improvements or accessions to that Property;

     (c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

     (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

     (e) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, including banker's liens and rights of set-off, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

     (f) Liens on Property at the time the Company or any Restricted Subsidiary acquired the Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that the Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Property was acquired by the Company or any Restricted Subsidiary;

     (g) Liens on the Property of a Person at the time that Person becomes a Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of that Person; provided further, however, that the Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Person became a Restricted Subsidiary;

     (h) pledges or deposits by the Company or any Restricted Subsidiary under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

     (i) Liens (including, without limitation and to the extent constituting Liens, negative pledges), assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with worker's compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or

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

  deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation;

     (j) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

      (k) Liens arising out of judgments or awards against the Company or a Restricted Subsidiary with respect to which the Company or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review;

     (l) Liens in favor of surety bonds or letters of credit issued pursuant to the request of and for the account of the Company or a Restricted Subsidiary in the ordinary course of its business, provided that these letters of credit do not constitute Debt;

     (m) leases or subleases of real property granted by the Company or a Restricted Subsidiary to any other Person in the ordinary course of business and not materially impairing the use of the real property in the operation of the business of the Company or the Restricted Subsidiary;

     (n) Liens (including, without limitation and to the extent constituting Liens, negative pledges) on intellectual property arising from intellectual property licenses entered into in the ordinary course of business;

     (o) Liens or negative pledges attaching to or related to joint ventures engaged in a Related siness, restricting Liens on interests in those joint ventures;

     (p) Liens existing on the Issue Date not otherwise described in clauses
  (a) through (o) above;

     (q) Liens not otherwise described in clauses (a) through (p) above on the Property of any Restricted Subsidiary to secure any Debt permitted to be Incurred by the Restricted Subsidiary pursuant to the covenant described under "--Material Covenants--Limitation on Debt";

     (r) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (e), (f), (g), (k) or (l) above; provided, however, that any Lien of this kind shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by the Lien shall not be increased to an amount greater than the sum of:

       (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (e),
    (f), (g), (k) or (l) above, as the case may be, at the time the original Lien became a Permitted Lien under the indenture, and

       (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or the Restricted Subsidiary in connection with the Refinancing;

     (s) Liens not otherwise permitted by clauses (a) through (r) above that are Liens permitted by the Existing Bank Credit Facilities as they existed on the Issue Date; and

     (t) Liens not otherwise permitted by clauses (a) through (s) above encumbering assets having an aggregate Fair Market Value not in excess of 5.0% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date the Lien shall be Incurred.

   "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

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

     (a) the new Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

       (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate creted value) then outstanding of the Debt being Refinanced, and

       (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to the Refinancing,

     (b) the Average Life of the new Debt is equal to or greater than the Average Life of the Debt being Refinanced,

     (c) the Stated Maturity of the new Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

     (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

   provided, however, that Permitted Refinancing Debt shall not include:

     (x) Debt of a Subsidiary that Refinances Debt of the Company or

     (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.


   "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person.

   "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Preferred Stock.

   "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

   "Property" means, with respect to any Person, any interest of that Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

   "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

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

   "Public Market" means any time after:

     (a) a Public Equity Offering has been consummated, and

     (b) at least 15% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act.

   "Purchase Money Debt" means Debt:

     (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of the Debt does not exceed the anticipated useful life of the Property being financed, and

     (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of the Property, including additions and improvements thereto;

provided, however, that the Debt is Incurred within 180 days after the acquisition, construction or lease of the Property by the Company or Restricted Subsidiary.

   "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

     (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and

     (b) any other Person (in the case of a transfer by a Receivables
  Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing those accounts receivable, all contracts and all Guarantees or other obligations in respect of those accounts receivable, proceeds of those accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that:

     (1) if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity,

     (2) all sales of accounts receivable and related assets to or by the Receivables Entity are made at Fair Market Value and

     (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors).

   The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure the Credit Facilities shall not be deemed a Qualified Receivables Transaction.

   "Rating Agencies" mean Moody's and S&P.

   "Real Estate Financing Transaction" means any arrangement with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on real property of the Company or any Restricted Subsidiary and related personal property together with any Refinancings thereof.


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

   "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to that business, and (with respect to any Receivables Entity formed after the Issue Date) which is designated by the Board of Directors (as provided below) as a Receivables Entity and

     (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

       (1) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

       (2) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or

       (3) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard
    Securitization Undertakings;

     (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or the Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

     (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve the entity's financial condition or cause the entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

   Any designation of this kind by the Board of Directors shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing conditions.

   "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, that Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

   "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire that Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenants described under "-- Material Covenants--Limitation on Asset Sales" and "--Material Covenants-- Limitation on Debt" and the definition of "Consolidated Fixed Charges Coverage Ratio", Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

   "Restricted Payment" means:

     (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted

  Subsidiary), except for any dividend or distribution that is made to the Company or the parent of the Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

     (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into Capital Stock of the Company or any Restricted Subsidiary, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

     (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

     (d) any Investment (other than Permitted Investments) in any Person; or

     (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that the Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of the "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in the former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

   "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

   "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

   "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers that Property to another Person and the Company or a Restricted Subsidiary leases it from that other Person together with any Refinancings thereof.

   "Securities Act" means the Securities Act of 1933.

   "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

   "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction involving a comparable company.

   "Stated Maturity" means, with respect to any security, the date specified in the security as the fixed date on which the payment of principal of the security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of the security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless that contingency has occurred).

   "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement to that effect.

   "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

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     (a) that Person,

     (b) that Person and one or more Subsidiaries of that Person, or

     (c) one or more Subsidiaries of that Person.

   "Temporary Cash Investments" means any of the following:

     (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

     (b) Investments in time deposit accounts, banker's acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million or issued by a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development having total assets in excess of $500 million (or its foreign currency equivalent at the time), and in any case whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or a similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

     (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

       (1) a bank meeting the qualifications described in clause (b) above, or

       (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

     (d) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any other country that is a member of the Organization for Economic Cooperation and Development, and in any case with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or a similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); and

     (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

       (1) the long-term debt of the state is rated "A-3" or "A-" or higher according to Moody's or S&P (or a similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

       (2) the obligations mature within 180 days of the date of acquisition thereof.

   "Unrestricted Subsidiary" means:

     (a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "--Material Covenants--Designation of Restricted and Unrestricted Subsidiaries" and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and


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

     (b) any Subsidiary of an Unrestricted Subsidiary.

   "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

   "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests, and in the case of the Company, Voting Trust Certificates) of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

   "Voting Trust Arrangement" means the Voting Trust Agreement entered into as of April 15, 1996 by and among Robert D. Haas; Peter E. Haas, Sr.; Peter E. Haas, Jr.; and F. Warren Hellman as the Voting Trustees and the stockholders of the Company who are parties thereto.

   "Voting Trust Certificates" means those certificates issued pursuant to the Voting Trust Arrangement.

   "Voting Trustees" means the persons entitled to act as voting trustees under the Voting Trust Arrangement.

   "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at that time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Exchange Offer; Registration Rights

   We have agreed, pursuant to separate registration rights agreements with the initial purchasers for each of the old dollar notes and the old euro notes, for the benefit of the holders of the old notes, that we will, at our cost, (a) not later than 60 days after the date of original issuance of the old notes, file a registration statement (the "Exchange Offer Registration Statement") with the Securities and Exchange Commission with respect to a registered offer to exchange the old notes for the exchange notes and (b) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act not later than 120 days after the date of original issuance of the old notes. The registration statement of which this prospectus is a part constitutes the registration statement to be filed pursuant to the registration rights agreements. Upon the effectiveness of the Exchange Offer Registration Statement, we will offer the exchange notes in exchange for surrender of the old notes (the "Registered Exchange Offer"). We will keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) and not more than 45 days after the date notice of the Registered Exchange Offer is mailed to the holders of the old notes. For each old note surrendered to us pursuant to the exchange, the holder of the old note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange thereof or, if no interest has been paid on the old note surrendered, from the date of its original issue. Under existing Securities and Exchange Commission interpretations, the exchange notes will be freely transferable by holders of the old notes other than affiliates of the Company after the Registered Exchange Offer without further registration under the Securities Act if the holder of the exchange notes represents that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not an affiliate of the Company, as those terms are interpreted by the Securities and Exchange Commission, provided that broker-dealers ("Participating Broker-Dealers") receiving exchange notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of the exchange notes. The Securities and Exchange Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the notes issued in this offering) with the prospectus contained in the Exchange Offer Registration Statement. Under the registration rights agreements,

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we are required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of the exchange notes.

   A holder of old notes (other than certain specified holders) who wishes to exchange those notes for exchange notes in the Registered Exchange Offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

   In the event that (1) applicable interpretations of the staff of the Securities and Exchange Commission do not permit us to effect such a Registered Exchange Offer, (2) for any other reason the Exchange Offer Registration Statement is not declared effective within 120 days after the date of the original issuance of the old notes or the Registered Exchange Offer is not consummated within 150 days after the original issuance of the old notes, (3) the initial purchasers so request within 45 days of consummation of the Registered Exchange Offer with respect to old notes not eligible to be exchanged for exchange notes in the Registered Exchange Offer or (4) any holder of old notes issued (other than an initial purchaser) is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable exchange notes in the Registered Exchange Offer other than by reason of the holder being an affiliate of the Company (it being understood that the requirement that a Participating Broker-Dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of Exchange Notes shall not result in such exchange notes being not "freely tradeable"), we will, at our cost, (1) as promptly as practicable, file a registration statement under the Securities Act covering continuous resales of the old notes or the exchange notes, as the case may be (the "Shelf Registration Statement"), (2) cause the Shelf Registration Statement to be declared effective under the Securities Act and (3) use our best efforts to keep the Shelf Registration Statement effective until two years after the closing date of the offering of the old notes. We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom the Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take other actions as are required to permit unrestricted resales of the old notes or the exchange notes, as the case may be. A holder selling old notes or exchange notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to applicable civil liability provisions under the Securities Act in connection with sales of that kind and will be bound by the provisions of the registration rights agreements which are applicable to that holder (including certain indemnification obligations).

   If (a) on or prior to the 60th day following the date of original issuance of the old notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission, (b) on or prior to the 120th day following the date of original issuance of the old notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective, (c) on or prior to the 150th day following the date of original issuance of the old notes, neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective, or (d) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, the registration statement thereafter ceases to be effective or usable (subject to particular exceptions) in connection with resales of old notes or exchange notes in accordance with and during the periods specified in the registration rights agreements (each event referred to in clauses (a) through (d), a "Registration Default"), interest ("Special Interest") will accrue on the principal amount of the old notes and the exchange notes (in addition to the stated interest on the old notes and the exchange notes) from and including the date on which the Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately

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following the occurrence of the Registration Default and shall increase by
0.25% per annum at the end of each subsequent 90-day period, but in no event shall the rate exceed 1.00% per annum. The summary herein of provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements, copies of which are available upon request to the Company.

Book-Entry System

   We will initially issue the dollar exchange notes in the form of one or more global notes (the "Dollar Global Exchange Note"). The Dollar Global Exchange Note will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee. Except as set forth below, the Dollar Global Exchange Note may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the Dollar Global Exchange Note directly through DTC if you have an account with DTC or indirectly through organizations which have accounts with DTC, including Euroclear and Clearstream, Luxembourg.

   We will initially issue the euro exchange notes in the form of one or more global notes (the "Euro Global Exchange Note" and together with the Dollar Global Exchange Note, the "Global Exchange Notes"). The Euro Global Exchange Note will be deposited with Citibank, N.A. London Office, 5 Carmelite Street, London EC4Y 0PA as common depositary (the "Common Depositary") for the Euroclear System ("Euroclear") and Clearstream, Luxembourg. Except as set forth below, the Euro Global Exchange Note may be transferred, in whole and not in part, to Euroclear and Clearstream, Luxembourg or another nominee of Euroclear and Clearstream, Luxembourg. You may hold your beneficial interests in the Euro Global Exchange Note directly through Euroclear or Clearstream, Luxembourg if you have an account with Euroclear or Clearstream, Luxembourg or indirectly through organizations which have accounts with Euroclear or Clearstream, Luxembourg. The euro exchange notes will not be eligible for clearance through DTC.

   DTC. DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

   Euroclear and Clearstream, Luxembourg. We understand the following with respect to Euroclear and Clearstream, Luxembourg: Euroclear and Clearstream, Luxembourg each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities. Euroclear and Clearstream, Luxembourg each provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Each of Euroclear and Clearstream, Luxembourg can settle securities transactions in any of more than 30 currencies, including euro. Euroclear and Clearstream, Luxembourg each also deals with domestic securities markets in several countries through established depositary and custodial relationships. The respective systems of Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other. Account holders in both Euroclear and Clearstream, Luxembourg are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to both Euroclear and Clearstream, Luxembourg is available to other institutions

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that clear through or maintain a custodial relationship with an account holder of either system. An account holder's overall contractual relations with either Euroclear or Clearstream, Luxembourg are governed by the respective rules and operating procedures of Euroclear or Clearstream, Luxembourg and any applicable laws. Both Euroclear and Clearstream, Luxembourg act under these rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with any persons who are not direct account holders.

   With respect to the Dollar Global Exchange Note, we expect that pursuant to procedures established by DTC, upon the deposit of the Dollar Global Exchange Note with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of dollar exchange notes represented by such Dollar Global Exchange Note to the accounts of participants. Ownership of beneficial interests in the Dollar Global Exchange Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Dollar Global Exchange Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Dollar Global Exchange Note other than participants). All interests in a Dollar Global Exchange Note deposited with DTC are subject to the procedures and requirements of DTC.

   With respect to the Euro Global Exchange Note, we expect that investors who hold accounts with Euroclear or Clearstream, Luxembourg may acquire, hold and transfer security entitlements with respect to the Euro Global Exchange Note, as applicable, against Euroclear or Clearstream, Luxembourg and its respective property by book-entry to accounts with Euroclear or Clearstream, Luxembourg, subject at all times to the procedures and requirements of Euroclear or Clearstream, Luxembourg, as the case may be. "Security entitlement" means the rights and property interests of an account holder against its securities intermediary under applicable law in or with respect to a security, including any ownership, co-ownership, contractual or other rights. Investors who do not have accounts with Euroclear or Clearstream, Luxembourg may acquire, hold and transfer security entitlements with respect to the Euro Global Exchange Note against the securities intermediary and its property with which such investors hold accounts by book-entry to accounts with such securities intermediary, which in turn may hold a security entitlement with respect to the Euro Global Exchange Note through Euroclear or Clearstream, Luxembourg. Investors electing to acquire security entitlements with respect to the Euro Global Exchange Note through an account with Euroclear or Clearstream, Luxembourg or some other securities intermediary must follow settlement procedures of their securities intermediary with respect to the settlement of new issues of securities. Security entitlements with respect to the Euro Global Exchange Note to be acquired through an account with Euroclear or Clearstream, Luxembourg will be credited to that account as of the settlement date against payment in euro for value as of the settlement date. Investors electing to acquire, hold or transfer security entitlements with respect to a Euro Global Exchange Note through an account with Euroclear, Clearstream, Luxembourg or some other securities intermediary other than in connection with the initial distribution of the euro exchange notes must follow the settlement procedures of their securities intermediary with respect to the settlement of secondary market transactions in securities.

   The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Exchange Notes.

   So long as DTC (or its nominee), or Euroclear and Clearstream, Luxembourg (or their nominee), as the case may be, is the registered holder and owner of a Global Exchange Note, DTC (or its nominee) or the Common Depositary (or another nominee of Euroclear and Clearstream, Luxembourg), as the case may be, will be considered the sole legal owner and holder of the exchange notes evidenced by the Global Exchange Note for all purposes of the exchange notes and the applicable indenture. Except as set forth below under "--Certificated Notes", as an owner of a beneficial interest in a Global Exchange Note, you will not be entitled to have the exchange notes represented by a Global Exchange Note registered in your name, will not receive or be entitled to receive physical delivery of certificated exchange notes and will not be considered to be the owner or holder of any exchange notes under the Global Exchange Note. We understand that under existing

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industry practice, in the event an owner of a beneficial interest in a Global
Exchange Note desires to take any action that DTC, Euroclear or Clearstream, Luxembourg, as the case may be, as the holder of the Global Exchange Note, is entitled to take, DTC, Euroclear or Clearstream, Luxembourg, as the case may be, would authorize the participants or account holders, as applicable, to take that action, and the participants or account holders, as applicable, would authorize beneficial owners owning through those participants or account holders, as applicable, to take the action or would otherwise act upon the instructions of beneficial owners owning through them.

   We will make payments of principal of, premium, if any, and interest on dollar exchange notes represented by the Dollar Global Exchange Note registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the Dollar Global Exchange Note. We will make payments of principal of, premium, if any, and interest on euro exchange notes represented by the Euro Global Exchange Note registered in the name of and held by Euroclear and Clearstream, Luxembourg or their nominee or its nominee, as the case may be, as the registered owner and holder of the Euro Global Exchange Note.

   We expect that DTC (or its nominee), Euroclear or Clearstream, Luxembourg, as the case may be, upon receipt of any payment of principal of, premium, if any, or interest on the Global Exchange Notes will credit the accounts of their relevant participants or account holders, as applicable, with payments in amounts proportionate to their respective beneficial interest in the principal amount of the applicable Global Exchange Note as shown on the records of DTC (or its nominee), Euroclear or Clearstream, Luxembourg, as applicable. We also expect that payments by participants or account holders, as applicable, or indirect participants to owners of beneficial interests in the Global Exchange Notes held through the participants or indirect participants or account holders will be governed by standing instructions and customary practices and will be the responsibility of the participants or indirect participants or account holders, as applicable. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Exchange Notes for any exchange note or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants or Euroclear and Clearstream, Luxembourg and their account holders, as the case may be, or the relationship between the participants or indirect participants or account holders, as applicable, and the owners of beneficial interests in the Global Exchange Note owning through the participants or account holders.

   All amounts payable under the dollar exchange notes will be payable in U.S. dollars and all amounts payable under the euro exchange notes will be payable in euro, except as may otherwise be agreed between any applicable securities clearing system and any holders. Payments will be subject in all cases to any fiscal or other laws and regulations (including any regulations of any applicable securities clearing system) applicable thereto. None of the trustee, the Company, the initial purchasers of the old notes or any of their respective agents shall be liable to any holder of a Global Exchange Note or other person for any commissions, costs, losses or expenses in relation to or resulting from any currency conversion or rounding effected in connection therewith. Investors may be subject to foreign exchange risks that may have important economic and tax consequences to them.

   Although DTC, Euroclear or Clearstream, Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Notes among participants of DTC and account holders in Euroclear and Clearstream, Luxembourg, as the case may be, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. None of the trustee, the Company, the initial purchasers of the old notes or any of their respective agents will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants, indirect participants, account holders or intermediaries of their respective obligations under the rules and procedures governing their operations.

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Certificated Exchange Notes

   Subject to certain conditions, the exchange notes represented by the Global Exchange Note are exchangeable for certificated exchange notes in definitive form of like tenor in denominations of $1,000 or (Euro)1,000 principal amount, as applicable, and integral multiples thereof if:

     (1) in the case of the Dollar Global Exchange Note, DTC notifies us that it is unwilling or unable to continue as depositary for the Dollar Global Exchange Note, or DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, we are unable to locate a qualified successor within 90 days;

     (2) in the case of the Euro Global Exchange Note, Euroclear and Clearstream, Luxembourg notify us that they are unwilling or unable to continue as depositary for the Euro Global Exchange Note and we are unable to locate a qualified successor within 90 days;

     (3) we in our discretion at any time determine not to have all the exchange notes represented by the Global Exchange Notes; or

     (4) a Default or Event of Default entitling the holders of the applicable exchange notes to accelerate the maturity thereof has occurred and is continuing.

   Any note that is exchangeable as above is exchangeable for certificated exchange notes issuable in authorized denominations and registered in such names as DTC, Euroclear or Clearstream, Luxembourg, as the case may be, shall direct. Subject to the foregoing, a Global Exchange Note is not exchangeable, except for a Global Exchange Note of the same aggregate denomination to be registered in the name of DTC (or its nominee) or in such names as requested by Euroclear or Clearstream, Luxembourg, as the case may be.

Same-Day Payment

   Each of the indentures requires us to make payments in respect of the applicable exchange notes represented by the Global Exchange Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

   As long as the exchange notes are listed on the Luxembourg Stock Exchange, we will maintain an agent in Luxembourg for making payments on, and transfers of, the exchange notes. We have initially designated Dexia Banque
Internationale a Luxembourg as our agent for these purposes.

   With respect to exchange notes in certificated form, we will make payments (including principal, premium, if any, and interest) at the office of our paying agent maintained for such purpose for the applicable exchange notes within the City and State of New York or within the City of London, England or at the office of the paying agent in Luxembourg so long as the exchange notes are listed on the Luxembourg Stock Exchange. Upon the issuance of certificated exchange notes we will publish a notice setting forth the exact payment and transfer procedures in accordance with the provisions of "Notices" herein.

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                  IMPORTANT FEDERAL INCOME TAX CONSIDERATIONS

Scope of Discussion

   This general discussion of certain U.S. federal income and estate tax consequences applies to you if you acquired old notes at original issue for cash in the amount of the issue price, exchange your old notes for exchange notes pursuant to the terms set forth in this prospectus and hold the exchange notes as a "capital asset", generally, for investment, under Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion, however, does not address state, local or foreign tax laws. In addition, it does not describe all of the rules which may affect the U.S. tax treatment of your investment in the exchange notes. For example, special rules not discussed here may apply to you if you are:

  . a broker-dealer, a dealer in securities, a trader in securities who elects to apply a mark-to-market method of accounting or a financial institution;

  .  an S corporation;

  .  an insurance company;

  .  a tax-exempt organization;

  .  subject to the alternative minimum tax provisions of the Code;

  . holding the exchange notes as part of a hedge, straddle, conversion transaction or other risk reduction or constructive sale transaction;

  . a nonresident alien or foreign corporation subject to net basis U.S. federal income tax on income or gain with respect to an exchange note because such income or gain is effectively connected with the conduct of a U.S. trade or business;

  .  an expatriate of the U.S.; or

  .  a person whose functional currency is not the U.S. dollar.

   This discussion only represents our best attempt to describe certain federal income tax consequences that may apply to you based on current U.S. federal tax law. This discussion may in the end inaccurately describe the federal income tax consequences which are applicable to you because the law may change, possibly retroactively, and because the Internal Revenue Service (the "IRS") or any court may disagree with this discussion.

   This discussion may not cover your particular circumstances because it does not consider foreign, state or local tax rules, disregards certain special federal tax rules, and does not describe future changes in federal tax rules. Please consult your tax advisor rather than relying on this general discussion.

The Exchange Offer

   The issuance of the exchange notes to holders of the old notes pursuant to the terms set forth in this prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss will be recognized by holders of the old notes upon receipt of the exchange notes, and ownership of the exchange notes will be considered a continuation of ownership of the old notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the exchange notes, a holder's basis in the exchange notes should be the same as the holder's basis in the old notes exchanged. A holder's holding period for the exchange notes should include the holder's holding period for the old notes exchanged. The issue price and other tax characteristics of the exchange notes should be identical to the issue price and other tax characteristics of the old notes exchanged.

U.S. Holders

   If you are a "U.S. Holder", as defined below, this section applies to you. Otherwise, the next section, "Non-U.S. Holders", applies to you.

   Definition of U.S. Holder. You are a "U.S. Holder" if you hold the exchange notes and you are:

  . a citizen or resident of the U.S., including an alien individual who is a lawful permanent resident of the U.S. or who meets the "substantial presence" test under Section 7701(b) of the Code;

  . a corporation or partnership created or organized in the U.S. (including the District of Columbia);

  . an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  . a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

   Taxation of Interest. You must generally include interest on the exchange notes in ordinary income:

  . when it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes; or

  . when you receive it, if you use the cash method of accounting for U.S. federal income tax purposes.

   If you receive payments of interest according to the terms of an exchange note in a currency other than U.S. dollars (a "foreign currency"), the amount of interest income you realize if you use the cash method of accounting for U.S. federal income tax purposes will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you use the accrual method of accounting for U.S. federal income tax purposes, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate of the partial period within the taxable year). Alternatively, you may elect to translate all interest income on foreign currency denominated exchange notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the IRS. If you use the accrual method of accounting for U.S. federal income tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate you use to determine your interest income, as described above. In general, foreign currency gain or loss will be treated as ordinary income or loss.

   Sale or Other Taxable Disposition of the Exchange Notes. You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note. The amount of your gain or loss equals the difference between the amount you receive for the exchange note (in cash or other property, valued at fair market value), minus the amount attributable to accrued interest on the exchange note, minus your tax basis in the exchange note. Your tax basis in an exchange note equals the price you paid for the old note, subject to certain adjustments. Your tax basis in an exchange note denominated in a foreign currency is the amount of U.S. dollars that you paid for the old note (or, if you pay in foreign currency, the value of that foreign currency on the purchase date), subject to certain adjustments. If you sell or exchange an exchange note for a foreign currency, or receive foreign currency on the retirement of an exchange note, your gain or loss will be based on the U.S. dollar value of the foreign currency you receive.

   Your gain or loss will generally be a long-term capital gain or loss if you have held the exchange note (including your holding period for the old notes exchanged) for more than one year. Otherwise, it will be a short-term capital gain or loss. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary income. Also, any gain or loss recognized from the sale or retirement of an exchange note will be ordinary income or loss to the extent it arises from currency fluctuations between your purchase date and sale date.

Non-U.S. Holders

   Definition of Non-U.S. Holder. A "Non-U.S. Holder" is any person who holds exchange notes other than a U.S. Holder. Please note that if you are subject to U.S. federal income tax on a net basis on income or gain with respect to an exchange note because such income or gain is effectively connected with the conduct of a U.S. trade or business, this disclosure does not cover the U.S. federal tax rules that apply to you.

   Portfolio Interest Exemption. Under the "portfolio interest exemption", you will generally not have to pay U.S. federal income tax on interest paid on the exchange notes if either:

  . you represent that you are not a U.S. person for U.S. federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury; or

  . a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the exchange notes on your behalf, certifies to us or our agent under penalty of perjury that it has received IRS Form W-8BEN (or a suitable substitute form) from you or from another qualifying financial institution intermediary, and provides a copy to us or our agent.

   A Non-U.S. Holder that is treated as a partnership for U.S. federal income tax purposes generally will be required to provide an IRS Form W-8IMY and to attach an appropriate certification by each beneficial owner of the Non-U.S. Holder (including in certain cases, such beneficial owner's beneficial owner).

   You will not, however, qualify for the portfolio interest exemption described above if:

  . you own, actually or constructively, 10% or more of the total combined voting power of all classes of our capital stock which is entitled to vote;

  . you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code; or

  . you are a bank receiving interest described in Section 881(c)(3)(A) of the Code.

   Withholding Tax if the Interest Is Not Portfolio Interest. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to a 30% withholding tax on interest payments made on the exchange notes. However, you may be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted on IRS Form W-8BEN (or a suitable substitute form).

   Reporting. We may report annually to the IRS and to you the amount of interest paid to, and the tax withheld, if any, with respect to you.

   Sale or Other Disposition of Exchange Notes. You will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of an exchange note. You may, however, be subject to tax on such gain if you are an individual who was present in the U.S. for 183 days or more in the taxable year of the disposition, in which case you may have to pay a U.S. federal income tax of 30% (or a reduced treaty rate) on such gain.

   U.S. Federal Estate Taxes. If you qualify for the portfolio interest exemption under the rules described above when you die, the exchange notes will not be included in your estate for U.S. federal estate tax purposes.

Information Reporting and Backup Withholding

   For each calendar year in which the exchange notes are outstanding, we, our agents or paying agents or a broker may be required to provide the IRS with certain information, including the holder's name, address and taxpayer identification number, the aggregate amount of principal and interest (and premium, if any) and sales proceeds paid to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Holders including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

   In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, we, our agents or paying agents or a broker may be required to "backup" withhold a tax equal to 31% of each payment of interest and principal (and premium, if any) and sales proceeds on or with respect to the exchange notes.

   A Non-U.S. Holder that provides an IRS Form W-8BEN (or a suitable substitute form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a U.S. person will not be subject to U.S. backup withholding and may not be subject to information reporting requirements provided we do not have actual knowledge or reason to know that such holder is a U.S. person. In addition, IRS Form W-8BEN (or a suitable substitute form) will be required from the beneficial owners of interests in a Non-U.S. Holder that is treated as a partnership for U.S. federal income tax purposes.

   The payment of the proceeds on the disposition of an exchange note to or through the U.S. office of a broker generally will be subject to information reporting and potential backup withholding at a rate of 31% unless a holder either certifies its status as a Non-U.S. Holder under penalties of perjury on IRS Form W-8BEN (or a suitable substitute form) and meets certain other conditions or otherwise establishes an exemption. If the foreign office of a foreign broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of an exchange note to the seller thereof, backup withholding and information reporting generally will not apply. Information reporting requirements (but not backup withholding) will apply, however, to a payment of the proceeds of the sale of an exchange note by (a) a foreign office of a custodian, nominee, other agent or broker that is a U.S. person for U.S. federal income tax purposes, (b) a foreign custodian, nominee, other agent or broker that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S., (c) a foreign custodian, nominee, other agent or broker that is a controlled foreign corporation for U.S. federal income tax purposes, or (d) a foreign partnership if at any time during its tax year one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in a U.S. trade or business, unless the custodian, nominee, other agent, broker or foreign partnership has documentary evidence in its records that the holder is not a U.S. person and certain other conditions are met or the holder otherwise establishes an exemption.

   Backup withholding is not an additional tax; any amounts so withheld may be credited against the U.S. federal income tax liability of the holder or refunded if the amounts withheld exceed such liability, provided that the required information is furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required. Copies of the applicable information returns may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

   The regulations governing information reporting and backup withholding are complex and this summary does not completely describe them. Please consult your tax advisor to determine how the applicable regulations will affect your particular circumstances.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for at least 180 days after the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of exchange notes. In addition, until April 16, 2001, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sales of the exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or at negotiated prices. Any resale may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the exchange offer is completed we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay the expenses incident to the exchange offer, including one legal counsel for the holders of the old notes, other than commissions or concessions of any brokers or dealers and the fees of any advisors or experts retained by the holders of old notes (other than the legal counsel referred to above), and will indemnify the holders of the old notes (including any broker-dealers) against related liabilities, including liabilities under the Securities Act.

                                    EXPERTS

   The financial statements and schedules included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts (or, as experts in accounting and auditing) in giving said report.

                                 LEGAL MATTERS

   The validity of the exchange notes will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York.

                          GENERAL LISTING INFORMATION

   1. Application has been made to list the exchange notes on the Luxembourg Stock Exchange. Our certificate of incorporation and a legal notice relating to the issue of the exchange notes will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where copies may be obtained on request. Notice of any optional redemption, change of control or any change in the rate of interest payable on the exchange notes will be published in a Luxembourg newspaper of general circulation. The Luxembourg Stock Exchange will be informed and a notice will be published in a Luxembourg newspaper in the event of any accrual of additional interest (no later than the commencement of such accrual). In addition, copies of this prospectus will be made available at Dexia Banque Internationale a Luxembourg S.A., 69 route d'Esch, L-2953, Luxembourg, where copies may be obtained on request.

   2. We have obtained all consents, approvals and authorizations (if any) which are necessary at the date of this prospectus in connection with the issue and performance of the exchange notes. Our board of directors has authorized issuance of the exchange notes and circulation of this prospectus pursuant to resolutions adopted on September 14, 2000.

   3. We are not involved in any legal, litigation or arbitration proceedings (including any such proceedings which are pending or threatened of which we are aware) which may have or have had in the recent past a significant effect on our financial position.

   4. Throughout the term of the exchange notes, copies of our certificate of incorporation and the indentures (incorporating forms of the global notes) may be inspected and our most recent quarterly and annual financial statements may be obtained free of charge at the office of Dexia Banque Internationale a Luxembourg, the paying agent in Luxembourg.

   5. Save as disclosed in this prospectus, there has been no material adverse change in our consolidated financial position.

   6. The dollar Global Exchange Note has been accepted for clearance through DTC with a CUSIP number of 52736R AK 8, an International Securities Identification Number ("ISIN") of US52736RAK86 and a Common Code number of 12614870. The euro Global Exchange Note has been accepted for clearance through Euroclear and Clearstream, Luxembourg with a CUSIP number of 52736R AL 6, an ISIN of XS0125847508 and a Common Code number of 012584750.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Levi Strauss & Co. and Subsidiaries
  Report of Independent Public Accountants................................ F-2
  Consolidated Balance Sheets--November 26, 2000 and November 28, 1999.... F-3
  Consolidated Statements of Income --Years Ended November 26, 2000,
   November 28, 1999 and November 29, 1998................................ F-4
  Consolidated Statements of Stockholders' Deficit--Years Ended November
   26, 2000, November 28, 1999, November 29, 1998 and November 30, 1997... F-5
  Consolidated Statements of Cash Flows--Years Ended November 26, 2000,
   November 28, 1999 and November 29, 1998................................ F-6
  Notes to Consolidated Financial Statements--Years Ended November 26,
   2000, November 28, 1999 and November 29, 1998.......................... F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Levi Strauss & Co.:

   We have audited the accompanying consolidated balance sheets of Levi Strauss & Co. (a Delaware corporation) and subsidiaries as of November 26, 2000 and November 28, 1999, and the related consolidated statements of income, stockholders' deficit and cash flows for each of the three fiscal years in the period ended November 26, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Levi Strauss & Co. and subsidiaries as of November 26, 2000 and November 28, 1999, and the results of their operations and their cash flows for each of the three fiscal years in the period ended November 26, 2000 in conformity with accounting principles generally accepted in the United States.

   Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II listed in the index of financial statements (not presented herein) is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

Arthur Andersen LLP

San Francisco, California

January 17, 2001, except with respect to the matters discussed in Note 18, as to which the date is February 1, 2001.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                   (Dollars in Thousands, Except Share Data)

                                                      November 26, November 28,
                                                          2000         1999
                                                      ------------ ------------
                       ASSETS
Current Assets:
 Cash and cash equivalents..........................   $  117,058   $  192,816
 Trade receivables, net of allowance for doubtful
  accounts of $29,717 in 2000 and
  $30,017 in 1999...................................      660,128      759,273
 Income taxes receivable............................          --        70,000
 Inventories:
  Raw materials.....................................      120,760      137,082
  Work-in-process...................................       84,871      100,523
  Finished goods....................................      446,618      433,882
                                                       ----------   ----------
  Total inventories.................................      652,249      671,487
 Deferred tax assets................................      250,817      300,972
 Other current assets...............................      168,621      172,195
                                                       ----------   ----------
  Total current assets..............................    1,848,873    2,166,743
Property, plant and equipment, net of accumulated
 depreciation of $495,986 in 2000 and $548,437 in
 1999...............................................      574,039      714,523
Goodwill and other intangibles, net of accumulated
 amortization of $164,826 in 2000 and $158,052 in
 1999...............................................      264,956      275,318
Non-current deferred tax assets.....................      439,692      453,235
Other assets........................................       78,168       60,195
                                                       ----------   ----------
  Total Assets......................................   $3,205,728   $3,670,014
                                                       ==========   ==========
       LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
 Current maturities of long-term debt and short-term
  borrowings........................................   $  231,290   $  233,992
 Accounts payable...................................      268,473      262,389
 Restructuring reserves.............................       71,595      288,281
 Accrued liabilities................................      395,660      415,273
 Accrued salaries, wages and employee benefits......      257,021      194,130
 Accrued taxes......................................       69,772        2,548
                                                       ----------   ----------
  Total current liabilities.........................    1,293,811    1,396,613
Long-term debt, less current maturities.............    1,895,140    2,430,617
Postretirement medical benefits.....................      545,574      541,815
Long-term employee related benefits.................      358,849      325,518
Long-term tax liabilities...........................      166,854      216,542
Other long-term liabilities.........................       20,588       20,696
Minority interest...................................       23,485       26,775
                                                       ----------   ----------
  Total liabilities.................................    4,304,301    4,958,576
                                                       ==========   ==========
Stockholders' Deficit:
 Common stock--$.01 par value; 270,000,000 shares
  authorized; 37,278,238 shares issued and
  outstanding.......................................          373          373
 Additional paid-in capital.........................       88,808       88,812
 Accumulated deficit................................   (1,171,864)  (1,395,256)
 Accumulated other comprehensive income (loss)......      (15,890)      17,509
                                                       ----------   ----------
  Stockholders' deficit.............................   (1,098,573)  (1,288,562)
                                                       ----------   ----------
  Total Liabilities and Stockholders' Deficit.......   $3,205,728   $3,670,014
                                                       ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in Thousands, Except Per Share Data)

                                            Year Ended   Year Ended   Year Ended
                                           November 26, November 28, November 29,
                                               2000         1999         1998
                                           ------------ ------------ ------------
Net sales................................   $4,645,126   $5,139,458   $5,958,635
Cost of goods sold.......................    2,690,170    3,180,845    3,433,081
                                            ----------   ----------   ----------
  Gross profit...........................    1,954,956    1,958,613    2,525,554
Marketing, general and administrative ex-
 penses..................................    1,481,718    1,629,845    1,834,058
Other operating income...................      (32,380)     (24,387)     (25,310)
Excess capacity reduction/restructuring..      (33,144)     497,683      250,658
Global Success Sharing Plan..............          --      (343,873)      90,564
                                            ----------   ----------   ----------
  Operating income.......................      538,762      199,345      375,584
Interest expense.........................      234,098      182,978      178,035
Other (income) expense, net..............      (39,016)       7,868       34,849
                                            ----------   ----------   ----------
  Income before taxes....................      343,680        8,499      162,700
Provision for taxes......................      120,288        3,144       60,198
                                            ----------   ----------   ----------
  Net income.............................   $  223,392   $    5,355   $  102,502
                                            ==========   ==========   ==========
Earnings per share -- basic and diluted..   $     5.99   $     0.14   $     2.75
                                            ==========   ==========   ==========
Weighted-average common shares outstand-
 ing.....................................   37,278,238   37,278,238   37,278,238
                                            ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                             (Dollars in Thousands)

                                                          Accumulated
                                 Additional                  Other
                          Common  Paid-In   Accumulated  Comprehensive Stockholders'
                          Stock   Capital     Deficit    Income (Loss)    Deficit
                          ------ ---------- -----------  ------------- -------------
Balance at November 30,
 1997...................   $373   $88,812   $(1,503,113)   $ 43,666     $(1,370,262)
                           ----   -------   -----------    --------     -----------
Net income..............    --        --        102,502         --          102,502
Translation adjustment
 (net of tax of
 $3,811)................    --        --            --      (45,987)        (45,987)
                           ----   -------   -----------    --------     -----------
Total comprehensive in-
 come...................    --        --        102,502     (45,987)         56,515
                           ----   -------   -----------    --------     -----------
Balance at November 29,
 1998...................    373    88,812    (1,400,611)     (2,321)     (1,313,747)
                           ----   -------   -----------    --------     -----------
Net income..............    --        --          5,355         --            5,355
Minimum pension liabil-
 ity (net of tax benefit
 of $457)...............    --        --            --         (778)           (778)
Translation adjustment
 (net of tax of
 $8,686)................    --        --            --       20,608          20,608
                           ----   -------   -----------    --------     -----------
Total comprehensive in-
 come...................    --        --          5,355      19,830          25,185
                           ----   -------   -----------    --------     -----------
Balance at November 28,
 1999...................    373    88,812    (1,395,256)     17,509      (1,288,562)
                           ----   -------   -----------    --------     -----------
Net income..............    --        --        223,392         --          223,392
Treasury stock..........    --         (4)          --          --               (4)
Minimum pension liabil-
 ity (net of tax of
 $457)..................    --        --            --          778             778
Translation adjustment
 (net of tax benefit of
 $21,216)...............    --        --            --      (34,177)        (34,177)
                           ----   -------   -----------    --------     -----------
Total comprehensive in-
 come...................    --         (4)      223,392     (33,399)        189,989
                           ----   -------   -----------    --------     -----------
Balance at November 26,
 2000...................   $373   $88,808   $(1,171,864)   $(15,890)    $(1,098,573)
                           ====   =======   ===========    ========     ===========

   The accompanying notes are an integral part of these financial statements.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in Thousands)

                                            Year Ended   Year Ended   Year Ended
                                           November 26, November 28, November 29,
                                               2000         1999         1998
                                           ------------ ------------ ------------
Cash Flows from Operating Activities:
Net income...............................   $ 223,392    $    5,355   $  102,502
Adjustments to reconcile net cash
 provided by (used for) operating
 activities:
  Depreciation and amortization..........      90,981       120,102      128,773
  Gain on dispositions of property, plant
   and equipment.........................     (24,683)       (3,802)      (1,807)
  Unrealized foreign exchange (gains)
   losses................................      (5,194)      (10,130)      27,219
  Decrease in trade receivables..........      54,032        57,643       31,806
  Decrease (increase) in income taxes
   receivable............................      70,000       (70,000)         --
  (Increase) decrease in inventories.....     (20,949)      106,979       45,754
  Increase in other current assets.......     (17,974)      (47,284)     (29,410)
  (Increase) decrease in other long-term
   assets................................     (22,436)       18,572        5,679
  Decrease (increase) in net deferred tax
   assets................................      55,179        29,340      (43,761)
  Increase in accounts payable and
   accrued liabilities...................      33,073        11,362       31,595
  (Decrease) increase in restructuring
   reserves..............................    (216,686)       43,630      (99,452)
  Increase (decrease) in accrued
   salaries, wages and employee
   benefits..............................      70,859       (22,974)     (23,404)
  Increase (decrease) in accrued taxes...      49,618       (32,640)     (22,520)
  Increase (decrease) in long-term
   employee related benefits.............      43,320      (376,204)     127,823
  (Decrease) increase in other long-term
   liabilities...........................     (52,075)          149      (27,893)
  Other, net.............................     (24,531)       (3,870)     (29,135)
                                            ---------    ----------   ----------
    Net cash provided by (used for)
     operating activities................     305,926      (173,772)     223,769
                                            ---------    ----------   ----------
Cash Flows from Investing Activities:
Purchases of property, plant and
 equipment...............................     (27,955)      (61,062)    (116,531)
Proceeds from sale of property, plant and
 equipment...............................     114,048        69,455       31,185
Decrease (increase) in net investment
 hedges..................................      67,978        53,736       (2,532)
Other, net...............................         152           228        5,171
                                            ---------    ----------   ----------
    Net cash provided by (used for)
     investing activities................     154,223        62,357      (82,707)
                                            ---------    ----------   ----------
Cash Flows from Financing Activities:
Proceeds from issuance of long-term
 debt....................................     376,196     1,462,052    1,959,611
Repayments of long-term debt.............    (903,371)   (1,230,145)  (2,037,627)
Net increase (decrease) in short-term
 borrowings..............................         118        (7,688)    (116,437)
Other, net...............................          (5)          --           (36)
                                            ---------    ----------   ----------
    Net cash (used for) provided by
     financing activities................    (527,062)      224,219     (194,489)
                                            ---------    ----------   ----------
Effect of exchange rate changes on cash..      (8,845)       (4,553)      (6,492)
                                            ---------    ----------   ----------
    Net (decrease) increase in cash and
     cash equivalents....................     (75,758)      108,251      (59,919)
Beginning cash and cash equivalents......     192,816        84,565      144,484
                                            ---------    ----------   ----------
Ending Cash and Cash Equivalents.........   $ 117,058    $  192,816   $   84,565
                                            =========    ==========   ==========
Supplemental Disclosures of Cash Flow
 Information:
Cash paid during the year for:
  Interest...............................   $ 202,355    $  172,688   $  167,907
  Income taxes...........................      56,982        82,675      146,717
  Restructuring initiatives..............     183,542       416,123      313,700

    The accompanying notes are an integral part of these financial statements.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

   The consolidated financial statements of Levi Strauss & Co. and its wholly-owned and majority-owned foreign and domestic subsidiaries ("LS&CO." or "Company") are prepared in conformity with generally accepted accounting principles in the United States ("U.S."). All significant intercompany balances and transactions have been eliminated. LS&CO. is privately held primarily by descendants and relatives of its founder, Levi Strauss.

   The Company's fiscal year consists of 52 or 53 weeks, ending on the last Sunday of November in each year. The 2000, 1999 and 1998 fiscal years consisted of 52 weeks and ended November 26, 2000, November 28, 1999 and November 29, 1998, respectively. The fiscal year end for certain foreign subsidiaries is November 30 due to certain local statutory requirements. All references to years relate to fiscal years rather than calendar years.

   Certain prior year amounts have been reclassified to conform to the 2000 presentation.

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the related notes to the financial statements. Changes in such estimates, based on more accurate future information, may affect amounts reported in future periods.

Nature of Operations

   The Company is one of the world's leading branded apparel companies with operations in more than 40 countries and sales in more than 80 countries. The Company designs and markets jeans and jeans-related pants, casual and dress pants, shirts, jackets and related accessories, for men, women and children, under the Levi's(R), Dockers(R) and Slates(R) brands. The Company markets its Levi's(R) and Dockers(R) brand products in three geographic regions: the Americas, Europe and Asia Pacific. The Slates(R) brand products are marketed in the United States. As of November 26, 2000, the Company employed approximately 17,300 people.

   The stockholders' deficit resulted from a 1996 transaction in which the Company's stockholders created new long-term governance arrangements, including the voting trust and stockholders agreement. As a result, shares of stock of a former parent company, Levi Strauss Associates Inc., including shares held under several employee benefit and compensation plans, were converted into the right to receive cash. The funding for the cash payments in this arrangement was provided in part by cash on hand and in part from proceeds of approximately $3.3 billion of borrowings under bank credit facilities. The Company's ability to satisfy its obligations and to reduce its total debt depends on the Company's future operating performance and on economic, financial, competitive and other factors, many of which are beyond the Company's control.

   The Company relies on a number of suppliers for its manufacturing processes, particularly Cone Mills Corporation, which has been and remains the sole supplier of the denim used for 501(R) jeans through the Company's only long-term supply contract. In 2000, 1999 and 1998, Cone Mills Corporation supplied approximately 24%, 22% and 24%, respectively, of the total volume of fabrics purchased worldwide by the Company. The loss of Cone Mills Corporation or other principal suppliers could have an adverse effect on the Company's results of operations.

   A group of key U.S. customers accounts for a significant portion of the Company's total net sales. Net sales to the Company's 10 largest customers, all of which are located in the United States, total approximately 48, 46 and 43 percent of net worldwide sales during fiscal years 2000, 1999 and 1998, respectively.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

   Most of the Company's production and distribution employees in the U.S. are covered by various collective bargaining agreements. Outside the U.S., most of the Company's production and distribution employees are covered by either industry-sponsored and/or state-sponsored collective bargaining mechanisms. The Company considers its relations with its employees to be good and has not recently experienced any material job actions or labor shortages.

Revenue Recognition

   Revenue from the sale of product is recognized upon shipment of products to customers. Allowances for estimated returns and discounts are recognized when sales are recorded. Provisions for returns and discounts are estimated based on various market data, historical trends and information from customers. Actual returns and discounts do not materially differ from estimates.

Advertising Costs

   In accordance with Statement of Position ("SOP") 93-7, "Reporting on Advertising Costs", the Company expenses advertising costs as incurred. Advertising expense is recorded in marketing, general and administrative expenses. For fiscal years 2000, 1999 and 1998 total advertising expense was $402.7 million, $490.2 million and $466.7 million, respectively.

Other Operating Income

   Other operating income consists principally of licensing fees.

Minority Interest

   Minority interest is included in other (income) expense, net, and includes a 16.4% minority interest of Levi Strauss Japan K.K. and a 49.0% minority interest of Levi Strauss Istanbul Konfeksigon.

Earnings Per Share

   Basic earnings per share ("EPS") is computed by dividing net income by the weighted-average number of common shares outstanding for the period and excludes the dilutive effect of common shares that could potentially be issued. Diluted EPS is computed by dividing net income by the weighted-average number of common shares outstanding plus all potential dilutive common shares. The Company does not have any potentially dilutive securities. Therefore, basic and diluted EPS are the same. The weighted-average number of common shares outstanding is 37,278,238 for all periods presented.

Cash and Cash Equivalents

   The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at amortized cost, which approximates fair market value.

Inventory Valuation

   Inventories are valued at the lower of average cost or market value and include materials, labor and manufacturing overhead. Market value is calculated on the basis of anticipated selling price less allowances to maintain a targeted gross margin for each product.

Property, Plant and Equipment

   Property, plant and equipment are carried at cost, less accumulated depreciation. The cost is depreciated on a straight-line basis over the estimated useful lives of the related assets. Buildings are depreciated over

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

40 years, and leasehold improvements are depreciated over the lesser of the life of the improvement or the initial lease term. Machinery and equipment includes furniture and fixtures, automobiles and trucks, and computers and are depreciated over a range from three to twenty years.

   The Company adopted SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", in the first quarter of fiscal year 2000. SOP 98-1 requires certain costs for computer software developed or obtained for internal use to be capitalized. Capitalized software is carried at cost less accumulated amortization and is amortized over three years on a straight-line basis.

Goodwill and Other Intangible Assets

   Goodwill and other intangibles are carried at cost, less accumulated amortization. Goodwill resulted primarily from a 1985 acquisition of LS&CO. by Levi Strauss Associates Inc., a former parent company that was subsequently merged into the Company in 1996. Goodwill is being amortized on a straight-line basis over 40 years through the year 2025. Other intangibles consist primarily of tradenames, which were valued as a result of the 1985 acquisition. Tradenames and other intangibles are being amortized over the estimated useful lives of the related assets, which range from six to 40 years.

Long-Lived Assets

   In accordance with Statement of Financial Accounting Standards No. ("SFAS") 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Company reviews long-lived assets, including goodwill and other intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of an asset exceeds the expected future undiscounted cash flows, the Company measures and records an impairment loss for the excess of the carrying value of the asset over its fair value.

Income Taxes

   Deferred income tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.

Translation Adjustment

   The functional currency for most of the Company's foreign operations is the applicable local currency. For those operations, assets and liabilities are translated into U.S. dollars using period-end exchange rates and income and expense accounts are translated at average monthly exchange rates. Net changes resulting from such translations are recorded as a separate component of accumulated other comprehensive income in the consolidated financial statements.

   The U.S. dollar is the functional currency for foreign operations in countries with highly inflationary economies and certain other subsidiaries. The translation adjustments for these entities are included in other (income) expense, net.

Self-Insurance

   The Company is partially self-insured for workers' compensation and certain employee health benefits. Accruals for losses are made based on the Company's claims experience and actuarial assumptions followed in the insurance industry. Actual losses could differ from accrued amounts.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

Securitizations

   The Company accounts for securitization of receivables in accordance with SFAS 125, "Accounting for Transfers and Services of Financial Assets and Extinguishments of Liabilities". (See "New Accounting Standards" below on the issuance of SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities".)

Interest Rate Swaps

   The Company enters into interest rate swap transactions to manage interest rate exposures on its debt. Net interest receivable or payable on the swap transactions is included in interest expense. Gains or losses that result from the early termination of swap agreements are deferred and amortized over the shorter of the original maturity date of the swap or the remaining term of the associated debt as a component of interest expense. (See "New Accounting Standards" below for disclosure on the adoption of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities".)

Foreign Exchange Contracts

   The Company enters into foreign exchange contracts to hedge against known foreign currency denominated exposures, particularly dividends and intercompany royalties, loans, sourcing and other transactions with its foreign affiliates and licensees. The accounting treatment of these instruments is dependent on the exposure being hedged. Forward and swap transactions hedging the Company's cash management and sourcing exposures are reported at market value, with gains and losses included in current earnings in other (income) expense, net. Option premiums on these hedges is amortized straight-line over the life of the option and is also included in other (income) expense, net. The intrinsic value is used to mark the option value to market through current earnings.

   Forward and swap transactions hedging net investments in foreign affiliates and royalties are also reported at market value but the market gain or loss is included in translation adjustment, a component of comprehensive income, which is included in stockholders' deficit on the balance sheet. Similarly, option premiums on hedges of net investments and royalties are amortized to the translation equity account. The intrinsic value of the options is used to mark the instruments to market at each financial statement date with the change in value recorded in translation adjustment. At November 26, 2000 and November 28, 1999, the net effect of exchange rate changes related to net investment hedge transactions was a $57.2 million increase and a $27.0 million increase respectively, to the translation adjustment. (See "New Accounting Standards" below for disclosure on the adoption of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities".)

New Accounting Standards

   In September 2000, the Financial Accounting Standards Board ("FASB") issued SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", which replaces SFAS 125, "Accounting for Transfers and Services of Financial Assets and Extinguishments of Liabilities". This standard revises the methods for accounting for securitizations and other transfers of financial assets and collateral as outlined in SFAS 125, and requires certain additional disclosures. For transfers and servicing of financial assets and extinguishments of liabilities, this standard will be effective for the Company's May 27, 2001 quarterly financial statements. However, for disclosures regarding securitizations and collateral, as well as recognition and reclassification of collateral, this standard will be effective for the Company's November 25, 2001 annual financial statements. The Company is currently evaluating the impact of the adoption of this standard; however, it does not expect the adoption of this standard to have a material effect on its financial position or results of operations.

   In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". In June 1999, the FASB delayed the effective date of SFAS 133 to fiscal years beginning after

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

June 15, 2000. The Company adopted SFAS 133 and subsequent amendments the first day of fiscal year 2001. SFAS 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. In summary, SFAS 133 requires all derivatives to be recognized as assets or liabilities at fair value. Fair value adjustments are made either through earnings or equity, depending upon the exposure being hedged and the effectiveness of the hedge.

Foreign Exchange Hedging

   The primary purpose of the Company's foreign exchange hedging activities is to maximize the U.S. dollar value of the Company over the long term. The Company manages its foreign currency exposures in a way that makes it unlikely that it will obtain hedge accounting treatment for all of its exposure management activities upon the adoption of SFAS 133. The Company attempts to take a long-term view of managing exposures on an economic basis, using forecasts to develop exposure positions and engages in active management of those exposures with the objective of protecting future cash flows and mitigating risks. The Company does not hold any derivative instruments for trading purposes.

   As a result, not all exposure management activities and foreign currency derivative instruments will qualify for hedge accounting treatment under SFAS
133. Derivative instruments utilized in these transactions will be valued at fair value and changes in fair value will be consequently classified into earnings. Therefore, it is possible that the Company will experience increased volatility in earnings.

   The Company uses a variety of derivative instruments, including forward, swap and option contracts, to hedge foreign currency exposures related to sourcing, net investment positions, royalties and cash management.

   The derivative instruments used to hedge sourcing exposure are currently recorded at their fair value and any changes in fair value are included in earnings. Under SFAS 133, a majority of these contracts would not qualify for hedge accounting treatment. The Company has therefore chosen to continue to mark to market all sourcing related hedge transactions at their fair value and any changes in fair value will be recorded in earnings. At November 26, 2000, the fair value of these derivative instruments hedging sourcing exposure represented a net asset of $13.7 million, which is recorded on the balance sheet.

   The Company hedges its net investment position in major currencies by using forward, swap and option contracts. The contracts hedging these net investments are currently in compliance with SFAS 52, "Foreign Currency Translation", and are considered net investment hedges. As a result, the related gains and losses are categorized as cumulative translation adjustment in the other comprehensive income section of stockholders' deficit. This will continue to be the methodology going forward for the contracts that qualify for hedge accounting treatment under SFAS 133. At November 26, 2000, the gains on these hedge contracts amounted to $1.4 million and are reflected in the cumulative translation adjustment section of other comprehensive income.

   The contracts hedging intercompany royalty flows are currently in compliance with SFAS 52, "Foreign Currency Translation", and are designated as net investment hedges. Therefore, the related gains and losses are categorized as cumulative translation adjustment in the other comprehensive income section of stockholders' deficit. The transactions hedging intercompany royalty flows will be considered cash flow hedges according to SFAS 133 rules. Consequently, gains and losses on the contracts that qualify and are designated for hedge accounting treatment will be deferred in other comprehensive income until the underlying royalty flow has been settled. The fair value of these transactions at November 26, 2000 amounted to a gain of $1.8 million. At the beginning of fiscal 2001, hedging activity related to outstanding cash flow hedges are valued at a gain of $1.0 million and will be reclassified into earnings as the underlying hedged items impact earnings.

   The derivative instruments utilized in transactions hedging cash management exposures are currently and, under SFAS 133, will continue to be marked to market at their fair value and any changes in fair value are recorded in earnings.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

   Under SFAS 133, fair values of forward transactions and of the forward portion of swap transactions will be calculated using the discounted difference between the contract forward price and the forward price at the closing date for the remaining life of the contract. Forward points will no longer be recorded as assets or liabilities on the balance sheet and amortized over the life of the contract. Following SFAS 133 valuation principles, option contracts are also recorded at fair value. Therefore, option premiums will no longer be recorded as assets or liabilities on the balance sheet and amortized over the life of the contract. These changes in valuation methods will impact the Company's earnings and the accumulated other comprehensive income section of stockholders' equity beginning in fiscal 2001. At adoption of SFAS 133, the earnings impact of these changes in valuation methods is an estimated gain of $1.3 million. Additionally the accumulated other comprehensive income section of stockholders' equity will decrease by approximately $0.7 million.

Interest Rate Hedging

   The Company is exposed to interest rate risk. It is the Company's policy and practice to use derivative instruments, primarily interest rate swaps and options, to manage and reduce interest rate exposures. The Company's policy is to manage interest costs using a mix of fixed and variable debt.

   The fair value of these derivative instruments is not currently recorded on the Company's financial statements. Under SFAS 133, those interest rate hedging instruments that do not qualify for hedge accounting treatment will be recorded on the balance sheet at their fair value. The related changes in fair value will be included in earnings. The earnings impact of this adjustment is estimated at a loss of $1.2 million.

Note 2: Excess Capacity Reductions/Restructuring Reserves

North America Plant Closures

   Over the last three years, the Company has closed 29 of its owned and operated production and finishing facilities in North America and Europe in order to reduce costs, eliminate excess capacity and align its sourcing strategy with changes in the industry and in consumer demand. Plant closures were announced in November 1997, in which ten manufacturing facilities as well as a finishing center in the U.S. were closed by the end of 1998, displacing approximately 6,400 employees. The Company recorded an initial charge of $386.8 million in 1997 that consisted of $42.7 million for asset write-offs, $327.8 million for severance and employee benefits and $16.3 million for other restructuring costs. In fiscal year 2000, $5.0 million of the reserve balance was reversed due to the periodic reevaluation resulting from updated estimates and assumptions. This reversal was primarily associated with employee benefits that expired during 2000. The ending balances for this reserve are displayed in the table below.

   In line with the above plans, the Company announced in November 1998 the closure of two more finishing centers in the U.S. that were closed by the end of 1999, displacing approximately 990 employees. The Company recorded an initial charge of $82.1 million in 1998 that consisted of $23.4 million for asset write-offs, $56.5 million for severance and employee benefits and $2.2 million for other restructuring costs. In fiscal year 2000, a small amount of the remaining reserve balance was reversed due to the periodic reevaluation resulting from updated estimates and assumptions. This reversal was primarily associated with employee benefits and was based upon historical trends and future projections of medical and other employee benefits. The ending balances for this reserve are displayed in the table below.

   Also in conjunction with such plans, the Company announced in February 1999 the closure of 11 additional manufacturing facilities in North America that were closed by the end of 1999, displacing approximately 5,900 employees. The Company recorded an initial charge of $394.1 million in 1999 that consisted of $33.4 million for asset write-offs, $299.4 million for severance and employee benefits and $61.3 million for other restructuring costs. In fiscal year 2000, $13.3 million of the remaining reserve balance was reversed due to the

                      LEVI STRAUSS & CO. AND SUBSIDIARIES
periodic reevaluation resulting from updated estimates and assumptions. Of this reversal, $7.1 million was primarily associated with employee benefits and was based upon historical trends and future projections of medical and other employee benefits. Of this reversal, $6.1 million was primarily associated with plant closure costs and was based upon historical trends from previous plant closures. The ending balances of this reserve are displayed in the table below.

1997 North America Plant Closures

                         Balance                       Balance                        Balance
                            At                            At                             At
                         11/29/98 Charges  Reductions  11/28/99 Reversals  Reductions 11/26/00
                         -------- -------- ----------  -------- ---------  ---------- --------
                                               (Dollars in Thousands)
Severance and employee
 benefits............... $30,582  $    --  $ (17,830)  $ 12,752 $ (4,987)   $ (7,544) $   221
Other restructuring
 costs..................  11,863       --     (8,925)     2,938      --         (712)   2,226
                         -------  -------- ---------   -------- --------    --------  -------
  Total................. $42,445  $    --  $ (26,755)  $ 15,690 $ (4,987)   $ (8,256) $ 2,447
                         =======  ======== =========   ======== ========    ========  =======

1998 North America Plant Closures

                         Balance                       Balance                        Balance
                            At                            At                             At
                         11/29/98 Charges  Reductions  11/28/99 Reversals  Reductions 11/26/00
                         -------- -------- ----------  -------- ---------  ---------- --------
                                               (Dollars in Thousands)
Severance and employee
 benefits............... $54,552  $    --  $ (50,407)  $  4,145 $    (13)   $ (2,683) $ 1,449
Other restructuring
 costs..................   1,902       --       (101)     1,801      --       (1,193)     608
                         -------  -------- ---------   -------- --------    --------  -------
  Total................. $56,454  $    --  $ (50,508)  $  5,946 $    (13)   $ (3,876) $ 2,057
                         =======  ======== =========   ======== ========    ========  =======

1999 North America Plant Closures

                         Balance                       Balance                        Balance
                            At                            At                             At
                         11/29/98 Charges  Reductions  11/28/99 Reversals  Reductions 11/26/00
                         -------- -------- ----------  -------- ---------  ---------- --------
                                               (Dollars in Thousands)
Severance and employee
 benefits............... $   --   $299,368 $(183,131)  $116,237 $ (7,132)   $(89,253) $19,852
Other restructuring
 costs..................     --     61,307   (17,865)    43,442   (6,149)     (2,528)  34,765
                         -------  -------- ---------   -------- --------    --------  -------
  Total................. $   --   $360,675 $(200,996)  $159,679 $(13,281)   $(91,781) $54,617
                         =======  ======== =========   ======== ========    ========  =======

Corporate Reorganization Initiatives

   In 1998, the Company instituted various corporate reorganization initiatives, displacing approximately 770 employees. The goal of these initiatives was to reduce overhead costs and consolidate operations. The Company recorded initial charges of $61.1 million in 1998 that consisted of $3.0 million for asset write-offs, $50.1 million for severance and employee benefits and $7.9 million for other restructuring costs. In fiscal year 2000, $3.7 million of the remaining reserve balance was reversed due to the periodic reevaluation resulting from updated estimates and assumptions. Of this reversal, $1.8 million was primarily associated with employee benefits and was based upon historical trends and future projections of medical and other employee benefits. Of this reversal, $1.9 million was primarily associated with higher sub-lease income than initially projected. The ending balances for this reserve are displayed in the table below.

   In line with such overhead reorganization initiatives, the Company recorded additional charges of $48.9 million in 1999 that consisted of $45.0 million for severance and employee benefits and $3.9 million for other restructuring costs and an estimated displacement of 930 employees. In fiscal year 2000, $9.0 million of the remaining reserve balance was reversed due to the periodic reevaluation resulting from updated estimates

                      LEVI STRAUSS & CO. AND SUBSIDIARIES
and assumptions. As a result of this reevaluation, a total of 730 employees are estimated to be displaced. As of November 26, 2000, approximately 670 employees had been displaced. The ending balances for this reserve are displayed in the table below.

1998 Corporate Reorganization Initiatives

                         Balance                     Balance                       Balance
                            At                          At                            At
                         11/29/98 Charges Reductions 11/28/99 Reversals Reductions 11/26/00
                         -------- ------- ---------- -------- --------- ---------- --------
                                               (Dollars in Thousands)
Severance and employee
 benefits............... $50,139  $   --   $(45,893) $ 4,246   $(1,838)  $ (2,308)  $  100
Other restructuring
 costs..................   7,198      --       (786)   6,412    (1,897)    (2,742)   1,773
                         -------  -------  --------  -------   -------   --------   ------
  Total................. $57,337  $   --   $(46,679) $10,658   $(3,735)  $ (5,050)  $1,873
                         =======  =======  ========  =======   =======   ========   ======

1999 Corporate Reorganization Initiatives

                         Balance                     Balance                       Balance
                            At                          At                            At
                         11/29/98 Charges Reductions 11/28/99 Reversals Reductions 11/26/00
                         -------- ------- ---------- -------- --------- ---------- --------
                                               (Dollars in Thousands)
Severance and employee
 benefits............... $   --   $44,952  $ (1,402) $43,550   $(7,695)  $(33,093)  $2,762
Other restructuring
 costs..................     --     3,937    (2,257)   1,680    (1,268)      (412)     --
                         -------  -------  --------  -------   -------   --------   ------
  Total................. $   --   $48,889  $ (3,659) $45,230   $(8,963)  $(33,505)  $2,762
                         =======  =======  ========  =======   =======   ========   ======

Europe Reorganization and Plant Closures

   In September 1998 the Company announced plans to close two manufacturing and two finishing facilities, and reorganize operations throughout Europe, displacing approximately 1,650 employees. These plans were prompted by decreased demand for denim jeans products and a resulting over-capacity in the Company's European owned and operated plants. The production facilities were closed by the end of 1999. The Company recorded an initial charge of $107.5 million in 1998 that consisted of $10.0 million for asset write-offs and $97.5 million for severance and employee benefits. As of November 26, 2000, approximately 1,645 employees had been displaced. The ending balances for this reserve are displayed in the table below.

   In conjunction with such plans in Europe, the Company announced in September 1999 plans to close a production facility and reduce capacity at a finishing facility in the United Kingdom, to further reduce overhead costs and consolidate operations, and to displace approximately 960 employees. The production facility was closed in December 1999. The Company recorded an initial charge of $54.7 million in 1999 that consisted of $4.5 million for asset write-offs, $48.2 million for severance and employee benefits and $2.0 million for other restructuring costs. In fiscal year 2000, $2.2 million of the remaining reserve balance was reversed due to the periodic reevaluation resulting from updated estimates and assumptions. As a result of this reevaluation, a total of 945 employees are estimated to be displaced. As of November 26, 2000, approximately 910 employees had been displaced. The ending balances for this initial charge are displayed in the table below.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

1998 Europe Reorganization and Plant Closures

                         Balance                     Balance                       Balance
                            At                          At                            At
                         11/29/98 Charges Reductions 11/28/99 Reversals Reductions 11/26/00
                         -------- ------- ---------- -------- --------- ---------- --------
                                               (Dollars in Thousands)
Severance and employee
 benefits............... $88,415  $   --   $(77,762) $10,653   $   --    $ (9,145)  $1,508
                         -------  -------  --------  -------   -------   --------   ------
  Total................. $88,415  $   --   $(77,762) $10,653   $   --    $ (9,145)  $1,508
                         =======  =======  ========  =======   =======   ========   ======

1999 Europe Reorganization and Plant Closures

                         Balance                     Balance                       Balance
                            At                          At                            At
                         11/29/98 Charges Reductions 11/28/99 Reversals Reductions 11/26/00
                         -------- ------- ---------- -------- --------- ---------- --------
                                               (Dollars in Thousands)
Severance and employee
 benefits............... $   --   $48,160  $ (9,747) $38,413   $(2,165)  $(30,557)  $5,691
Other restructuring
 costs..................     --     2,029       (17)   2,012       --      (1,372)     640
                         -------  -------  --------  -------   -------   --------   ------
  Total................. $   --   $50,189  $ (9,764) $40,425   $(2,165)  $(31,929)  $6,331
                         =======  =======  ========  =======   =======   ========   ======

   Severance and employee benefits relate to severance packages, out-placement and career counseling for employees affected by the plant closures, and reorganization initiatives. Reductions consist of payments for severance and employee benefits, other restructuring costs and actual losses on disposal of assets. The balance of severance and employee benefits and other restructuring costs are included under restructuring reserves on the balance sheet. The majority of the initiatives are expected to be completed by the end of 2001.

Note 3: Income Taxes

   The U.S. and non-U.S. components of income before taxes are as follows:

                                                          2000    1999    1998
                                                        -------- ------ --------
                                                         (Dollars in Thousands)
   U.S................................................. $185,161 $6,025 $ 61,197
   Non-U.S.............................................  158,519  2,474  101,503
                                                        -------- ------ --------
     Total............................................. $343,680 $8,499 $162,700
                                                        ======== ====== ========

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

   The provision for taxes consists of the following:

                                                     2000      1999      1998
                                                   --------  --------  --------
                                                     (Dollars in Thousands)
   Federal-U.S.
     Current...................................... $ (9,417) $(53,441) $(36,879)
     Deferred.....................................   23,851    20,589     1,812
                                                   --------  --------  --------
                                                   $ 14,434  $(32,852) $(35,067)
                                                   ========  ========  ========
   State-U.S.
     Current...................................... $  3,758  $   (521) $    458
     Deferred.....................................    6,552       776     4,423
                                                   --------  --------  --------
                                                   $ 10,310  $    255  $  4,881
                                                   ========  ========  ========
   Non-U.S.
     Current...................................... $ 62,249  $ 32,663  $132,089
     Deferred.....................................   33,295     3,078   (41,705)
                                                   --------  --------  --------
                                                   $ 95,544  $ 35,741  $ 90,384
                                                   ========  ========  ========
   Total
     Current...................................... $ 56,590  $(21,299) $ 95,668
     Deferred.....................................   63,698    24,443   (35,470)
                                                   --------  --------  --------
                                                   $120,288  $  3,144  $ 60,198
                                                   ========  ========  ========

   At November 26, 2000, cumulative non-U.S. operating losses of $150.3 million generated by the Company were available to reduce future non-U.S. taxable income. Approximately $109.5 million of the non-U.S. operating losses expire between the years 2001 and 2010 and the remainder of the non-U.S. losses carry-forward indefinitely.

   Income taxes due to translation adjustment, recorded in the translation equity adjustment, was $21.2 million, $8.7 million and $3.8 million for 2000, 1999 and 1998, respectively.

   Temporary differences which give rise to deferred tax assets and liabilities at November 26, 2000 and November 28, 1999 were as follows:

                                                    2000 Deferred 1999 Deferred
                                                     Tax Assets    Tax Assets
                                                    (Liabilities) (Liabilities)
                                                    ------------- -------------
                                                      (Dollars in Thousands)
   Postretirement benefits.........................   $207,318      $215,361
   Employee compensation and benefit plans.........    159,321       146,261
   Inventory.......................................     55,876        86,311
   Depreciation and amortization...................     (8,765)        4,713
   Foreign exchange gains/losses...................    (36,364)      (36,834)
   Restructuring and special charges...............     32,366       102,501
   Tax on unremitted non-U.S. earnings.............    149,174       153,551
   State income tax................................    (20,693)      (21,352)
   Foreign losses..................................     33,000        30,000
   Foreign tax credit carryforward.................     78,984        55,745
   Alternative minimum tax credit carryforward.....     26,362         6,845
   Other...........................................     71,930        66,105
   Less valuation allowance........................    (58,000)      (55,000)
                                                      --------      --------
                                                      $690,509      $754,207
                                                      ========      ========

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

   The $58.0 million deferred tax valuation allowance at November 26, 2000 represents the portion of the Company's consolidated deferred tax assets for which the Company, based upon its projections as of that date, does not believe that the realization is more likely than not.

   The Company's effective income tax rate for fiscal years 2000, 1999 and 1998 differs from the statutory federal income tax rate as follows:

                                                           2000  1999   1998
                                                           ----  -----  -----
   Statutory rate......................................... 35.0%  35.0%  35.0%
   Changes resulting from:
     State income taxes, net of federal income tax
      benefit.............................................  2.0    2.0    2.0
     Change in valuation allowance........................  0.7   15.2    6.0
     Acquisition-related book and tax bases differences...  1.1   43.6    2.3
     Reversal of prior years' accruals.................... (3.6) (55.0) (11.3)
     Other, net........................................... (0.2)  (3.8)   3.0
                                                           ----  -----  -----
   Effective rate......................................... 35.0%  37.0%  37.0%
                                                           ====  =====  =====

   The consolidated U.S. income tax returns of the Company for 1986 through 1999 are under examination by the Internal Revenue Service ("IRS"). A tentative settlement agreement covering most issues has been reached with the IRS covering the years 1986 through 1989. The Company believes it has made adequate provision for income taxes and interest for all periods under review.

Note 4: Property, Plant and Equipment

   The components of property, plant and equipment ("PP&E") are as follows:

                                                            2000        1999
                                                         ----------  ----------
                                                              (Dollars in
                                                              Thousands)
   Land................................................. $   34,458  $   48,483
   Buildings and leasehold improvements.................    416,935     566,046
   Machinery and equipment..............................    610,599     643,463
   Construction in progress.............................      8,033       4,968
                                                         ----------  ----------
     Total PP&E.........................................  1,070,025   1,262,960
   Accumulated depreciation.............................   (495,986)   (548,437)
                                                         ----------  ----------
   PP&E, net............................................ $  574,039  $  714,523
                                                         ==========  ==========

   As a result of the excess capacity reduction and reorganization initiatives charges (see Note 2 to the Consolidated Financial Statements), the Company recognized impairment losses in 1999 and 1998 of $37.9 million and $36.4 million, respectively, related to certain plant assets. The impairment losses were recorded as a reduction of the book value of machinery and equipment in the table above. The adjustment to net realizable value was determined by estimating the proceeds realizable on sale or lease of these assets.

   As of November 26, 2000, the Company had approximately $12.0 million of PP&E, net, available for sale.

   Depreciation expense for 2000, 1999 and 1998 was $80.2 million, $108.7 million and $114.3 million, respectively.

   Construction in progress at November 26, 2000 related to various projects. It is estimated that approximately $6.0 million in costs will be incurred to complete these projects in 2001. These projects consist of sales office capital improvements, sourcing projects, internally developed software and facilities infrastructure. Construction in progress at November 28, 1999 related to various projects that were completed and placed into service in 2000.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

Note 5: Goodwill and Other Intangible Assets

   The components of goodwill and other intangible assets are as follows:

                                                             2000       1999
                                                           ---------  ---------
                                                               (Dollars in
                                                               Thousands)
   Goodwill............................................... $ 351,474  $ 351,474
   Tradenames and other intangibles.......................    78,308     81,896
                                                           ---------  ---------
     Total intangible assets..............................   429,782    433,370
   Accumulated amortization related to goodwill...........  (133,995)  (125,208)
   Other accumulated amortization.........................   (30,831)   (32,844)
                                                           ---------  ---------
   Intangible assets, net................................. $ 264,956  $ 275,318
                                                           =========  =========

   The Company reduced other intangibles by $3.6 million to remove fully amortized assets in 2000. In 1999, there was an impairment loss of $13.6 million related to obsolete technology that was recorded in other (income) expense, net.

   Amortization expense for 2000, 1999 and 1998 was $10.8 million, $11.4 million and $14.4 million, respectively.

Note 6: Debt and Lines of Credit

   Debt and lines of credit are summarized below:

                                                          2000        1999
                                                       ----------  ----------
                                                            (Dollars in
                                                            Thousands)
   Long-Term Debt:
   Unsecured:
     Credit facilities................................ $      --   $1,417,000
     Notes:
       6.80%, due 2003................................    348,559     348,065
       7.00%, due 2006................................    447,207     446,735
     Yen-denominated eurobond:
       4.25%, due 2016................................    183,486     188,679
                                                       ----------  ----------
                                                          979,252   2,400,479
   Secured:
     Credit Facilities................................    988,639         --
     Customer Service Center Equipment Financing......     85,013         --
     European Receivables-backed securitization
      financing agreement.............................     31,148         --
     Domestic Receivables-backed securitization
      financing agreement.............................        --      214,000
     Industrial development revenue refunding bond....     10,000      10,000
     Notes payable, at various rates, due in
      installments through 2006.......................      1,295       6,331
                                                       ----------  ----------
                                                        2,095,347   2,630,810
   Current maturities.................................   (200,207)   (200,193)
                                                       ----------  ----------
         Total........................................ $1,895,140  $2,430,617
                                                       ==========  ==========
   Unused Lines of Credit:
     Long-term........................................ $      --   $      --
     Short-term.......................................    469,992     201,689
                                                       ----------  ----------
         Total........................................ $  469,992  $  201,689
                                                       ==========  ==========

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

Notes Exchange Offer

   In May 2000, the Company filed a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission relating to an exchange offer of its 6.80% notes due 2003 and 7.00% notes due 2006 (see "1996 Notes Offering" below). The exchange offer gave holders of these notes the opportunity to exchange these old notes, which were issued on November 6, 1996 under Rule 144A of the Securities Act, for new notes that are registered under the Securities Act of 1933. The new notes are identical in all material respects to the old notes except that the new notes are registered.

   The exchange offer ended on June 20, 2000. As a result of the exchange offer, all but $20 thousand of the $350.0 million aggregate principal amount of 6.80% old notes due 2003 were exchanged for the 6.80% exchange notes due 2003; and all $450.0 million aggregate principal amount of the 7.00% old notes due 2006 were exchanged for the 7.00% exchange notes due 2006.

   The Company was not obligated by any agreement including its credit facility agreements to engage in the exchange offer. The Company initiated the exchange offer to give holders of these notes the opportunity to exchange the old notes for registered notes.

1996 Notes Offering

   In 1996, the Company issued two series of notes payable totaling $800.0 million to qualified institutional investors in reliance on Rule 144A under the U.S. Securities and Exchange Act of 1933 (the "Notes Offering"). The notes are unsecured obligations of the Company and are not subject to redemption before maturity. The issuance was divided into two series: $350.0 million seven-year notes maturing in November 2003 and $450.0 million ten-year notes maturing in November 2006. The seven- and ten-year notes bear interest at 6.80% and 7.00% per annum, respectively, payable semi-annually in May and November of each year. Discounts of $8.2 million on the original issue are being amortized over the term of the notes using an approximate effective-interest rate method. Net proceeds from the Notes Offering were used to repay a portion of the indebtedness outstanding under a 1996 credit facility agreement.

Yen-denominated Eurobond Placement

   In 1996, the Company issued a (Yen) 20 billion principal amount eurobond (equivalent to approximately $180.0 million at the time of issuance) due in November 2016, with interest payable at 4.25% per annum. The bond is redeemable at the option of the Company at a make-whole redemption price commencing in 2006. Net proceeds from the placement were used to repay a portion of the indebtedness outstanding under a 1996 credit facility agreement.

Credit Facilities

   On January 31, 2000 the Company amended three of its credit facility agreements and entered into one new agreement to reflect its current financial position and extend maturity dates (the "2000 Credit Facility"). The financing package consists of four separate agreements: (1) a new $450.0 million bridge facility to fund working capital and support letters of credit, foreign exchange contracts and derivatives, (2) an amended $300.0 million revolving credit facility, extending the existing bridge facility, (3) an amended $545.0 million 364-day credit facility, and (4) an amended $584.0 million 5-year credit facility. Simultaneously with entering into these agreements, the Company terminated a domestic receivables-backed securitization financing.

   All four facilities are secured by domestic receivables, domestic inventories, certain domestic equipment, trademarks, other intellectual property, 100% of the stock in domestic subsidiaries, 65% of the stock of certain

                      LEVI STRAUSS & CO. AND SUBSIDIARIES
foreign subsidiaries and other assets. The maturity date for all credit facilities is January 31, 2002. Borrowings under the bank credit facilities bear interest at LIBOR or the agent bank's base rate plus an incremental borrowing spread. For the bridge facility, the spread is 3.00% over LIBOR or 1.75% over the base rate. For each of the three amended facilities, the spread is 3.25% over LIBOR or 2.00% over the base rate.

   In addition, if by February 1, 2001 the Company has not completed one or more private or public capital-raising transactions yielding net proceeds of at least $300.0 million, which are required to be used to reduce commitments under the bank credit facilities, the Company will be required to pay its lenders an additional borrowing spread of 1.00% on outstanding borrowings under the bank credit facilities, plus a one-time additional fee of 2.00% of total commitments as of January 31, 2001. The Company's borrowing spread will be increased by 0.25% quarterly until those capital-raising transactions are completed. In February 2001, the Company entered into a new $1.05 billion senior secured credit facility to replace the 2000 Credit Facility on more favorable terms. Also in January 2001, the Company issued two series of notes payable totaling the equivalent of $497.5 million to qualified institutional investors. (See
Note 18 to the Consolidated Financial Statements.)

   The credit agreements relating to the 2000 Credit Facility contain customary covenants restricting the Company's activities as well as those of its subsidiaries, including limitations on the Company's and its subsidiaries' ability to sell assets; engage in mergers; enter into operating leases or capital leases; enter into transactions involving related parties, derivatives or letters of credit; enter into intercompany transactions; incur indebtedness or grant liens or negative pledges on the Company's assets; make loans or other investments; pay dividends or repurchase stock or other securities; guaranty third party obligations; make capital expenditures; and make changes in the Company's corporate structure. The credit agreements also contain financial covenants that the Company must satisfy on an ongoing basis, including a maximum leverage ratio, a minimum coverage ratio and a minimum earnings base calculation. The Company was in compliance with financial covenants required by the credit facility agreements as of November 26, 2000.

Customer Service Center Equipment Financing

   In December 1999 the Company entered into a secured financing transaction consisting of a five-year credit facility secured by owned equipment at Customer Service Centers located in Nevada, Mississippi and Kentucky. The amount financed in December 1999 was $89.5 million, comprised of a $59.5 million tranche ("Tranche 1") and a $30.0 million tranche ("Tranche 2"). Borrowings under Tranche 1 have a fixed interest rate equal to the yield of a four-year Treasury note plus an incremental borrowing spread. Borrowings under Tranche 2 have a floating quarterly interest rate equal to the 90 day LIBOR plus an incremental borrowing spread based on the Company's leverage ratio at that time. Proceeds from the borrowings were used to reduce the commitment amounts of the then-existing credit facilities.

European Receivables Securitization Agreements

   In February 2000, several of the Company's European subsidiaries entered into receivable securitization financing agreements with several lenders to borrow up to $125.0 million. Any borrowings under the facilities must be used to reduce the commitment levels under the Company's bank credit facilities. During November 2000, 36.5 million euro (or approximately $30.7 million at time of borrowing) were borrowed under these agreements at initial interest rates of 6.72%. Interest rates under this agreement are variable based on commercial paper market conditions, and the debt ratings of the underlying conduit. In December 2000, an additional 10.4 million euro (equivalent to approximately $9.3 million at time of borrowing) at an initial interest rate of 6.70% was borrowed under these agreements. Borrowings are collateralized by a security interest in the receivables of these subsidiaries. These securitizations did not meet the criteria for sales accounting under SFAS 125 and therefore have been accounted for as a secured borrowing.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

Industrial Development Revenue Refunding Bond

   In 1995, the City of Canton, Mississippi issued an industrial development revenue refunding bond with a principal amount of $10.0 million, and the proceeds were loaned to the Company to help finance the cost of acquiring a customer service center in Canton. Interest payments are due monthly at a variable rate based upon the J.J. Kenny Index, reset weekly at a maximum rate of 13.00%, and the principal amount is due June 1, 2003. The bond is secured by a letter of credit that expires on June 15, 2001, which the Company has the opportunity to extend or renew.

Domestic Receivables-Backed Securitization Financing Agreement

   The Company terminated its domestic receivables-backed securitization financing agreement in January 2000 in connection with the 2000 Credit Facility amendment (see above). During April 1999, the Company, through a wholly owned special purpose entity, Levi Strauss Funding Corp. ("LSFC"), entered into a U.S. receivables-backed securitization financing agreement. LSFC's sole business consisted of purchasing receivables from the Company and its affiliates as part of this financing transaction. LSFC was a separate corporation with its own separate creditors who, in any liquidation of the Company or its affiliates, was entitled to be satisfied out of LSFC's assets prior to any value in LSFC being available to the equity holders of LSFC. Under the terms of the agreement as of November 28, 1999, borrowings of $214.0 million were collateralized by a security interest in LSFC's receivables. The maximum amount outstanding varied based upon the level of eligible receivables as defined under the agreement. The Company intended to extend the commitment period beyond one year as of November 28, 1999, and therefore borrowings under this agreement were classified as long-term debt. The net borrowings from this facility were used to repay a portion of the indebtedness outstanding in the credit facilities during fiscal year 1999. The fees under this agreement were variable based on outstanding receivables and the Company's debt ratings. Interest rates ranged from 4.90% to 5.54% with an effective weighted average interest rate of 5.69% during 1999.

Principal Short-term and Long-term Debt Payments

   As of November 26, 2000, the required aggregate short-term and long-term debt principal payments for the next five years and thereafter are as follows:

                                                                      Principal
                                                                       Payments
                                                                      ----------
                                                                       (Dollars
                                                                          in
     Year                                                             Thousands)
     2001............................................................ $  194,763
     2002*...........................................................    838,629
     2003............................................................    397,506
     2004............................................................      8,521
     2005............................................................     56,202
     Thereafter......................................................    630,809
                                                                      ----------
       Total......................................................... $2,126,430
                                                                      ==========

--------
* The 2000 Credit Facility has payment terms maturing in 2002. The Company intends and is able to extend these borrowings using various funding vehicles. In February 2001, the Company entered into a new $1.05 billion senior secured credit facility to replace the 2000 Credit Facility on more favorable terms. Also in January 2001, the Company issued two series of notes payable totaling the equivalent of $497.5 million to qualified institutional investors. (See Note 18 to the Consolidated Financial Statements.)

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

Short-Term Credit Lines and Standby Letters of Credit

   At November 26, 2000, the Company had unsecured and uncommitted short-term credit lines available totaling $17.5 million at various rates. These credit arrangements may be canceled by the bank lenders upon notice and generally have no compensating balance requirements or commitment fees.

   At November 26, 2000 and November 28, 1999, the Company had $193.4 million and $89.4 million, respectively, of standby letters of credit with various international banks, of which $52.5 million and $70.6 million, respectively, serves as guarantees by the creditor banks to cover U.S. workers' compensation claims. In addition, $109.6 million of these standby letters of credit under the secured bank credit facility support short-term credit lines at November 26, 2000. The Company pays fees on the standby letters of credit. Borrowings against the letters of credit are subject to interest at various rates.

Interest Rate Swaps

   The Company is exposed to interest rate risk. It is the Company's policy and practice to use derivative instruments, primarily interest rate swaps and options, to manage and reduce interest rate exposures.

   At November 26, 2000, the Company had no interest rate swap transactions outstanding. During the fourth quarter of 2000, interest rate swap transactions outstanding with the total notional principal amount of $425.0 million that converted floating rate liabilities to fixed rates matured and the Company terminated $375.0 million of its swap transactions that converted fixed rate liabilities to floating rates. The Company has entered into interest rate option structures (caps and floors) to reduce or neutralize the exposure to changes in variable interest rates. The structures represent an outstanding amount of $425.0 million and cover a series of variable cash flows through November 2001.

   The Company is exposed to credit loss in the event of nonperformance by the counterparties to the interest rate derivative transactions. However, the Company believes these counterparties are creditworthy financial institutions and does not anticipate nonperformance.

Interest Rates on Borrowings

   The Company's weighted average interest rate on borrowings outstanding during 2000 and 1999, including the impact of interest rate swap transactions, was 9.50% and 6.95%, respectively.

Note 7: Commitments and Contingencies

Foreign Exchange Contracts

   At November 26, 2000, the Company had U.S. dollar forward currency contracts to sell the aggregate equivalent of $621.4 million and to buy the aggregate equivalent of $363.4 million of various foreign currencies. The Company also had Euro forward currency contracts to sell the aggregate equivalent of $58.5 million and to buy the aggregate equivalent of $32.9 million of various foreign currencies. Additionally, the Company had U.S. dollar option contracts to sell the aggregate equivalent of $1.3 billion and to buy the aggregate equivalent of $661.2 million of various foreign currencies. The Company also had Euro option contracts to buy the foreign currency aggregate equivalent of $8.4 million. These contracts are at various exchange rates and expire at various dates through August 2001.

   Most option transactions, included in the amounts above, are for the exchange of Euro and U.S. dollar. At November 26, 2000, the Company had bought U.S. dollar options to sell the equivalent of $537.2 million against the Euro. To finance the option premiums related to these options, the Company sold options having the obligation to buy Euro for an equivalent of $97.3 million U.S. dollars.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

   The Company's market risk is generally related to fluctuations in the currency exchange rates. The Company is exposed to credit loss in the event of nonperformance by the counterparties to the foreign exchange contracts. However, the Company believes these counterparties are creditworthy financial institutions and does not anticipate nonperformance.

Other Contingencies

   In the ordinary course of its business, the Company has pending various cases involving contractual matters, employee-related matters, distribution questions, product liability claims, trademark infringement and other matters. The Company does not believe there are any pending legal proceedings that will have a material impact on the Company's financial position or results of operations.

   The operations and properties of the Company comply with all applicable federal, state and local laws enacted for the protection of the environment, and with permits and approvals issued in connection therewith, except where the failure to comply would not reasonably be expected to have a material adverse effect on the Company's financial position or business operations. Based on current available information, the Company does not consider there to be any circumstances existing that would be reasonably likely to form the basis of an action against the Company that could have a material adverse effect on the Company's financial position or business operations.

Note 8: Fair Value of Financial Instruments

   The estimated fair value of certain financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

   The carrying amount and estimated fair value (in each case including accrued interest) of the Company's financial instrument assets and (liabilities) at November 26, 2000 and November 28, 1999 are as follows:

                               November 26, 2000         November 28, 1999
                            ------------------------  ------------------------
                             Carrying     Estimated    Carrying     Estimated
                               Value     Fair Value      Value     Fair Value
                            -----------  -----------  -----------  -----------
                                        (Dollars in Thousands)
  Debt instruments:
    Credit facilities...... $(1,000,131) $(1,000,131) $(1,424,449) $(1,424,449)
    Yen-denominated
     eurobond placement....    (184,043)    (133,945)    (189,274)    (148,113)
    Notes offering.........    (799,606)    (628,000)    (798,640)    (626,307)
    European Receivables-
     backed
     securitization........     (31,148)     (31,148)         --           --
    Domestic Receivables-
     backed
     securitization........         --           --      (215,836)    (215,836)
    Industrial development
     revenue refunding
     bond..................     (10,036)     (10,036)     (10,030)     (10,030)
    Customer service center
     equipment financing...     (86,901)     (86,901)         --           --
  Currency and interest
   rate hedges:
    Foreign exchange
     forward contracts..... $     9,830  $     9,593  $    16,972  $    16,932
    Foreign exchange option
     contracts.............       7,309        6,289        7,806        2,288
    Interest rate swap
     contracts.............         --           --        (2,224)      (4,839)
    Interest rate option
     contracts.............        (457)        (789)         --           --

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

   Quoted market prices or dealer quotes are used to determine the estimated fair value of foreign exchange contracts, option contracts and interest rate swap contracts. Dealer quotes and other valuation methods, such as the discounted value of future cash flows, replacement cost, and termination cost have been used to determine the estimated fair value for long-term debt and the remaining financial instruments. The carrying values of cash and cash equivalents, trade receivables, current assets, certain current and non-current maturities of long-term debt, short-term borrowings and taxes approximate fair value.

   The fair value estimates presented herein are based on information available to the Company as of November 26, 2000 and November 28, 1999. Although the Company is not aware of any factors that would substantially affect the estimated fair value amounts, such amounts have not been updated since those dates and, therefore, the current estimates of fair value at dates subsequent to November 26, 2000 and November 28, 1999 may differ substantially from these amounts. Additionally, the aggregation of the fair value calculations presented herein do not represent and should not be construed to represent the underlying value of the Company.

Note 9: Leases

   The Company is obligated under operating leases for facilities, office space and equipment. At November 26, 2000, obligations under long-term leases are as follows:

                                                                       Minimum
                                                                        Lease
                                                                       Payments
                                                                      ----------
                                                                       (Dollars
                                                                          in
                                                                      Thousands)
     2001............................................................  $ 61,879
     2002............................................................    58,413
     2003............................................................    52,885
     2004............................................................    48,322
     2005............................................................    45,851
     Remaining years.................................................   208,768
                                                                       --------
       Total minimum lease payments..................................  $476,118
                                                                       ========

   The total minimum lease payments on operating leases have not been reduced by estimated future income of $15.9 million from non-cancelable subleases.

   In general, leases relating to real estate include renewal options of up to approximately 20 years, except for the San Francisco headquarters office lease, which contains multiple renewal options of up to 78 years. Some leases contain escalation clauses relating to increases in operating costs. Certain operating leases provide the Company with an option to purchase the property after the initial lease term at the then prevailing market value. Rental expense for 2000, 1999 and 1998 was $78.1 million, $86.1 million and $80.2 million, respectively.

Note 10: Pension and Postretirement Benefit Plans

   The Company has numerous non-contributory defined benefit retirement plans covering substantially all employees. It is the Company's policy to fund its retirement plans based on actuarial recommendations, consistent with applicable laws and income tax regulations. Plan assets, which may be denominated in foreign currencies and issued by foreign issuers, are invested in a diversified portfolio of securities including stocks, bonds, real estate investment funds and cash equivalents. Benefits payable under the plans are based on either years of service or final average compensation. The Company retains the right to amend, curtail or discontinue any aspect of the plans at any time.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

   The Company also sponsors other retirement plans, primarily for foreign employees. Expense for these plans in 2000, 1999 and 1998 totaled $5.0 million, $12.0 million and $7.5 million, respectively.

   The Company maintains two plans that provide postretirement benefits, principally health care, to substantially all domestic retirees and their qualified dependents. These plans have been established with the intention that they will continue indefinitely. However, the Company retains the right to amend, curtail or discontinue any aspect of the plans at any time. Under the Company's current policies, employees become eligible for these benefits when they reach age 55 with 15 years of credited service. The plans are contributory and contain certain cost-sharing features, such as deductibles and coinsurance. The Company's policy is to fund postretirement benefits as claims and premiums are paid. In November 2000, the Company announced a plan change for those who retire after March 31, 1989. These changes were effective January 1, 2001 and resulted in increased contributions from retirees for medical coverage and the elimination of any dental subsidies.

   The Company instituted early retirement programs offered to those affected by the Company's excess capacity reduction initiatives and various reorganization initiatives (see Note 2 to the Consolidated Financial Statements). A reduced benefit is payable under the programs based on reduced years of age and service than under the defined benefit retirement plans. These programs resulted in the recognition of net curtailment gains and losses and early retirement incentives.

                                Pension Benefits       Postretirement Benefits
                            ------------------------- -------------------------
                            November 26, November 28, November 26, November 28,
                                2000         1999         2000         1999
                            ------------ ------------ ------------ ------------
                                          (Dollars in Thousands)
Change in benefit
 obligation:
Benefit obligation at
 beginning of year........   $ 669,440     $631,788    $ 525,065    $ 483,708
Service cost..............      18,661       23,743        7,006        7,480
Interest cost.............      43,678       43,154       34,943       33,485
Plan participants' contri-
 butions..................         267          337        1,596        1,140
Plan amendments...........         --           --       (27,740)         --
Actuarial (gain) loss.....     (74,274)     (23,140)      10,577        9,698
Net curtailment (gain)
 loss.....................     (18,184)      21,973          --        13,774
Settlement (gain) loss....        (187)         540          --           --
Benefits paid*............     (37,341)     (28,955)     (32,330)     (24,220)
                             ---------     --------    ---------    ---------
Benefit obligation at end
 of year..................     602,060      669,440      519,117      525,065
                             ---------     --------    ---------    ---------
Change in plan assets:
Fair value of plan assets
 at beginning of year.....     572,576      500,789          --           --
Actual return on plan
 assets...................      91,631       94,976          --           --
Employer contribution.....      12,817        5,429       30,734       23,080
Plan participants'
 contributions............         267          337        1,596        1,140
Benefits paid*............     (37,341)     (28,955)     (32,330)     (24,220)
                             ---------     --------    ---------    ---------
Fair value of plan assets
 at end of year...........     639,950      572,576          --           --
                             ---------     --------    ---------    ---------
Funded status.............      37,891      (96,864)    (519,117)    (525,065)
Unrecognized actuarial
 gain.....................    (136,913)      (9,247)     (31,221)     (41,724)
Unrecognized prior service
 cost.....................      13,306        6,737      (27,740)         --
                             ---------     --------    ---------    ---------
Net amount recognized.....   $ (85,716)    $(99,374)   $(578,078)   $(566,789)
                             =========     ========    =========    =========

--------
* Pension benefits are paid by a trust. Postretirement benefits are paid by the Company.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

                                                            Postretirement
                                      Pension Benefits         Benefits
                                      ------------------  --------------------
                                        2000      1999      2000       1999
                                      --------  --------  ---------  ---------
                                             (Dollars in Thousands)
Amounts recognized in the
 consolidated balance sheets consist
 of:
  Prepaid benefit cost..............  $  3,282  $  1,882  $      --  $      --
  Accrued benefit cost (including
   short-term)......................   (95,635) (107,352)  (578,078)  (566,789)
  Intangible asset..................     6,637     4,861        --         --
  Accumulated other comprehensive
   income...........................       --      1,235        --         --
                                      --------  --------  ---------  ---------
Net amount recognized...............  $(85,716) $(99,374) $(578,078) $(566,789)
                                      ========  ========  =========  =========
Weighted-average assumptions:
Discount rate.......................       8.0%      7.0%       8.0%       7.0%
Expected return on plan assets......       9.0%      9.0%       --         --
Rate of compensation increase.......       6.0%      6.0%       --         --

   For postretirement benefits measurement purposes, a 9.50% and 4.75% annual rate of increase in the per capita cost of covered health care and Medicare Part B benefits, respectively, were assumed for 2000, declining gradually to 5.50% and 2.75% by the year 2009 and remaining at those rates thereafter.

                                                         Pension Benefits
                                                      -------------------------
                                                       2000     1999     1998
                                                      -------  -------  -------
                                                      (Dollars in Thousands)
     Components of net periodic benefit cost:
     Service cost.................................... $18,661  $23,743  $31,553
     Interest cost...................................  43,678   43,154   41,073
     Expected return on plan assets.................. (52,337) (44,871) (42,698)
     Amortization of prior service cost..............   2,052    2,309    2,947
     Recognized actuarial (gain) loss................    (670)    (487)      10
     Net curtailment (gain) loss..................... (18,184)  21,973    2,030
     Settlement (gain) loss..........................    (187)     540      --
                                                      -------  -------  -------
     Net periodic benefit cost....................... $(6,987) $46,361  $34,915
                                                      =======  =======  =======
                                                      Postretirement Benefits
                                                      -------------------------
                                                       2000     1999     1998
                                                      -------  -------  -------
                                                      (Dollars in Thousands)
     Components of net periodic benefit cost:
     Service cost.................................... $ 7,006  $ 7,480  $10,565
     Interest cost...................................  34,943   33,485   35,098
     Expected return on plan assets..................     --       --       --
     Amortization of prior service cost..............     --       --       --
     Recognized actuarial gain.......................     --      (345)     --
     Net curtailment loss............................     --    13,774      964
                                                      -------  -------  -------
     Net periodic benefit cost....................... $41,949  $54,394  $46,627
                                                      =======  =======  =======

   The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plan with accumulated benefit obligations in excess of plan assets were $66.2 million, $57.8 million, and $0 million, respectively, as of November 26, 2000, and $235.0 million, $223.8 million, and $163.8 million, respectively, as of November 28, 1999.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

   Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage-point change in assumed health care cost trend rates would have the following effects to postretirement benefits:

                                            1-Percentage-Point 1-Percentage-Point
                                                 Increase           Decrease
                                            ------------------ ------------------
                                                   (Dollars in Thousands)
   Effect on total of service and interest
    cost components.......................       $ 5,934            $ (4,894)
   Effect on the postretirement benefit
    obligation............................        60,197             (53,251)

Note 11: Employee Investment Plans

   The Company maintains three employee investment plans. The Employee Investment Plan of Levi Strauss & Co. ("EIP") and the Levi Strauss & Co. Employee Long-Term Investment and Savings Plan ("ELTIS") are two qualified plans that cover eligible compensated Home Office employees and U.S. field employees. The Capital Accumulation Plan of Levi Strauss & Co. ("CAP") is a non-qualified, self-directed investment program for highly compensated employees (as defined by the Internal Revenue Code).

   Total amounts charged to expense for these plans in 2000, 1999 and 1998 were $12.8 million, $14.4 million and $19.7 million, respectively.

EIP/ELTIS

   Under EIP and ELTIS, eligible employees may contribute and direct up to 10% of their annual compensation to various investments among a series of mutual funds. The Company may match 50% of the contributions made by employees to all funds maintained under the qualified plans. Employees are always 100% vested in the Company match. The ELTIS also includes a company profit sharing provision with payments made at the sole discretion of the board of directors. The EIP and the ELTIS allow employees a choice of either pre-tax or after-tax contributions. In December 2000, the Company announced changes to the EIP plan that were effective January 1, 2001. These changes allow eligible employees to contribute and direct up to 15% of their annual compensation to various investments among a series of mutual funds. The Company may continue to match 50% of the contributions made by employees to all funds maintained under the qualified plans up to the first 10% of contributions made by employees.

CAP

   The CAP allows eligible employees to contribute on an after-tax basis up to 10% of their annual compensation to an individual retail brokerage account. The Company generally matches 75% of these contributions made by employees in cash to each employee's account. Employees are always 100% vested in the Company match. All investment decisions, related commissions and charges, investment results and tax reporting requirements are the responsibility of the employee, not the Company. Associated with the changes in the EIP plan above that were effective January 1, 2001, eligible employees will be eligible to participate in the CAP plan after reaching certain contribution thresholds in the EIP plan and salary thresholds.

Note 12: Employee Compensation Plans

Partners in Performance Plan

   The Partners in Performance Plan ("PIP") is a program for all salaried worldwide employees and is intended to align the objectives of employees with the strategic objectives of the Company and interests of the Company stockholders.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

Annual Incentive Plan

   The Annual Incentive Plan ("AIP"), the short-term portion of PIP, is intended to reward individual and team contributions to the Company's objectives during the year. The amount of incentive earned depends upon the performance and salary grade level of the individual and also depends on corporate, group, division and affiliate financial results against pre-established targets. Provisions for AIP are recorded in accrued salaries, wages and employees benefits. Total amounts charged to expense for 2000 and 1998 were $65.1 million and $24.9 million, respectively. In 1999, the Company did not meet pre-established targets for AIP and did not record an expense for 1999.

Long-Term Incentive Plans

   Leadership Shares ("LS") is a feature of PIP and was introduced in early 1999. LS replaced the executive Long-Term Incentive Plan ("LTIP") with 1999 LS grants partially based on individual executive performance during fiscal year 1998. It places greater emphasis on an individual's ability to contribute and affect the Company's long-term strategic objectives. LS is a performance unit plan which grants units or "shares" at an initial value of $0 each. These "shares" are not stock and do not represent equity interests in the Company.

   A competitive level of five-year Company financial performance is determined by examining expected value growth at other companies. This growth is then tied to competitive external long-term incentive pay so that the Company will pay its executives at competitive levels when they achieve competitive growth. At the end of each fiscal year, a share value will be determined and communicated to participants. The shares vest in one-third increments at the end of the third, fourth and fifth fiscal years of the performance period. The Company accounts for the expense related to LS on a straight-line basis based on estimates of future performance against plan targets.

   LTIP, which previously represented the portion of PIP related to long-term incentives, ended for all employees during fiscal year 1999 and was replaced by LS for employees at management levels. These incentives were awarded as performance units with each grant's unit value measured based on the Company's three-year cumulative earnings performance and return on investment against pre-established targets. Awards were based on an individual's grade level, salary and performance and are paid in one-third annual increments beginning in the year following the three-year performance cycle of the grant. Existing LTIP units that were previously granted will be paid out according to the plan schedule.

   The Special Long-Term Incentive Plan ("SLTIP") is intended to provide incentive and reward performance over time for certain key senior employees above and beyond PIP awards. Awards under this plan have the same grant unit value, vesting period and pay-out cycle as grants made under LTIP. A Long-Term Performance Plan ("LTPP"), which awarded grants in 1994 and 1995, finished paying out in 2000.

   Total net amounts charged to expense for these long-term incentive plans in 2000 and 1998 were $72.7 million and $14.9 million, respectively. In 1999, the Company did not meet some of the pre-established targets for these long-term incentive plans and therefore reversed a portion of prior year accruals totaling $32.5 million.

Other Compensation Plans

Global Success Sharing Plan

   The Global Success Sharing Plan ("GSSP") was adopted in 1996 and was designed to allow all eligible employees to share in the Company's future success by providing a cash payment based on the achievement of pre-established financial targets. The plan called for an aggregate cash payment, ranging from 3% to 10% of the achieved cumulative cash flow (defined as earnings before interest, taxes, depreciation, amortization and

                      LEVI STRAUSS & CO. AND SUBSIDIARIES
certain other items) to be paid by the Company to all eligible employees, assuming a minimum cumulative cash flow is reached. If the Company were to meet its planned target, an estimated payment of $758.0 million could be due in 2002 (exclusive of all employer-related taxes). However, in 1999, the Company lowered its estimate of financial performance through the year 2001 and determined that payment in 2002 is highly unlikely and therefore the Company did not recognize any GSSP expense in 2000. In 1999, the Company reversed prior years' GSSP accruals totaling $343.9 million, less miscellaneous plan expenses. The total amount charged to expense for this plan in 1998 was $90.6 million.

Cash Performance Sharing Plan

   The Cash Performance Sharing Plan awards a cash payment to production employees worldwide based on a percentage of annual salary and certain earnings criteria. The largest individual plan is the U.S. Field Profit Sharing Plan that covers approximately 5,600 U.S. employees. Total amounts charged to expense for this plan in 2000 were $9.2 million. The Company did not meet certain earnings criteria established by the plan and therefore no expense was recognized for the 1999 plan. The total amount charged to expense for this plan in 1998 was $6.9 million.

Key Employee Recognition and Commitment Plan

   The Key Employee Recognition and Commitment Plan ("KEP") was adopted in 1996 and was designed to recognize and reward key employees for making significant contributions to the Company's future success. Units awarded to employees under the plan are subject to a four-year vesting period, which commenced in fiscal 1997. Units are exercisable in one-third increments at the end of fiscal years 2001 through 2003 upon reaching a certain minimum cumulative earnings criteria threshold at each fiscal year-end. Employees may elect to defer the exercise of each one-third increment until final payment in 2004. Payments may occur earlier under certain circumstances. Unit values will be directly related to the excess over the threshold of the cumulative cash flow (defined as earnings before interest, taxes, depreciation, amortization, GSSP and certain other items) generated by the Company at the end of the fiscal years 2001 through 2003. The Company did not recognize any KEP expense in 2000. In 1999, the Company lowered its estimate of financial performance through the year 2003 and, consequently, decreased the KEP accrual rate to 0% and reversed prior years KEP accruals totaling $13.6 million. The amount charged to expense for this plan in 1998 was $5.9 million.

Special Deferral Plan

   The Special Deferral Plan ("SDP") was adopted during 1996 and was designed to replace the Company's Stock Appreciation Rights Plan ("SARs"). Existing SARs were transferred in the SDP at a value of $265 per share. The SDP had grants in 1992 and 1994, both of which were fully vested as of November 26, 2000. The SDP bases the appreciation/depreciation of units on certain tracked mutual funds or the prime rate, at the election of the employee.

   There were no additional grants under the SDP in 2000 and 1999. During 2000 and 1999, SDP grants exercised resulted in cash disbursements of $9.8 million and $10.6 million, respectively.

   The amounts charged (net of forfeitures) to expense for the plan in 2000, 1999 and 1998 were $1.0 million, $(2.3) million and $8.0 million, respectively.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

Note 13: Long-Term Employee Related Benefits

   Long-term employee related benefits are as follows:

                                                                2000     1999
                                                              -------- --------
                                                                 (Dollars in
                                                                 Thousands)
     Workers' compensation................................... $ 59,307 $ 64,004
     Long-term performance programs..........................   80,549    8,511
     Deferred compensation...................................   93,681  105,025
     Pension and profit sharing..............................  125,312  147,978
                                                              -------- --------
       Total................................................. $358,849 $325,518
                                                              ======== ========

   Included in the liability for workers' compensation are accrued expenses related to the Company's program that provides for early identification and treatment of employee injuries. Changes in the Company's safety programs, medical and disability management and the long-term effects of statutory changes have decreased workers' compensation costs substantially from historical trends. Provisions for workers' compensation of $13.6 million and $29.7 million were recorded during fiscal years 2000 and 1999, respectively. Payments and reclassifications to current liabilities represented a reduction of approximately $28.0 million in fiscal year 2000 and $33.0 million in fiscal year 1999. Fiscal year 1999 also included a reduction of $21.0 million related to reversals of previously estimated costs. Long-term performance programs include accrued liabilities for LS and LTIP (see Note 12 to the Consolidated Financial Statements).

Note 14: Common Stock

   The Company has a capital structure consisting of 270,000,000 authorized shares of common stock, par value $.01 per share, of which 37,278,238 shares are issued and outstanding.

Note 15: Related Parties

Compensation of Directors

   Directors of the Company who are also stockholders or employees of the Company do not receive compensation for their services as directors. Directors who are not stockholders or employees (Angela Glover Blackwell, James C. Gaither, Peter A. Georgescu, Patricia Salas Pineda, T. Gary Rogers and G. Craig Sullivan) receive annual compensation of approximately $62,000. This amount includes an annual retainer fee of $6,000, meeting fees of $1,000 per meeting day attended and long-term variable pay in the form of 1,800 LS units, for a target value of $45,000 per year (see Note 12 to the Consolidated Financial Statements). In November 2000, the Personnel Committee approved an increase in directors' annual retainer fee from $6,000 to $36,000. The actual amount for each of the above payments varies depending on the years of service, the number of meetings attended and the actual value of the granted units upon vesting. Directors in their first six years of service receive a cash amount equivalent to the target value of their long-term variable pay or $45,000. This amount is decreased by 1/3 each year at the start of actual payments from LTIP. Directors who are not employees or stockholders also receive travel accident insurance while on Company business and are eligible to participate in a deferred compensation plan.

   Messrs. Gaither, Georgescu, Rogers, and Sullivan and Ms. Blackwell and Ms. Pineda each received 1,800 LS units in 2000. Mr. Gaither, Ms. Blackwell and Ms. Pineda each received 1,800 LS units in 1999. In 2000, Ms. Blackwell, Mr. Gaither and Ms. Pineda each received payments of $30,637 under LTIP and LTPP combined. In 1999, Mr. Gaither, Ms. Blackwell and Ms. Pineda each received payments under LTIP and LTPP of approximately $59,000.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

Other Transactions

   F. Warren Hellman, a director of the Company is a general partner of Hellman & Friedman LLC, an investment banking firm, and has provided financial advisory services to the Company in the past. However, the Company did not pay any fees to Hellman & Friedman LLC during fiscal years 2000, 1999 and 1998. At November 26, 2000 and November 28, 1999, Mr. Hellman and his family, other partners, and former partners of Hellman & Friedman LLC beneficially owned an aggregate of less than 5% of the outstanding common stock of the Company.

   James C. Gaither, a director of the Company, is a senior counsel of the law firm Cooley Godward LLP. The firm provided legal services to the Company in 2000, 1999 and 1998 and received in fees approximately $60,000, $165,000 and $74,000, respectively.

Estate Tax Repurchase Policy

   The Company has a policy under which it will, subject to certain conditions, repurchase a portion of the shares offered by the estate of a deceased stockholder in order to generate funds for payment of estate taxes.

   The purchase price will be based on a valuation received from an investment banking or appraisal firm. Estate repurchase transactions will be subject to, among other things, compliance with applicable laws governing stock repurchases, board approval, and restrictions under the Company's credit facilities (see Note 6 to the Consolidated Financial Statements). The policy does not create a contractual obligation on the Company. No shares have been repurchased under this policy for 2000, 1999 and 1998.

Note 16: Business Segment Information

   The Company manages its only segment, the apparel business, based on geographic regions consisting of the Americas, which includes the United States, Canada and Latin America; Europe, the Middle East and Africa; and Asia Pacific. All Other consists of functions that are directed by the corporate office and are not allocated to a specific geographic region. Under Geographic Information for all periods presented, no other single country other than the United States had net sales exceeding 10% of consolidated net sales.

   The Company designs and markets jeans and jeans-related pants, casual and dress pants, shirts, jackets and related accessories, for men, women and children, under the Company's Levi's(R), Dockers(R) and Slates(R) brands. Its products are distributed in the United States primarily through chain retailers and department stores and abroad through department stores, specialty retailers and franchised stores. The Company also maintains a network of approximately 750 franchised or independently owned stores dedicated to its products outside the United States and operates a small number of company-owned stores in eight countries. The Company obtains its products from a combination of company-owned facilities and independent manufacturers.

   The Company evaluates performance and allocates resources based on regional profits or losses. The accounting policies of the regions are the same as those described in Note 1, "Summary of Significant Accounting Policies". Regional profits exclude net interest expense, special compensation program expenses,

                      LEVI STRAUSS & CO. AND SUBSIDIARIES
excess capacity reduction/restructuring charges and expenses that are controlled at the corporate level. Management financial information for the Company is as follows:

                                                     Asia     All
                              Americas    Europe   Pacific   Other   Consolidated
                             ---------- ---------- -------- -------  ------------
                                           (Dollars in Thousands)
2000:
Net sales from external
 customers.................  $3,148,219 $1,104,522 $392,385 $   --    $4,645,126
Intercompany sales.........      65,600    911,489   33,523     --     1,010,612
Depreciation and amortiza-
 tion expense..............      64,109     21,151    5,721     --        90,981
Earnings contribution......     449,900    225,800   55,300     --       731,000
Interest expense...........         --         --       --  234,098      234,098
Excess capacity
 reduction/restructuring...         --         --       --  (33,144)     (33,144)
Corporate and other ex-
 penses....................         --         --       --  186,366      186,366
  Income before income
   taxes...................         --         --       --      --       343,680
Total regional assets......   5,187,778  1,461,877  471,068     --     7,120,723
Elimination of intercompany
 assets....................         --         --       --      --     3,914,994
  Total assets.............         --         --       --      --     3,205,728
Expenditures for long-lived
 assets....................      16,900      8,323    2,732     --        27,955

                                                          Foreign
                                           United States Countries  Consolidated
                                           ------------- ---------- ------------
Geographic Information:
Net sales.................................  $2,923,799   $1,721,327  $4,645,126
Long-lived assets.........................   1,141,523      358,281   1,499,804

                                                    Asia     All
                             Americas    Europe   Pacific   Other    Consolidated
                            ---------- ---------- -------- --------  ------------
                                           (Dollars in Thousands)
1999:
Net sales from external
 customers................  $3,420,326 $1,360,782 $358,350 $    --    $5,139,458
Intercompany sales........      50,584  1,045,119   38,923      --     1,134,626
Depreciation and amortiza-
 tion expense.............      86,078     27,474    6,550      --       120,102
Earnings contribution.....     279,900    242,700   28,500      --       551,100
Interest expense..........         --         --       --   182,978      182,978
Excess capacity
 reduction/restructuring..         --         --       --   497,683      497,683
Global Success Sharing
 Plan.....................         --         --       --  (343,873)    (343,873)
Corporate and other ex-
 penses...................         --         --       --   205,813      205,813
  Income before income
   taxes..................         --         --       --       --         8,499
Total regional assets.....   4,701,974  1,625,396  576,533      --     6,903,903
Elimination of
 intercompany assets......         --         --       --       --     3,233,889
  Total assets............         --         --       --       --     3,670,014
Expenditures for long-
 lived assets.............      36,578     20,518    3,966      --        61,062

                                                          Foreign
                                           United States Countries  Consolidated
                                           ------------- ---------- ------------
Geographic Information:
Net sales.................................  $3,201,809   $1,937,649  $5,139,458
Long-lived assets.........................   1,273,304      423,026   1,696,330

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

                                                      Asia     All
                               Americas    Europe   Pacific   Other  Consolidated
                              ---------- ---------- -------- ------- ------------
                                            (Dollars in Thousands)
1998:
Net sales from external cus-
 tomers.....................  $3,938,786 $1,650,479 $369,370 $   --   $5,958,635
Intercompany sales..........      81,583  1,124,962   45,322     --    1,251,867
Depreciation and amortiza-
 tion expense...............      93,588     29,607    5,578     --      128,773
Earnings contribution.......     420,700    361,700   53,100     --      835,500
Interest expense............         --         --       --  178,035     178,035
Excess capacity
 reduction/restructuring....         --         --       --  250,658     250,658
Global Success Sharing
 Plan.......................         --         --       --   90,564      90,564
Corporate and other ex-
 penses.....................         --         --       --  153,543     153,543
  Income before income
   taxes....................         --         --       --      --      162,700
Total regional assets.......   4,319,535  1,895,210  312,358     --    6,527,103
Elimination of intercompany
 assets.....................         --         --       --      --    2,659,345
  Total assets..............         --         --       --      --    3,867,757
Expenditures for long-lived
 assets.....................      57,417     54,439    4,675     --      116,531

                                                          Foreign
                                           United States Countries  Consolidated
                                           ------------- ---------- ------------
Geographic Information:
Net sales.................................  $3,672,295   $2,286,340  $5,958,635
Long-lived assets.........................   1,541,011      471,838   2,012,849

   For 2000, 1999 and 1998, the Company had one customer that represented approximately 12%, 11% and 12%, respectively, of net sales. No other customer accounted for more than 10% of net sales.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

Note 17: Quarterly Financial Data (Unaudited)

                                  First       Second      Third       Fourth
                                 Quarter     Quarter     Quarter     Quarter
                                ----------  ----------  ----------  ----------
                                (Dollars in Thousands, Except Per Share Data)
2000
Net sales.....................  $1,082,437  $1,149,044  $1,127,740  $1,285,905
Cost of goods sold............     632,442     661,469     663,418     732,841
                                ----------  ----------  ----------  ----------
Gross profit..................     449,995     487,575     464,322     553,064
Marketing, general and admin-
 istrative....................     322,111     367,417     358,524     433,666
Other operating income........      (4,183)     (6,265)    (10,404)    (11,528)
Excess
 capacity/restructuring.......         --          --          --      (33,144)
                                ----------  ----------  ----------  ----------
Operating income..............     132,067     126,423     116,202     164,070
Interest expense..............      56,782      60,989      59,406      56,921
Other income, net.............     (24,958)     (3,835)     (1,359)     (8,864)
                                ----------  ----------  ----------  ----------
Income before taxes...........     100,243      69,269      58,155     116,013
Income tax expense............      35,084      24,245      20,354      40,605
                                ----------  ----------  ----------  ----------
Net income....................  $   65,159  $   45,024  $   37,801  $   75,408
                                ==========  ==========  ==========  ==========
Earnings per share--basic and
 diluted......................  $     1.75  $     1.21  $     1.01  $     2.02
                                ==========  ==========  ==========  ==========
1999
Net sales.....................  $1,278,322  $1,227,910  $1,226,413  $1,406,813
Cost of goods sold............     814,673     737,303     747,766     881,103
                                ----------  ----------  ----------  ----------
Gross profit..................     463,649     490,607     478,647     525,710
Marketing, general and admin-
 istrative....................     419,085     407,677     338,223     464,860
Other operating income........      (5,733)     (5,349)     (5,025)     (8,280)
Excess
 capacity/restructuring.......     394,105      11,780         --       91,798
Global Success Sharing Plan...         --          --          --     (343,873)
                                ----------  ----------  ----------  ----------
Operating income (loss).......    (343,808)     76,499     145,449     321,205
Interest expense..............      43,157      43,819      45,742      50,260
Other (income) expense, net...     (10,394)    (15,582)     12,164      21,680
                                ----------  ----------  ----------  ----------
Income (loss) before taxes....    (376,571)     48,262      87,543     249,265
Income tax expense (benefit)..    (139,331)     17,857      32,391      92,227
                                ----------  ----------  ----------  ----------
Net income (loss).............  $ (237,240) $   30,405  $   55,152  $  157,038
                                ==========  ==========  ==========  ==========
Earnings (loss) per share--
 basic and diluted............  $    (6.36) $     0.82  $     1.48  $     4.21
                                ==========  ==========  ==========  ==========

   During the fourth quarter of fiscal 2000, the Company recorded the reversal of $33.1 million of restructuring costs. This reversal was based on periodic evaluation of current restructuring assumptions and estimates. (See Note 2 to the Consolidated Financial Statements.)

   Additionally, in connection with physical inventories, actuarial studies of postretirement benefits and workers' compensation, and reviews of other liabilities, the Company recorded adjustments related to warranty provisions, physical inventory provisions and postretirement benefits in the fourth quarter of fiscal 2000 that resulted in a net increase of approximately 8 percent to fourth quarter operating income.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

Note 18: Subsequent Events

Senior Notes Offering

   On January 18, 2001, the Company issued two series of notes payable totaling the equivalent of $497.5 million to qualified institutional investors in reliance on Rule 144A under the Securities Act and outside the U.S. in accordance with Regulation S under the Securities Act (the "Senior Notes Offering"). The notes are unsecured obligations of the Company and may be redeemed at any time after January 15, 2005. The issuance is divided into two series: U.S. $380.0 million Dollar Notes and (Euro)125 million Euro Notes. Both series of notes are seven-year notes maturing on January 15, 2008 and bear interest at 11.625% per annum, payable semi-annually in January and July of each year. These notes were offered at a discount of $5.2 million to be amortized over the term of the notes. Costs representing underwriting fees and other expenses of $14.4 million on the original issue will be amortized over the term of the notes. Net proceeds from the offering were used to repay a portion of the indebtedness outstanding under the 2000 Credit Facility.

   The indentures governing the notes contain covenants that limit the Company's and its subsidiaries' ability to incur additional debt; pay dividends or make other restricted payments; consummate specified asset sales; enter into transactions with affiliates; incur liens, impose restrictions on the ability of a subsidiary to pay dividends or make payments to the Company and its subsidiaries; merge or consolidate with any other person; sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets or the assets of the Company's subsidiaries. If the Company experiences a change in control as defined in the indentures governing the notes, the Company will be required under the indentures to make an offer to repurchase the notes at a price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of repurchase. If the notes receive and maintain an investment grade rating by both Standard and Poor's Ratings Service and Moody's Investors Service and the Company and its subsidiaries are and remain in compliance with the indentures, then the Company and its subsidiaries will not be required to comply with specified covenants contained in the indenture.

   Under an agreement entered into with the initial purchasers of the notes, the Company is obligated to file and cause to be effective a registration statement under the Securities Act with respect to an offer to exchange the notes for notes registered under the Securities Act with substantially identical terms to the notes, except that the registered exchange notes will generally be freely transferable, and, in certain circumstances, to file and cause to be filed a shelf registration statement with respect to the resale of the notes. The interest rate on the notes will be subject to increase under particular circumstances if the Company is not in compliance with these obligations.

Senior Secured Credit Facility

   On February 1, 2001, the Company entered into a new $1.05 billion senior secured credit facility to replace the 2000 Credit Facility on more favorable terms. The new credit facility consists of a $700.0 million revolving credit facility and $350.0 million of term loans. This new facility reduces the Company's borrowing costs and extends the maturity of the Company's principal bank credit facility to August 2003.

   The new facility is secured in substantially the same manner as the 2000 Credit Facility. Collateral includes: domestic receivables, domestic inventories, certain domestic equipment, trademarks, other intellectual property, 100% of the stock in domestic subsidiaries, 65% of the stock of certain foreign subsidiaries and other assets. Borrowings under the bank credit facilities bear interest at LIBOR or the agent bank's base rate plus an incremental borrowing spread.

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

   The new facility contains customary covenants restricting the Company's activities as well as those of its subsidiaries, including limitations on the Company's and its subsidiaries' ability to sell assets; engage in mergers; enter into operating leases or capital leases; enter into transactions involving related parties, derivatives or letters of credit; enter into intercompany transactions; incur indebtedness or grant liens or negative pledges on the Company's assets; make loans or other investments; pay dividends or repurchase stock or other securities; guaranty third party obligations; make capital expenditures; and make changes in the Company's corporate structure. The credit agreements also contain financial covenants that the Company must satisfy on an ongoing basis, including maximum leverage ratios and minimum coverage ratios.

   The following is a pro forma table as of November 26, 2000, of the required aggregate short-term and long-term debt principal payments for the next five years and thereafter that includes the senior notes offering and the senior secured credit facility.

                                                                      Principal
                                                                       Payments
                                                                      ----------
                                                                       (Dollars
     Year                                                                 in
     ----                                                             Thousands)
     2001............................................................ $   77,616
     2002............................................................     89,637
     2003............................................................    783,702
     2004............................................................      8,521
     2005............................................................     56,202
     Thereafter......................................................  1,123,190
                                                                      ----------
       Total......................................................... $2,138,868
                                                                      ==========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               Levi Strauss & Co.

                                  $380,000,000
                         aggregate principal amount of

                   11 5/8% Dollar-denominated Notes due 2008

                                      and

                               (Euro)125,000,000
                         aggregate principal amount of

                    11 5/8% Euro-denominated Notes due 2008

                                   --------

                               OFFER TO EXCHANGE

                                March 8, 2001
                                   --------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Sections 145(a) and (b) of the Delaware General Corporation Law ("DGCL") provide generally that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against expenses, including attorneys' fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. The Registrant's Certificate of Incorporation provides that the Registrant will indemnify its officers and directors to the fullest extent permitted by Delaware law.

   As permitted by Section 102(b)(7) of the DGCL, the Registrant's Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

   As permitted by Section 145(g) of the DGCL and Registrant's By-laws, the directors and officers of the Registrant are covered by directors and officers liability and insurance policies.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits

 3.1 Restated Certificate of Incorporation of the Registrant. Previously filed as Exhibit 3.1 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

 3.2 Bylaws of the Registrant. Previously filed as Exhibit 3.2 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

 4.1 Indenture, dated as of November 6, 1996, between the Registrant and Citibank, N.A., relating to the 6.80% Notes due 2003 and the 7.00% Notes due 2006. Previously filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

 4.2 Fiscal Agency Agreement, dated as of November 21, 1996, between the Registrant and Citibank, N.A., relating to (Yen)20 billion 4.25% bonds due 2016. Previously filed as Exhibit 4.2 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

 4.3 Lease Intended as Security, dated as of December 3, 1996, among the Registrant, First Security Bank, National Association as Agent and named lessors. Previously filed as Exhibit 4.3 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

 4.4 Supplemental Indenture, dated as of May 16, 2000, between the Registrant and Citibank, N.A., relating to the 6.80% Notes due 2003 and the 7.00% Notes due 2006. Previously filed as Exhibit 4.4 to Amendment No. 1 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 17, 2000.

 4.5 Purchase Agreement, dated as of January 12, 2001, among the Registrant and Salomon Smith Barney Inc. and the other Initial Purchasers named therein, relating to the 11.625% US Dollar Notes due 2008 and the 11.625% Euro Notes due 2008. Previously filed as Exhibit 4.5 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 4.6 Registration Rights Agreement, dated as of January 18, 2001, between the Registrant and Salomon Smith Barney Inc. and the other Initial Purchasers named therein, relating to the 11.625% US Dollar Notes due 2008. Previously filed as Exhibit 4.6 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 4.7 Registration Rights Agreement, dated as of January 18, 2001, between the Registrant and Salomon Smith Barney Inc. and the other Initial Purchasers named therein, relating to the 11.625% Euro Notes due 2008. Previously filed as Exhibit 4.7 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 4.8 U.S. Dollar Indenture, dated as of January 18, 2001, between the Registrant and Citibank, N.A., relating to the 11.625% US Dollar Notes due 2008. Previously filed as Exhibit 4.8 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 4.9 Euro Indenture, dated as of January 18, 2001, between the Registrant and Citibank, N.A., relating to the 11.625% Euro Notes due 2008. Previously filed as Exhibit 4.9 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 5.1 Opinion of Wachtell, Lipton, Rosen & Katz (including consent). Filed herewith.

 9 Voting Trust Agreement, dated as of April 15, 1996, among LSAI Holding Corp. (predecessor of the Registrant), Robert D. Haas, Peter E. Haas, Sr., Peter E. Haas, Jr., F. Warren Hellman, as voting trustees, and the stockholders. Previously filed as Exhibit 9 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.1 Stockholders Agreement, dated as of April 15, 1996, among LSAI Holding Corp. (predecessor of the Registrant) and the stockholders. Previously filed as Exhibit 10.1 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.2 Form of European Receivables Agreement, dated February 2000, between the Registrant and Tulip Asset Purchase Company B.V. Previously filed as
      Exhibit 10.16 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.3 Form of European Servicing Agreement, dated January 2000, between Registrant and Tulip Asset Purchase Company B.V. Previously filed as
      Exhibit 10.17 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.4 Supply Agreement, dated as of March 30, 1992, and First Amendment to Supply Agreement, between the Registrant and Cone Mills Corporation. Previously filed as Exhibit 10.18 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.5 Home Office Pension Plan. Previously filed as Exhibit 10.19 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.6 Employee Investment Plan. Previously filed as Exhibit 10.20 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.7 Capital Accumulation Plan. Previously filed as Exhibit 10.21 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.8 Special Deferral Plan. Previously filed as Exhibit 10.22 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.9  Key Employee Recognition and Commitment Plan. Previously filed as Exhibit
      10.23 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.10 Global Success Sharing Plan. Previously filed as Exhibit 10.24 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.11 Deferred Compensation Plan for Executives. Previously filed as Exhibit
      10.25 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.12 Deferred Compensation Plan for Outside Directors. Previously filed as
      Exhibit 10.26 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.13 Excess Benefit Restoration Plan. Previously filed as Exhibit 10.27 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.14 Supplemental Benefit Restoration Plan. Previously filed as Exhibit 10.28 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.15 Leadership Shares Plan. Previously filed as Exhibit 10.29 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.16 Annual Incentive Plan. Previously filed as Exhibit 10.30 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.17 Long-Term Incentive Plan. Previously filed as Exhibit 10.31 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.18 Long-Term Performance Plan. Previously filed as Exhibit 10.32 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.19 Employment Agreement, dated as of September 30, 1999, between the Registrant and Philip Marineau. Previously filed as Exhibit 10.33 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.20 Supplemental Executive Retirement Agreement, dated as of January 1, 1998, between the Registrant and Gordon Shank. Previously filed as Exhibit
      10.34 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.21 Form of Indemnification Agreement, dated as of November 30, 1995, for members of the Special Committee of Board of Directors created by the Board of Directors on November 30, 1995. Previously filed as Exhibit
      10.35 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

10.22 Discretionary Supplemental Executive Retirement Plan Arrangement for Selected Executive Officers. Previously filed as Exhibit 10.36 to Amendment No. 1 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 17, 2000.

10.23 Employment Agreement, dated as of May 15, 2000, between the Registrant and James Lewis. Previously filed as Exhibit 10.37 to Amendment No. 1 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 17, 2000.

10.24 Amendment to Deferred Compensation Plan for Executives effective March 1, 2000. Previously filed as Exhibit 10.42 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

10.25 Amendments to Employee Investment Plan effective April 3, 2000. Previously filed as Exhibit 10.43 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

10.26 Amendments to Capital Accumulation Plan effective April 3, 2000. Previously filed as Exhibit 10.44 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

10.27 Amendment to Deferred Compensation Plan for Executives effective August 1, 2000. Previously filed as Exhibit 10.45 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

10.28 Amendment to Employee Investment Plan effective November 28, 2000. Previously filed as Exhibit 10.46 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

10.29 Amendments to Capital Accumulation Plan, Supplemental Benefit Restoration Plan, and Employee Investment Plan effective January 1, 2001. Previously filed as Exhibit 10.47 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

10.30 Amendments to Employee Investment Plan effective January 1, 2001. Previously filed as Exhibit 10.48 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

10.31 Amendment to Capital Accumulation Plan, Plan Document and Employee Booklet effective January 1, 2001. Previously filed as Exhibit 10.49 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

10.32 Credit Agreement, dated as of February 1, 2001, among the Registrant, the Initial Lenders and Issuing Banks named therein, Bank of America, N.A., as Administrative Agent and Collateral Agent, Bank of America Securities LLC and Salomon Smith Barney Inc., as Co-Arrangers and Joint Book Managers, Citicorp USA, Inc., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent. Previously filed as Exhibit 10.57 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

10.33 Pledge and Security Agreement, dated as of February 1, 2001, among the Registrant, certain subsidiaries of the Registrant and Bank of America, N.A., as agent. Previously filed as Exhibit 10.58 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

10.34 Subsidiary Guaranty, dated as of February 1, 2001, between certain subsidiaries of the Registrant and Bank of America, N.A., as agent. Previously filed as Exhibit 10.59 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

10.35 Forms of Amendments to European Receivables and Servicing Agreements among Registrant, certain subsidiaries of Registrant and Tulip Asset Purchase B.V. effective November 22, 2000. Previously filed as Exhibit
      10.60 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

12 Statements re: Computation of Ratios. Previously filed as Exhibit 12 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

21 Subsidiaries of the Registrant. Previously filed as Exhibit 21 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

23.1  Consent of Arthur Andersen LLP. Filed herewith.

23.2  Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

24*   Power of Attorney.

25    Statement of Eligibility. Filed herewith.

27 Financial Data Schedule. Previously filed as Exhibit 27 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

99.1  Form of Letter of Transmittal. Filed herewith.

99.2  Form of Notice of Guaranteed Delivery. Filed herewith.

99.3 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. Filed herewith.

99.4  Form of Institutions Letter. Filed herewith.

99.5  Form of Client Letter. Filed herewith.

*Previously filed.

   (b) Financial Statement Schedule

   Schedule II Reserves

  All other schedules have been omitted because they are inapplicable, not required or the information is included in the financial statements or notes thereto.

Item 22. Undertakings

   (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 7, 2001.

                                        Levi Strauss & Co.

                                            /s/ William B. Chiasson
                                        By: ____________________________________
                                            William B. Chiasson
                                            Senior Vice President and Chief
                                             Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 7, 2001.

                 Signature                                     Title
                 ---------                                     -----

                     *
___________________________________________ Chairman
              Robert D. Haas

                     *                      Director, President and Chief Executive
___________________________________________ Officer
            Philip A. Marineau

                     *
___________________________________________ Director
            Peter E. Haas, Sr.

___________________________________________ Director
          Angela Glover Blackwell

                     *
___________________________________________ Director
            Robert E. Friedman

                     *
___________________________________________ Director
             Tully M. Friedman

                     *                      Vice President and Controller
___________________________________________ (Principal Accounting Officer)
             Gary W. Grellman

                     *                      Senior Vice President and Chief Financial
___________________________________________ Officer
            William B. Chiasson

                     *
___________________________________________ Director
            Peter A. Georgescu

                     *
___________________________________________ Director
            Peter E. Haas, Jr.

                     *
___________________________________________ Director
              Walter J. Haas

                     *
___________________________________________ Director
             F. Warren Hellman

                 Signature                                     Title
                 ---------                                     -----

                     *
___________________________________________ Director
           Patricia Salas Pineda

                     *
___________________________________________ Director
              T. Gary Rogers

                     *
___________________________________________ Director
             G. Craig Sullivan

                     *
___________________________________________ Director
             James C. Gaither

  /s/ Jay A. Mitchell

*By: ___________________________

  Jay A. Mitchell

  Attorney-in-Fact

                                                                     SCHEDULE II

                      LEVI STRAUSS & CO. AND SUBSIDIARIES

                                    RESERVES
                             (Dollars in Thousands)

                              Balance at Additions
     Allowance for Doubtful   Beginning  Charged to Deductions   Balance at
     Accounts                 of Period   Expenses  to Reserves End of Period
     ----------------------   ---------- ---------- ----------- -------------
     November 26, 2000.......  $30,017    $12,171     $12,471      $29,717
     November 28, 1999.......   39,987      5,396      15,366       30,017
     November 29, 1998.......   31,620      9,762       1,395       39,987

                                 EXHIBIT INDEX

  3.1 Restated Certificate of Incorporation of the Registrant. Previously filed as Exhibit 3.1 to Registrant's Registration Statement on Form S-4,
      Registration No. 33-36234, filed with the Commission on May 3, 2000.

  3.2 Bylaws of the Registrant. Previously filed as Exhibit 3.2 to Registrant's
      Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

  4.1 Indenture, dated as of November 6, 1996, between the Registrant and Citibank, N.A., relating to the 6.80% Notes due 2003 and the 7.00% Notes due 2006. Previously filed as Exhibit 4.1 to Registrant's Registration
      Statement on Form S-4, Registration No. 33-36234, filed with the
      Commission on May 3, 2000.

  4.2 Fiscal Agency Agreement, dated as of November 21, 1996, between the
      Registrant and Citibank, N.A., relating to (Yen)20 billion 4.25% bonds due 2016. Previously filed as Exhibit 4.2 to Registrant's Registration
      Statement on Form S-4, Registration No. 33-36234, filed with the
      Commission on May 3, 2000.

  4.3 Lease Intended as Security, dated as of December 3, 1996, among the
      Registrant, First Security Bank, National Association as Agent and named lessors. Previously filed as Exhibit 4.3 to Registrant's Registration
      Statement on Form S-4, Registration No. 33-36234, filed with the
      Commission on May 3, 2000.

  4.4 Supplemental Indenture, dated as of May 16, 2000, between the Registrant and Citibank, N.A., relating to the 6.80% Notes due 2003 and the 7.00%
      Notes due 2006. Previously filed as Exhibit 4.4 to Amendment No. 1 to
      Registrant's Registration Statement on Form S-4, Registration No. 33-
      36234, filed with the Commission on May 17, 2000.

  4.5 Purchase Agreement, dated as of January 12, 2001, among the Registrant and Salomon Smith Barney Inc. and the other Initial Purchasers named therein, relating to the 11.625% US Dollar Notes due 2008 and the 11.625%
      Euro Notes due 2008. Previously filed as Exhibit 4.5 to Registrant's
      Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

  4.6 Registration Rights Agreement, dated as of January 18, 2001, between the
      Registrant and Salomon Smith Barney Inc. and the other Initial Purchasers named therein, relating to the 11.625% US Dollar Notes due 2008.
      Previously filed as Exhibit 4.6 to Registrant's Annual Report on Form 10-
      K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

  4.7 Registration Rights Agreement, dated as of January 18, 2001, between the
      Registrant and Salomon Smith Barney Inc. and the other Initial Purchasers named therein, relating to the 11.625% Euro Notes due 2008. Previously filed as Exhibit 4.7 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

  4.8 U.S. Dollar Indenture, dated as of January 18, 2001, between the
      Registrant and Citibank, N.A., relating to the 11.625% US Dollar Notes due 2008. Previously filed as Exhibit 4.8 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

  4.9 Euro Indenture, dated as of January 18, 2001, between the Registrant and
      Citibank, N.A., relating to the 11.625% Euro Notes due 2008. Previously filed as Exhibit 4.9 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

  5.1 Opinion of Wachtell, Lipton, Rosen & Katz (including consent). Filed herewith.

  9    Voting Trust Agreement, dated as of April 15, 1996, among LSAI Holding
       Corp. (predecessor of the Registrant), Robert D. Haas, Peter E. Haas,
       Sr., Peter E. Haas, Jr., F. Warren Hellman, as voting trustees, and the stockholders. Previously filed as Exhibit 9 to Registrant's Registration
       Statement on Form S-4, Registration No. 33-36234, filed with the
       Commission on May 3, 2000.

 10.1  Stockholders Agreement, dated as of April 15, 1996, among LSAI Holding
       Corp. (predecessor of the Registrant) and the stockholders. Previously filed as Exhibit 10.1 to Registrant's Registration Statement on Form
       S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

 10.2  Form of European Receivables Agreement, dated February 2000, between the
       Registrant and Tulip Asset Purchase Company B.V. Previously filed as
       Exhibit 10.16 to Registrant's Registration Statement on Form S-4,
       Registration No. 33-36234, filed with the Commission on May 3, 2000.

 10.3  Form of European Servicing Agreement, dated January 2000, between
       Registrant and Tulip Asset Purchase Company B.V. Previously filed as
       Exhibit 10.17 to Registrant's Registration Statement on Form S-4,
       Registration No. 33-36234, filed with the Commission on May 3, 2000.

 10.4  Supply Agreement, dated as of March 30, 1992, and First Amendment to
       Supply Agreement, between the Registrant and Cone Mills Corporation.
       Previously filed as Exhibit 10.18 to Registrant's Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May
       3, 2000.

 10.5  Home Office Pension Plan. Previously filed as Exhibit 10.19 to
       Registrant's Registration Statement on Form S-4, Registration No. 33-
       36234, filed with the Commission on May 3, 2000.

 10.6  Employee Investment Plan. Previously filed as Exhibit 10.20 to
       Registrant's Registration Statement on Form S-4, Registration No. 33-
       36234, filed with the Commission on May 3, 2000.

 10.7  Capital Accumulation Plan. Previously filed as Exhibit 10.21 to
       Registrant's Registration Statement on Form S-4, Registration No. 33-
       36234, filed with the Commission on May 3, 2000.

 10.8  Special Deferral Plan. Previously filed as Exhibit 10.22 to Registrant's
       Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

 10.9  Key Employee Recognition and Commitment Plan. Previously filed as
       Exhibit 10.23 to Registrant's Registration Statement on Form S-4,
       Registration No. 33-36234, filed with the Commission on May 3, 2000.

 10.10 Global Success Sharing Plan. Previously filed as Exhibit 10.24 to
       Registrant's Registration Statement on Form S-4, Registration No. 33-
       36234, filed with the Commission on May 3, 2000.

 10.11 Deferred Compensation Plan for Executives. Previously filed as Exhibit
       10.25 to Registrant's Registration Statement on Form S-4, Registration
       No. 33-36234, filed with the Commission on May 3, 2000.

 10.12 Deferred Compensation Plan for Outside Directors. Previously filed as
       Exhibit 10.26 to Registrant's Registration Statement on Form S-4,
       Registration No. 33-36234, filed with the Commission on May 3, 2000.

 10.13 Excess Benefit Restoration Plan. Previously filed as Exhibit 10.27 to
       Registrant's Registration Statement on Form S-4, Registration No. 33-
       36234, filed with the Commission on May 3, 2000.

 10.14 Supplemental Benefit Restoration Plan. Previously filed as Exhibit 10.28 to Registrant's Registration Statement on Form S-4, Registration No. 33-
       36234, filed with the Commission on May 3, 2000.

 10.15 Leadership Shares Plan. Previously filed as Exhibit 10.29 to
       Registrant's Registration Statement on Form S-4, Registration No. 33-
       36234, filed with the Commission on May 3, 2000.

 10.16 Annual Incentive Plan. Previously filed as Exhibit 10.30 to Registrant's
       Registration Statement on Form S-4, Registration No. 33-36234, filed with the Commission on May 3, 2000.

 10.17 Long-Term Incentive Plan. Previously filed as Exhibit 10.31 to
       Registrant's Registration Statement on Form S-4, Registration No. 33-
       36234, filed with the Commission on May 3, 2000.

 10.18 Long-Term Performance Plan. Previously filed as Exhibit 10.32 to
       Registrant's Registration Statement on Form S-4, Registration No. 33-
       36234, filed with the Commission on May 3, 2000.

 10.19 Employment Agreement, dated as of September 30, 1999, between the
       Registrant and Philip Marineau. Previously filed as Exhibit 10.33 to
       Registrant's Registration Statement on Form S-4, Registration No. 33-
       36234, filed with the Commission on May 3, 2000.

 10.20 Supplemental Executive Retirement Agreement, dated as of January 1,
       1998, between the Registrant and Gordon Shank. Previously filed as
       Exhibit 10.34 to Registrant's Registration Statement on Form S-4,
       Registration No. 33-36234, filed with the Commission on May 3, 2000.

 10.21 Form of Indemnification Agreement, dated as of November 30, 1995, for members of the Special Committee of Board of Directors created by the Board of Directors on November 30, 1995. Previously filed as Exhibit
       10.35 to Registrant's Registration Statement on Form S-4, Registration
       No. 33-36234, filed with the Commission on May 3, 2000.

 10.22 Discretionary Supplemental Executive Retirement Plan Arrangement for
       Selected Executive Officers. Previously filed as Exhibit 10.36 to
       Amendment No. 1 to Registrant's Registration Statement on Form S-4,
       Registration No. 33-36234, filed with the Commission on May 17, 2000.

 10.23 Employment Agreement, dated as of May 15, 2000, between the Registrant and James Lewis. Previously filed as Exhibit 10.37 to Amendment No. 1 to
       Registrant's Registration Statement on Form S-4, Registration No. 33-
       36234, filed with the Commission on May 17, 2000.

 10.24 Amendment to Deferred Compensation Plan for Executives effective March
       1, 2000. Previously filed as Exhibit 10.42 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 10.25 Amendments to Employee Investment Plan effective April 3, 2000.
       Previously filed as Exhibit 10.43 to Registrant's Annual Report on Form
       10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 10.26 Amendments to Capital Accumulation Plan effective April 3, 2000.
       Previously filed as Exhibit 10.44 to Registrant's Annual Report on Form
       10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 10.27 Amendment to Deferred Compensation Plan for Executives effective August
       1, 2000. Previously filed as Exhibit 10.45 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 10.28 Amendment to Employee Investment Plan effective November 28, 2000.
       Previously filed as Exhibit 10.46 to Registrant's Annual Report on Form
       10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 10.29 Amendments to Capital Accumulation Plan, Supplemental Benefit
       Restoration Plan, and Employee Investment Plan effective January 1,
       2001. Previously filed as Exhibit 10.47 to Registrant's Annual Report on
       Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 10.30 Amendments to Employee Investment Plan effective January 1, 2001.
       Previously filed as Exhibit 10.48 to Registrant's Annual Report on Form
       10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 10.31 Amendment to Capital Accumulation Plan, Plan Document and Employee
       Booklet effective January 1, 2001. Previously filed as Exhibit 10.49 to
       Registrant's Annual Report on Form 10-K for the fiscal year ended
       November 26, 2000, filed with the Commission on February 5, 2001.

 10.32 Credit Agreement, dated as of February 1, 2001, among the Registrant, the Initial Lenders and Issuing Banks named therein, Bank of America,
       N.A., as Administrative Agent and Collateral Agent, Bank of America
       Securities LLC and Salomon Smith Barney Inc., as Co-Arrangers and Joint
       Book Managers, Citicorp USA, Inc., as Syndication Agent, and The Bank of
       Nova Scotia, as Documentation Agent. Previously filed as Exhibit 10.57 to Registrant's Annual Report on Form 10-K for the fiscal year ended
       November 26, 2000, filed with the Commission on February 5, 2001.

 10.33 Pledge and Security Agreement, dated as of February 1, 2001, among the
       Registrant, certain subsidiaries of the Registrant and Bank of America, N.A., as agent. Previously filed as Exhibit 10.58 to Registrant's Annual
       Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 10.34 Subsidiary Guaranty, dated as of February 1, 2001, between certain subsidiaries of the Registrant and Bank of America, N.A., as agent.
       Previously filed as Exhibit 10.59 to Registrant's Annual Report on Form
       10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 10.35 Forms of Amendments to European Receivables and Servicing Agreements among Registrant, certain subsidiaries of Registrant and Tulip Asset
       Purchase B.V. effective November 22, 2000. Previously filed as Exhibit
       10.60 to Registrant's Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 12    Statements re: Computation of Ratios. Previously filed as Exhibit 12 to
       Registrant's Annual Report on Form 10-K for the fiscal year ended
       November 26, 2000, filed with the Commission on February 5, 2001.

 21    Subsidiaries of the Registrant. Previously filed as Exhibit 21 to
       Registrant's Annual Report on Form 10-K for the fiscal year ended
       November 26, 2000, filed with the Commission on February 5, 2001.

 23.1  Consent of Arthur Andersen LLP. Filed herewith.

 23.2  Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

 24*   Power of Attorney.

 25    Statement of Eligibility. Filed herewith.

 27    Financial Data Schedule. Previously filed as Exhibit 27 to Registrant's
       Annual Report on Form 10-K for the fiscal year ended November 26, 2000, filed with the Commission on February 5, 2001.

 99.1 Form of Letter of Transmittal. Filed herewith.

 99.2 Form of Notice of Guaranteed Delivery. Filed herewith.

 99.3 Guidelines for Certification of Taxpayer Identification Number on
      Substitute Form W-9. Filed herewith.

 99.4 Form of Institutions Letter. Filed herewith.

 99.5 Form of Client Letter. Filed herewith.

*Previously filed.